UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
(Amendment No.     )

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REGIONS FINANCIAL CORPORATION
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REGIONS FINANCIAL CORPORATION

2022

Proxy Statement and Notice

OF ANNUAL MEETING OF SHAREHOLDERS

REGIONS

REGIONS FINANCIAL CORPORATION
STRATEGIC FOUNDATION

Our Vision

To be the premier regional financial institution in America

Our Mission

Achieve superior economic value for our shareholders over time by making life better for our customers, associates, and communities and creating shared value as we help them meet their financial goals and aspirations

Our Key Points to Creating Shared Value

•We are not motivated by profit alone. We believe that business is only done well when all stakeholders benefit: our customers, associates, communities, and shareholders.
•Integrity, trust, and respect are fundamental to how we operate. We want to win, but we want to win the right way.
•We only offer customers products and services that they need, want, and understand.
•When our communities are strong and thriving, local businesses also benefit. By investing resources in our communities, we ultimately deliver value to our shareholders as well.

Our Values

Our values reflect how we will reach our vision, deliver our mission, and execute our purpose every day we come to work. These values serve as the measuring stick by which to judge our behavior and results:

•Put people first
•Do what is right
•Focus on your customer
•Reach higher
•Enjoy life

Dear Fellow Shareholders:
I opened my letter to you in last year’s proxy statement with the following: “I think it is fair to say that 2020 did not go as anyone initially thought it would.” In some respects, the same could be said for 2021. For all of us, new challenges and uncertainty persisted, especially with respect to the COVID-19 pandemic.
Through it all, the team at Regions, including the Board of Directors, has remained committed to our mission – “to achieve superior economic value for our shareholders over time by making life better for our customers, our associates, and our communities and creating shared value as we help them meet their financial goals and aspirations.” We are proud of the accomplishments of our team during these challenging times.
The Board values the opportunity to continue to provide transparency into our oversight practices and philosophy, and to report to you, from our perspective, on a few highlights from the year. I encourage you to read more about these and other developments throughout this proxy statement.
Commitment to Advancing ESG Priorities. Few topics have become more prevalent in recent years than Environmental, Social, and Governance (ESG). At Regions, we believe that our emphasis on doing good for all of our stakeholders provides a solid foundation as we continue to make ESG commitments and further incorporate ESG principles into our strategy.
The Board and its committees remain focused on our role in overseeing Regions’ ESG commitments and progress. During the year, the Board reviewed and approved a 2022-2024 strategic plan that includes, more than ever before, specific ESG-focused goals from each major business unit and function. The Company enhanced transparency around ESG issues by publishing an expanded ESG Report structured around the World Economic Forum’s Stakeholder Capitalism pillars, as well as a Workforce Demographics (EEO-1) Report that we will build on for future human capital and Diversity, Equity, and Inclusion (DEI) reporting. Regions led the way among peers with our first stand-alone Task Force on Climate-related Financial Disclosures (TCFD) Report, covering new ground on climate-related risk and opportunity management and presenting externally assured operational emissions data. The Company achieved previously announced goals around emissions reduction and racial equity commitments and announced new goals related to emissions and sustainable finance, two areas of strategic focus on which Board members are regularly updated.
The Board continues to benefit from ongoing dialogue with our shareholders focused on ESG priorities. Acknowledging that the ESG landscape remains dynamic, and that balancing the various views and perspectives of different stakeholders can prove to be quite challenging, we are leaning into who we are as a company and approaching ESG strategically through our shared value lens.
Commitment to DEI and Board Refreshment. The Board continues to prioritize a focus on our human capital and progress around DEI. Regions took a number of important steps during 2021 in support of our DEI commitment, extending to the Board level. We were pleased to onboard a new Director, Joia Johnson, who brings great knowledge and experience to the Board from a long and accomplished career. With Joia’s addition, the Board achieved 46% overall diversity (based on gender, race/ethnicity, and sexual orientation), 31% gender diversity, and 31% racial/ethnic diversity. As the composition of the Board changes, we will remain committed to building and maintaining Board diversity, which we believe makes Regions a stronger company and is critical to our success.
Commitment to Board Effectiveness. The Board is committed to continuously improving our structure and oversight practices to ensure that we are properly supporting the priorities of the Company. One recent example is the addition of a Technology Committee, formed in February 2022 to oversee and support Regions’ technology and innovation initiatives. I am pleased that Zhanna Golodryga will chair this new committee. Zhanna’s technology background and experience will be invaluable.
This and other ideas for improvement often originate from our robust annual evaluation process overseen by the Board’s Nominating and Corporate Governance Committee. We continue to believe that this evaluation process is a leading governance practice and encourages the Board to think introspectively to identify opportunities to better serve you, our shareholders.
Commitment to the Virtual Shareholder Meeting Format. We have again elected to conduct this year’s annual meeting in a virtual format, which we believe is appropriate given the ongoing effects of the COVID-19 pandemic. Although there were initially concerns as this format emerged at the outset of the pandemic, we believe that the virtual meeting is effective in providing more of our shareholders an opportunity to participate in the meeting and remain committed to creating an “in-person” experience for those who participate. We will continue to consider the appropriate format for meetings in future years.
Words of Appreciation for Retiring Directors. I would like to take this opportunity to thank Carolyn Byrd and Don DeFosset, who will be retiring from the Board in April following many years of dedicated service. We will miss their unwavering commitment and the valuable perspectives that both have provided.
CEO’s Letter and Thank You. Regions ended 2021 delivering shareholders record earnings growth, while continuing to build a resilient and sustainable company. Please see the letter from John Turner, our Chief Executive Officer, accompanying this proxy statement, which covers these and other successes.
I would like to say a special thank you to our shareholders. The Board does not take lightly the trust and confidence that you have placed in us to oversee your investment in the Company. We will continue providing strong, independent oversight of management and representing your interests throughout the year and beyond.

         On behalf of the Board of Directors,

Charles D. McCrary Independent Chair of the Board
March 4, 2022

QUICK INFORMATION
QUICK INFORMATION
Annual Meeting Information

DATE & TIME	LOCATION	RECORD DATE
Wednesday, April 20, 2022 9:00 A.M. Central Time	Webcast at www.virtualshareholdermeeting.com/RF2022	February 22, 2022
Proposals That Require Your Vote

Proposal	Voting Options	Board Recommendation	More Information
PROPOSAL 1 – Election of Directors	FOR, AGAINST, or ABSTAIN for each Director nominee	FOR each nominee	Page 15
PROPOSAL 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	FOR, AGAINST, or ABSTAIN	FOR	Page 28
PROPOSAL 3 – Advisory Vote on Executive Compensation	FOR, AGAINST, or ABSTAIN	FOR	Page 32
See page 4 on the various ways available to submit your vote.
ESG and Compensation Facts

ESG or Compensation Matter	Regions’ Practice
Board Composition, Leadership, and Operations
Number of Director Nominees	11
Director Nominee Independence	91%
Standing Board Committee Membership Independence	100%
Average Director Nominee Age	65
Average Director Nominee Tenure	8 years
Gender Diversity of Director Nominees	27%
Racial/Ethnic Diversity of Director Nominees	27%
Total Diversity of Director Nominees	45%
Gender Diversity of Current Directors	31%
Racial/Ethnic Diversity of Current Directors	31%
Total Diversity of Current Directors	46%
Separate Chair of the Board and CEO	Yes
Independent Chair of the Board	Yes
Robust Responsibilities and Duties Assigned to the Independent Chair	Yes
Voting Standard	Majority with plurality carve-out for contested elections
Frequency of Director Elections	Annual
Resignation Policy	Yes
Classified Board	No
Mandatory Retirement Age	Yes (72)
Mandatory Retirement Tenure	No
Demonstrated Commitment to Board Refreshment	Yes
Directors Attending at Least 75% of Meetings	All
Directors Overboarded per ISS or Glass Lewis Voting Guidelines	None
Annual Board, Committee, and Individual Director Self-Evaluation Process	Yes
Board Oversight of Company Strategy and Risks	Yes

QUICK INFORMATION

ESG or Compensation Matter	Regions’ Practice
Number of Board Meetings Held in 2021	11 (plus 10 optional, informational Board calls)
Total Number of Board and Committee Meetings Held in 2021	37
Independent Directors Meet without Management Present	Yes, at each regularly-scheduled Board meeting and most committee meetings
Shareholder Rights
One Share, One Vote Policy	Yes
Dual-Class Common Stock	No
Cumulative Voting	No
Vote Standard for Charter/By-Law Amendment	75%
Shareholder Right to Call Special Meeting	No
Shareholder Right to Act by Written Consent	No
Board Authorized to Issue Blank-Check Preferred Stock	Yes; however, our capital plan is regularly submitted to the Federal Reserve
Poison Pill	No
Proxy Access By-Law	Yes
Exclusive Forum By-Law	Yes
Other Governance Practices
Investor Stewardship Group Corporate Governance Principles for U.S. Listed Companies Compliant	Yes
Commonsense Principles 2.0 Signatory	Yes
Council of Institutional Investors	Member
Rooney Rule Version for Director Candidate and Section 16 Officer Searches, including CEO Succession	Adopted
Year-Round Shareholder Engagement	Yes
Director-Shareholder Engagement	Yes
Robust Stock Ownership Guidelines	Yes
Anti-Hedging and Anti-Pledging Policies	Yes
Hedging Agreements Entered into by Directors/Executive Officers/Associates	None; hedging prohibited
Shares Pledged by Directors and Executive Officers	None; pledging prohibited
Material Related Party Transactions with Directors	None
Family Relationships	None
Director Onboarding and Ongoing Education Program	Yes
Independent Auditor	Ernst & Young LLP
Environmental and Social Practices
Board-Level ESG Oversight	Yes
Management-Level Responsibility for ESG Strategies	Yes
Codes of Conduct for Directors, Executive Officers, Associates, and Suppliers	Yes; posted on website
Annual ESG Report	Yes; posted on website
Disclosures Aligned with TCFD, SASB, GRI, and CDP	Yes; posted on website
Disclosure of Workforce Demographics	Yes; posted on website
Semi-Annual Report on Political Contributions	Yes; posted on website
Human Rights Statement	Yes; posted on website
Environmental Sustainability Targets	Yes
Active Stakeholder Engagement on ESG Issues	Yes
Participant in ESG-Focused Industry Groups	Yes
Compensation Practices
CEO Pay Ratio / Alternative CEO Pay Ratio	169:1 / 108:1
Clawback Policy	Yes
Incentive Plans that Encourage Excessive Risk-Taking	No
Employment Agreements for Executive Officers	No
Repricing of Underwater Options	No
Excessive Perks	No
Pay-for-Performance	Yes
Frequency of Say-on-Pay Advisory Vote	Annual
Double-Trigger Change-in-Control Provisions	Yes
Compensation Consultant	Frederic W. Cook & Co., Inc.

TABLE OF CONTENTS

REGIONS FINANCIAL CORPORATION
1900 Fifth Avenue North
Birmingham, Alabama 35203
NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS
To be held Wednesday, April 20, 2022

TO THE SHAREHOLDERS OF REGIONS FINANCIAL CORPORATION:
The 2022 Annual Meeting of Shareholders of Regions Financial Corporation (“Regions”), a Delaware corporation, will be held:
Date: Wednesday, April 20, 2022
Time: 9:00 A.M. Central Time
Place: Webcast at www.virtualshareholdermeeting.com/RF2022
Record Date: February 22, 2022

The annual meeting is being held for the following purposes:
1.    Election to our Board of Directors of the 11 nominees named in our proxy statement to serve as Directors until the next annual meeting of shareholders or in each case until their successors are duly elected and qualified;
2.    Ratification of the appointment of Ernst & Young LLP as Regions’ independent registered public accounting firm for the year 2022; and
3.    Advisory vote on executive compensation.
Regions does not know of any business to be presented for action at the annual meeting other than those items listed above. Shareholders will also transact any other business that properly comes before the meeting; it is intended that the proxies will be voted in respect thereof by and at the discretion of the person named as proxy on the electronic proxy or proxy card.
The Board set February 22, 2022, as the Record Date for the annual meeting. This means that only Regions common shareholders of record at such date are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the meeting.
A complete list of shareholders of record entitled to vote at the meeting will be made available for inspection by any Regions shareholder (i) at the principal executive offices of Regions for ten days prior to the meeting date and (ii) on the Virtual Shareholder Meeting website on the date of the meeting.
Attending the Meeting: Registered and beneficial shareholders as of the Record Date are entitled to attend, vote, and ask questions at this year’s virtual annual meeting at www.virtualshareholdermeeting.com/RF2022 by logging in using the 16-digit control number appearing on the Notice of Internet Availability of Proxy Materials, email notification, voting instruction form, or paper proxy card. Guests without a control number may also attend the meeting, but they will not be permitted to vote or submit questions. Additional information and rules of conduct will be provided on the Virtual Shareholder Meeting website in advance of the meeting.
It is recommended that attendees log into the meeting with sufficient time before the meeting begins to address any technical issues. The Virtual Shareholder Meeting website will provide technical assistance to attendees experiencing issues accessing the meeting. The technical support contact information will appear on the meeting website prior to the start of our meeting. We reserve the right to adjourn or postpone the meeting or change the means of convening the meeting; if we elect to do so, details on how to participate will be made available at ir.regions.com.
Your vote is important! Whether or not you plan to attend the annual meeting, you are encouraged to promptly submit your proxy with voting instructions. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail. If you vote by telephone or via the Internet, you need not return a proxy card. You may revoke your proxy at any time before the vote is taken by notifying the Corporate Secretary of Regions in writing or by validly submitting another proxy by telephone, Internet, or mail. If you are present at the meeting, you may vote your shares at that time, which will supersede your proxy.
If you hold shares through a Broker, check the voting instructions provided to you by that Broker. More information on changing your vote can be found on page 109.

By Order of the Board of Directors

Tara A. Plimpton Chief Legal Officer and Corporate Secretary
March 4, 2022

2022 Proxy Statement	1

GLOSSARY OF TERMS & ACRONYMS
Term	Meaning
401(k) Plan	Regions Financial Corporation 401(k) Plan
ALCO	Asset-Liability Committee
Board	Board of Directors, Regions Financial Corporation
Broker	Brokerage firms, banks, or similar entities
BSA/AML/OFAC	Bank Secrecy Act/Anti-Money Laundering/Office of Foreign Assets Control
CAHRO	Chief Administrative and Human Resources Officer
CCAR	Comprehensive Capital Analysis and Review
CD&A	Compensation Discussion and Analysis
CDP	Formerly known as the Carbon Disclosure Project
CECL	Current Expected Credit Losses
CEO	Chief Executive Officer
CFO	Chief Financial Officer
CHR Committee	Compensation and Human Resources Committee
Code of Conduct	Code of Business Conduct and Ethics
Company	Regions Financial Corporation
Cook & Co.	Frederic W. Cook & Co., Inc.
CPP	Capital Planning Process
CRO	Chief Risk Officer
DEI	Diversity, Equity, and Inclusion
DDIP	Regions Financial Corporation Directors’ Deferred Investment Plan (formerly named the Directors’ Deferred Stock Investment Plan)
EPS Growth	Cumulative compounded growth in Earnings Per Share
ESG	Environmental, Social, and Governance
Excess 401(k) Plan	Regions Financial Corporation Non-Qualified Excess 401(k) Plan (formerly named the Supplemental 401(k) Plan)
Exchange Act	Securities Exchange Act of 1934, as amended
EY	Ernst & Young LLP
Federal Reserve	The Board of Governors of the Federal Reserve System
GAAP	Generally Accepted Accounting Principles in the United States
GHG	Greenhouse Gas
GRI	Global Reporting Initiative
HCM	Human Capital Management
IRC	U.S. Internal Revenue Code of 1986, as amended
IRS	Internal Revenue Service
LMI	Low- and Moderate-Income
LTIP	Long Term Incentive Plan
NCG Committee	Nominating and Corporate Governance Committee
NEO	Named Executive Officer
NYSE	New York Stock Exchange
PCAOB	Public Company Accounting Oversight Board
PCUs	Performance Cash Unit Awards
PSUs	Performance Stock Units
RCDC	Regions Community Development CorporationTM
Regions	Regions Financial Corporation
Retirement Plan	Regions Financial Corporation Retirement Plan for Associates
ROATCE	Return on Average Tangible Common Equity, a non-GAAP financial measure (see Appendix A for more information)
RSUs	Restricted Stock Units
SASB	Sustainability Accounting Standards Board
SEC	U.S. Securities and Exchange Commission
Securities Act	Securities Act of 1933, as amended
SERP	Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan
SOX	Sarbanes–Oxley Act of 2002
TCFD	Task Force on Climate-related Financial Disclosures

2	2022 Proxy Statement

                                     March 4, 2022
PROXY STATEMENT
The Board of Regions Financial Corporation (“Regions,” “Company,” “we,” “us,” or “our”) is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2022 Annual Meeting of Shareholders of Regions. The meeting will be held on Wednesday, April 20, 2022, at 9:00 A.M. Central Time, via Webcast at www.virtualshareholdermeeting.com/RF2022. The proxies may also be voted at any adjournments or postponements of the annual meeting.
The mailing address of our principal executive offices is 1900 Fifth Avenue North, Birmingham, Alabama 35203. We are first furnishing the proxy materials to shareholders on March 4, 2022.
All properly executed written proxies and all properly completed proxies submitted by telephone or the Internet that are delivered pursuant to this solicitation will be voted at the 2022 Annual Meeting of Shareholders in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.
Record Date. Only owners of record of shares of Regions common stock as of the close of business on February 22, 2022, the Record Date, are entitled to notice of, and to vote at, the meeting or at any adjournments or postponements of the meeting.

Each owner of record on the Record Date is entitled to one vote for each share of common stock held. There were 937,146,134 shares of common stock issued and outstanding on the Record Date.
Notice and Access. We are continuing to use the SEC’s Notice and Access rule, allowing us to furnish our proxy materials to shareholders over the Internet. This means most of our shareholders will receive only a notice containing instructions on how to access the proxy materials over the Internet and vote online. This offers a convenient way for shareholders to review the materials. The notice is not a proxy card and cannot be used to vote.
If you receive the notice but would like to receive paper copies of the proxy materials, please follow the instructions in the notice or on the website referred to on the notice.

Please consider signing up to receive these materials electronically in the future by following the instructions after you vote your shares over the Internet. Enrolling in future electronic delivery of annual meeting materials reduces Regions’ environmental impact and printing and mailing expenses. To enroll in electronic delivery you may also visit http://enroll.icsdelivery.com/rf.

See the Glossary of Terms & Acronyms on page 2 for commonly used terms and acronyms used throughout this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING:
The 2022 Proxy Statement and Notice of Annual Meeting of Shareholders; the Annual Report on Form 10-K
for the year ended December 31, 2021; and the CEO Letter are available at ir.regions.com and proxyvote.com.

Important Notice Regarding Delivery of Security Holder Documents
This is the first distribution of proxy solicitation materials to shareholders.
Householding. The SEC has adopted rules that allow us to continue sending, in a single envelope, our proxy statement and other required annual meeting materials to two or more shareholders sharing the same address. These rules spell out the conditions under which annual reports, information statements, proxy statements, prospectuses, and other disclosure documents of a company that would otherwise be mailed in separate envelopes to more than one shareholder at a shared address may be mailed as one copy in one envelope addressed to all shareholders at that address (i.e., “householding”). Shareholders who participate in householding will, however, receive separate proxy cards.
Householding, similar to electing to receive these materials electronically, reduces our printing and mailing expenses and associated environmental impact (although not to the same extent).
If one set of these proxy materials was sent to your household for the use by all Regions shareholders in your household and one or more of you would prefer to receive additional sets, or if multiple copies of these proxy materials were sent to your household and you want to receive one set, please contact Broadridge Financial Solutions, Inc., by calling toll-free at 866-540-7095 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Shareholders whose shares of our common stock are held in street name wishing to make either such election should contact their Broker.

Alternatively, if you would like to receive a paper copy of the materials or if you received one copy of the proxy materials through our use of householding and would like to receive multiple copies, you may, at any time, email investors@regions.com, call 205-264-7040, or write to the following address, and we will deliver those documents to you promptly upon receiving the request.	Regions Financial Corporation 1900 Fifth Avenue North Birmingham, Alabama 35203 Attn: Investor Relations

2022 Proxy Statement	3

PROXY SUMMARY

PROXY SUMMARY
This summary highlights certain information about Regions. It does not contain all of the information provided elsewhere in the proxy statement; therefore, you should read the entire proxy statement carefully before voting.
For more complete information regarding the Company’s 2021 performance, review the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. The 2021 Form 10-K and other materials related to the annual meeting are available through our website at ir.regions.com/governance/annual-proxy.
2022 Annual Meeting of Shareholders

Date:	Wednesday, April 20, 2022
Time:	9:00 A.M. Central Time
Place:	Webcast at www.virtualshareholdermeeting.com/RF2022
Record Date:	February 22, 2022
Voting:	Common shareholders as of the Record Date are entitled to vote. Shareholders of record, as well as most beneficial shareholders, can vote by proxy using one of several methods.
Please vote in one of the many ways set forth below to ensure your shares are represented at the annual meeting:

To vote with your mobile device (tablet or smartphone), scan the Quick Response Code that appears on your proxy card or Notice of Internet Availability of Proxy Materials (may require free software download).

To vote over the Internet, visit proxyvote.com and enter your 16-digit control number that appears on your proxy card, email notification, or Notice of Internet Availability of Proxy Materials.
To vote by telephone, call 1-800-690-6903 and follow the recorded instructions. If you vote by telephone, you also will need your 16-digit control number that appears on your proxy card.

If you requested printed copies of the proxy materials be sent to you by mail, vote by proxy by filling out the proxy card and returning it in the envelope provided to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Additionally, you may vote electronically during the Webcast of the annual meeting.
If you hold your stock in street name or through our 401(k) Plan or our Dividend Reinvestment Plan, see Questions and Answers about the Annual Meeting and Voting & Other Information for more information about how to vote your shares.

Your vote is important! Please submit your vote by proxy over the Internet or by telephone, or complete, sign, date, and return your proxy card or voting instruction form.
Shareholders and guests will be permitted to participate in the Webcast of the annual meeting; however, only shareholders as of the Record Date with a valid control number will be permitted to vote or ask questions. Please see page 110 for further details.

4	2022 Proxy Statement

PROXY SUMMARY
Proposals That Require Your Vote

Proposal	Voting Options	Board Recommendation	More Information	Effect of Abstentions and Broker Non-Votes	Votes Required for Approval
PROPOSAL 1 – Election of Directors	FOR, AGAINST, or ABSTAIN for each Director nominee	FOR each nominee	Page 15	No effect	Affirmative “FOR” vote of a majority of the votes cast for or against each Director nominee
PROPOSAL 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	FOR, AGAINST, or ABSTAIN	FOR	Page 28	Abstentions have no effect	Affirmative “FOR” vote of a majority of the votes cast for or against this proposal
PROPOSAL 3 – Advisory Vote on Executive Compensation	FOR, AGAINST, or ABSTAIN	FOR	Page 32	No effect	Affirmative “FOR” vote of a majority of the votes cast for or against this proposal

Please submit your vote by proxy over the Internet or by telephone, or complete, sign, date, and return your proxy card or voting instruction form.

2022 Proxy Statement	5

PROXY SUMMARY
Information about Regions

Regions (NYSE:RF) is a financial holding company headquartered in Birmingham, Alabama operating in the South, Midwest, and Texas. In addition, Regions operates several offices delivering specialty capabilities in New York, Washington D.C., Chicago, and other locations nationwide. Regions provides financial solutions for a wide range of clients including retail and mortgage banking services, commercial banking services, and wealth and investment services. Further, Regions and its subsidiaries deliver specialty capabilities including merger and acquisition advisory services, capital market solutions, home improvement lending, and others.

Regions is a Delaware corporation. Its principal executive offices are located at 1900 Fifth Avenue North, Birmingham, Alabama, 35203. Regions is a member of the S&P 500 Index. Regions common stock, par value $.01 per share, is listed on the NYSE under the symbol RF.
As of December 31, 2021, Regions had total consolidated assets of approximately $162.9 billion, total consolidated deposits of approximately $139.1 billion, and total consolidated shareholders’ equity of approximately $18.3 billion.
Regions conducts its banking operations through our wholly-owned subsidiary, Regions Bank, an Alabama state-chartered commercial bank that is a member of the Federal Reserve System.
As of December 31, 2021, Regions Bank operated 1,302 banking offices and 2,068 ATMs primarily across the South, the Midwest, and Texas.

Regions Bank is ranked 18th in the U.S. in total deposits.

6	2022 Proxy Statement

PROXY SUMMARY
Our Strategy

Our vision, mission, and values continue to be the foundational elements to our 2022-2024 Strategic Plan and are integral to our ability to serve and support our customers, communities, associates, and shareholders. Our strategic priorities and values, as shown below, balance the needs of all of these stakeholders.

Focus on the Customer
Build the Best Team
Strengthen Financial Performance
Enhance Risk Management
Continuously Improve

Regions believes that local, relationship banking powered by great technology done well and at scale differentiates us in the markets we serve.

We also believe that our strategic focus in three key areas will help us deliver consistent sustainable long-term performance and shared value:
•Lean into our strengths: We will continue to focus on what makes us unique and what we can control. Through this approach, we will create shared value, benefiting the company, our customers, our shareholders, and our communities.
•Execute and compete with purpose and passion: We have plans to grow efficiently and effectively. We will do this by continuously improving how we work and growing in areas where we have unique expertise and outsized opportunity.
•Innovate through digital and data: We have a plan to successfully modernize our core systems and transform our operations while continuing to innovate, focused on client-centric themes—Personalization, Protection, Advice and Guidance, and Convenience.

Each of the Company’s business groups is responsible for creating its own strategic plan. These plans include ESG elements that contribute to Regions’ overall strategic plan, which is presented to the Board. During the strategic planning process, and throughout the year, our strategy and business decisions are informed by feedback from stakeholders including customers, associates, community partners, and shareholders.

2022 Proxy Statement	7

PROXY SUMMARY
Strong Foundation. Positioned for Growth.

“Even in times of economic uncertainty, executing our strategic plan will allow us to continue to be a source of economic strength for our customers and communities and will deliver consistent sustainable long-term performance for our shareholders. We will continue growing our business by making investments in areas that allow us to make banking easier for our customers.”
John M. Turner, Jr. President and Chief Executive Officer Member of the Board of Directors Regions Financial Corporation
Capital Planning Process
Regions employs a robust and mature CPP that is designed to ensure capital levels are commensurate with the risk inherent in the balance sheet and sufficient to allow the Company to extend credit and meet customer needs, including in periods of severe stress. Additionally, the CPP seeks to promote the efficient use of capital while maintaining a long-term approach to capital allocation and distribution consistent with stakeholders’ expectations and the Company’s strategic priorities. The CPP relies upon active participation by cross-functional groups throughout the Company, including Finance, Corporate Treasury, Risk Management, Internal Audit, and the various business groups, and is overseen by a governance committee structure composed of a similarly broad cross-section of senior management as well as the Board. The governance structure is led by the senior management-level ALCO and involves several key CPP-focused sub-committees of the ALCO and other relevant senior management-level committees. These include the Scenario Design Committee, Operational Risk Committee, Capital Management Committee, and Enterprise Risk Management Committee. Lastly, Regions’ Board provides approval and oversight of all CPP activities, which flow from the capital plan and Capital Policy approved by the Board each year.

Effectively managing and deploying capital is essential to meeting our strategic and financial objectives, as well as the expectations of our stakeholders.
Regions’ annual capital plan is developed in accordance with our internal Capital Policy that, among other things, defines target capital levels and priorities for the deployment of capital generated organically in the form of earnings from our core operations. Our current capital deployment priorities are:
1.Growth and strategic investments
2.Sustainable common stock dividend payout ratio
3.Common stock repurchases
Prudent investment of capital to grow the Company is our number one priority, as we believe this activity provides the greatest potential for long-term value creation for stakeholders, including the customers, associates, communities, and shareholders we serve.
The realities of a competitive market, however, naturally place limits on the opportunities available to prudently invest in the growth of the Company. As such, Regions must remain disciplined in the allocation of capital and ensure that returns are appropriate in the context of investment risk and the strategic objectives of the Company.
Our ability to distribute capital to shareholders in the form of dividends and share repurchases is critical to maintaining this discipline. Share repurchases provide an alternative use of capital when prudent investment opportunities are unavailable and prevent the Company from facing the losing trade-off between accepting suboptimal returns and outsized risk, versus inefficiently carrying idle capital. Inefficient management of capital can lead to strategic risk, including under-performance relative to stakeholder expectations.
As Regions develops its annual capital plan through the CPP, consistent with our capital deployment priorities, capital is allocated first to supporting expected available growth opportunities, and then to supporting a sustainable common dividend payout ratio. Regions regularly evaluates dividend sustainability through the CPP and generally seeks to manage the common dividend at a level that can reasonably be expected to be maintained through a typical, post-World War II recession. Finally, unallocated capital may be directed to share repurchases, which generally represent the most flexible mechanism for deploying capital and, in this context, serve to ensure capital levels are managed in alignment with capital targets.
The CPP is subject to continuous and in-depth supervision by the Federal Reserve and other relevant regulatory bodies. In

8	2022 Proxy Statement

PROXY SUMMARY
accordance with regulatory requirements, Regions’ capital plan is regularly submitted to the Federal Reserve upon our Board’s review and approval. Any capital distributions included in the annual capital plan are promptly disclosed following Board approval.
Regions, similar to other bank holding companies required to participate in CCAR, may be subject to Federal Reserve required constraints on capital distributions through the application of the Stress Capital Buffer framework, which requires Regions to maintain a firm-specific capital buffer established by the Federal Reserve or face increasing restrictions on capital distributions. Additionally, the Federal Reserve may, from time to time, place additional restrictions on capital distributions.

For more information on Regions’ Capital Planning and Stress Testing Framework, see our
Annual Report on Form 10-K dated February 24, 2022.

2021 Overview
The following highlights key 2021 results, including the highest pre-tax pre-provision income that Regions has ever reported in a fiscal year, and the highest adjusted pre-tax pre-provision income that Regions has reported in over a decade:

FY 2021
$2,400 Million	Net Income Available to Common Shareholders

$2.49	Diluted Earnings Per Share

$6,412 Million	Adjusted Total Revenue (1)

$3,698 Million	Adjusted Non-Interest Expense (1)

$2,714 Million	Adjusted Pre-Tax Pre-Provision Income (1)
(1) Non-GAAP; see Appendix A for reconciliation.
Stock Performance Graph
This graph shows the cumulative total shareholder return for Regions common stock in each of the five years from December 31, 2016, to December 31, 2021. The graph also compares the cumulative total returns for the same five-year period with the S&P 500 Index and the S&P 500 Banks Index. The comparison assumes $100 was invested on December 31, 2016, in Regions common stock, the S&P 500 Index, and the S&P 500 Banks Index and that all dividends were reinvested.

	Cumulative Total Return
	12/31/2016	12/31/2017	12/31/2018	12/31/2019	12/31/2020	12/31/2021
Regions	$100.00	$122.95	$97.66	$130.18	$128.05	$178.50
S&P 500 Index	$100.00	$121.82	$116.47	$153.13	$181.29	$233.28
S&P 500 Banks Index	$100.00	$122.55	$102.41	$144.02	$124.21	$168.23

2022 Proxy Statement	9

PROXY SUMMARY
Proposal 1 – Election of Directors (page 15)

The proxy statement contains important information about the experience, qualifications, attributes, characteristics, and skills of each of the Director nominees.
Our Board recommends you vote “FOR” all 11 nominees standing for election.
The below chart sets forth this year’s Director nominees along with their age, Board tenure, principal occupation, and Board standing committee membership:

	Age	Independent	Director Since	Regions Board Committee(s)	Principal Occupation	Other Public Company Boards (1)
Samuel A. Di Piazza, Jr. (2)(4)	71	✓	2016	Audit Committee CHR Committee (Chair)	Retired Global CEO, PricewaterhouseCoopers; Retired Vice Chairman, Citigroup Global Corporate and Investment Bank	AT&T Inc.; Jones Lang LaSalle Incorporated; ProAssurance Corporation
Zhanna Golodryga	66	✓	2019	CHR Committee Risk Committee Technology Committee (Chair)	Chief Digital and Administrative Officer, Phillips 66
John D. Johns (3)(4)	70	✓	2011	Risk Committee (Chair) Technology Committee	Retired Chairman, President, and CEO, Protective Life Corporation	Genuine Parts Company; Southern Company
Joia M. Johnson	61	✓	2021	NCG Committee Risk Committee	Retired CAO, General Counsel and Corporate Secretary, Hanesbrands Inc.	Global Payments Inc.; Sylvamo Corporation
Ruth Ann Marshall (4)	67	✓	2011	CHR Committee NCG Committee (Chair)	Retired President, The Americas, MasterCard International, Inc.	ConAgra Brands, Inc.; Global Payments Inc.
Charles D. McCrary (4)	70	✓	2001	Independent Chair of the Board	Retired Chairman, President, and CEO, Alabama Power Company
James T. Prokopanko	68	✓	2016	Audit Committee NCG Committee	Retired President and CEO, The Mosaic Company	Vulcan Materials Company; Xcel Energy Inc.
Lee J. Styslinger III	61	✓	2003	NCG Committee Risk Committee	Co-Chairman, Altec, Inc.	Vulcan Materials Company; Workday, Inc.
José S. Suquet (2)(4)	65	✓	2017	Audit Committee (Chair) Technology Committee	Chairman and CEO, Pan-American Life Insurance Group
John M. Turner, Jr. (4)	60	CEO	2018		President and CEO, Regions Financial Corporation and Regions Bank
Timothy Vines (2)	56	✓	2018	Audit Committee CHR Committee	President and CEO, Blue Cross and Blue Shield of Alabama
(1)    Corporations subject to the registration or reporting requirements of the Exchange Act, or registered under the Investment Company Act of 1940
(2)    Audit Committee Financial Expert
(3)    Risk Management Expert
(4)    Member of Regions’ Executive Committee
Board Skills and Composition Matrix & Board Refreshment
This year’s Director nominees comprise 11 members, who represent a diverse set of experiences, expertise, and attributes. Based on information provided in response to our 2021 year-end Director questionnaires, the following charts and graphs outline the number of Director nominees with considerable or extensive experience in areas critical to Regions’ operations and certain composition elements they bring to the Board. Information pertaining to each individual Director nominee’s experience, along with other Board composition data points, is further detailed in the Board Skills and Composition Matrix and the Director nominees’ biographies, which both appear in Proposal 1 – Election of Directors.
Our Board and NCG Committee maintain a robust refreshment and recruitment process in which the members focus on identifying, considering, and evaluating potential Board candidates. The Board’s process is further detailed in the Director Succession Planning and Board Refreshment; Appointment of New Directors subsection under Corporate Governance.

10	2022 Proxy Statement

PROXY SUMMARY
The Board continuously reviews and assesses its composition and leadership structure through its robust self-evaluation processes, identification of skills and diversity characteristics, and committee composition refreshment, and does not limit its recruitment of new Directors to coincide only with vacancies created by Directors reaching the Board’s mandatory retirement age. For more information about the self-evaluation process, see the Board, Committee, and Individual Director Evaluation Program subsection under Corporate Governance.

Audit/Accounting/Finance and Capital Planning	Banking and Financial Services	Business Operations and Technology Innovation/AI	Continuous Improvement	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management	Information/ Cyber Security	Regulatory Compliance	Risk Management	Strategic Planning and Strategy Development
6 Directors	6 Directors	8 Directors	9 Directors	9 Directors	11 Directors	8 Directors	10 Directors	11 Directors	6 Directors	8 Directors	9 Directors	10 Directors

*Includes gender, race/ethnicity, and sexual orientation (LGBTQ+)
Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm (page 28)

We are asking our shareholders to ratify the appointment of EY as our independent registered public accounting firm for 2022. Below is a summary of the amounts billed to us for services provided by EY during 2021 and 2020. For more information regarding the accounting firm and the responsibilities of our Audit Committee, see the discussion beginning on page 28.

	2021	2020
Audit fees	$7,428,122	$7,496,698
Audit-related fees	451,960	452,494
Tax fees	67,085	32,564
All other fees(1)	454,606	0
Total fees	$8,401,773	$7,981,756
(1) “All other fees” includes fees associated with advisory services.
The Board recommends you vote “FOR” this proposal.

2022 Proxy Statement	11

PROXY SUMMARY
Proposal 3 — Advisory Vote on Executive Compensation (page 32)

The CHR Committee understands and appreciates the interest our shareholders have in our executive compensation program. In acknowledgment of that interest, and because we believe it is essential to our commitment to sound governance, the CHR Committee seeks shareholder feedback regarding our overall policies and practices relating to the compensation of our NEOs. One way the CHR Committee receives shareholder feedback is through an annual, non-binding advisory “Say-on-Pay” vote.
Last year, shareholders approved our executive compensation program with 70.8 percent of the votes cast in favor of the proposal. The CHR Committee considers the Say-on-Pay voting results and other shareholder feedback when approving compensation plan design changes and pay decisions for future performance periods.
Following the Say-on-Pay vote, and throughout 2021, we engaged with our shareholders to answer questions and discuss issues or concerns with our compensation program. During these meetings, we discussed Regions’ commitment to shared value, robust corporate governance practices, and enhancements to our ESG practices and disclosures. In response to shareholder feedback and as part of our continuing commitment to competitive executive pay practices, we have enhanced our disclosures to include additional incentive program details.
See our CD&A for more information regarding shareholder responsiveness, the actions taken, and the decisions made by the CHR Committee during 2021. Future Say-on-Pay votes cast will be closely monitored to ensure there is continued support among our shareholders for our pay programs and decisions.

The Board recommends you vote “FOR” this proposal.
2022 Executive Officers
Our current executive officers, who are also designated as Section 16 Officers, are listed below (note that Amala Duggirala, our former Chief Operations and Technology Officer, left the Company as of December 31, 2021):

Name	Age	Position
John M. Turner, Jr.*	60	President and Chief Executive Officer
David J. Turner, Jr.*	58	Chief Financial Officer
C. Matthew Lusco*	64	Chief Risk Officer
Ronald G. Smith*	61	Head of Corporate Banking Group
David R. Keenan*	54	Chief Administrative and Human Resources Officer
Kate R. Danella	43	Chief Strategy and Client Experience Officer
Scott M. Peters	60	Head of Consumer Banking Group
Tara A. Plimpton	53	Chief Legal Officer and Corporate Secretary
William D. Ritter	51	Head of Wealth Management Group
*Named Executive Officer
Executive Compensation

The following is an overview of the compensation decisions made in 2021 for our NEOs and the performance-based criteria for those decisions:
•After reviewing NEO target pay levels in early 2021, the CHR Committee did not make any base compensation or short-term incentive target changes.
•The CHR Committee increased the long-term incentive target for four out of the five NEOs.
•Strong financial performance yielded corporate performance results of 183 percent of our annual incentive target expectations.
•Long-term incentive grants issued for the year continue to constitute a large portion of direct compensation for our NEOs, which aligns with our philosophy to create a strong tie between NEO and shareholder financial interests through sustaining positive performance over a multi-year period. Consistent with prior grants, the long-term incentives granted in 2021 include three components that are subject to the Company meeting certain safety and soundness criteria:
1.    Performance Stock Units (“PSUs”) that vest after three years and for which the ultimate value and amount are based on the achievement of certain operating goals and metrics as well as the future financial performance of our stock.
2.    Performance Cash Units (“PCUs”) that vest after three years and for which the ultimate value and amount are based on the achievement of certain operating goals and metrics, but because they are denominated in cash are not influenced by our stock price performance.
3.    Restricted Stock Units (“RSUs”) that vest after three years.
For more information on these decisions, see the CD&A section beginning on page 72.

12	2022 Proxy Statement

PROXY SUMMARY
The illustration below shows the 2021 compensation mix expressed as a percentage of total direct compensation for Regions’ President and CEO, Mr. J. Turner, and for other NEOs as a group.

2021 Compensation Overview Table
			Long-Term Awards ($)
Name	Principal Position	Base Salary	Stock Awards	Non Equity LTI Granted (Cash)	Annual Cash Incentive	Total
John M. Turner, Jr.	President and CEO	$1,000,000	$3,500,000	$1,750,000	$3,044,700	$9,294,700
David J. Turner, Jr.	Chief Financial Officer	$664,200	$1,000,000	$500,000	$1,322,190	$3,486,390
C. Matthew Lusco	Chief Risk Officer	$584,250	$800,000	$400,000	$1,142,881	$2,927,131
Ronald G. Smith	Head of Corporate Banking Group	$535,000	$666,667	$333,333	$1,111,142	$2,646,142
David R. Keenan	Chief Administrative and Human Resources Officer	$530,000	$666,667	$333,333	$1,036,760	$2,566,760
The above table illustrates how the CHR Committee viewed NEO compensation for 2021. It differs from the Summary Compensation Table required by the SEC and included in the section Compensation of Executive Officers beginning on page 95. The principal differences can be summarized as follows:
•The above table summarizes the entire value of the long-term incentive grants made to NEOs in 2021 for the 2021-2023 performance years in the “Long-Term Awards” columns. The annual grant consisted of three equal parts, RSUs, PSUs, and PCUs, which are all subject to future performance goals and/or vesting. Both the stock and non-equity (cash) portions of the 2021 grant are reflected in this table and considered 2021 compensation by the CHR Committee.
•Under rules established by the SEC, the Summary Compensation Table required to be included with our CD&A reports only the portion of the long-term incentive grant delivered in the form of stock equivalents in the year granted. Cash awards from the 2021 grant will not be reflected in the Summary Compensation Table until the year they are earned, which, for 2021 grants, is December 31, 2023, to be paid in 2024. Similarly, the Summary Compensation Table reports the value of the cash performance portion of the 2019 long-term incentive grant in the “Non-Equity Incentive Compensation” column because the performance period for that award ended as of December 31, 2021. As described on page 86, the 2019 performance grant was earned at 94 percent of target. The value of this award is not included in the table above because it was considered by the CHR Committee to be compensation awarded for 2019, although subject to future performance criteria.
•The Summary Compensation Table reports the following items that are not included in the table above: incremental value of 2018-2020 performance award modification, change in pension value, nonqualified deferred compensation earnings, and compensation associated with perks, benefits, and other miscellaneous items, which is referred to as “all other compensation” in the Summary Compensation Table.
For more detail, see the CD&A section beginning on page 72.

2022 Proxy Statement	13

PROXY SUMMARY
Environmental and Social Practices (page 33)

Facing the potential implications of climate change and the still-ongoing effects of the COVID-19 pandemic, Regions remained focused on addressing environmental and social issues in 2021. We strengthened the foundation for these efforts by more intentionally embedding ESG within our strategic planning and risk management processes. To reinforce our execution of key ESG initiatives at the management level, we established a cross-functional ESG Leadership Council.
We continued to make meaningful progress in our efforts to address the potential risks and opportunities associated with climate change, which we highlighted in our first stand-alone TCFD Report issued in June 2021. In the report, we committed to further reduce our operational emissions, deepen our understanding of climate-related risks in our portfolio, and mature our work around sustainable finance.
On the social front, we capitalized on DEI and talent management synergies to evolve our support for associates. Our external initiatives similarly sought ways to continue assisting our customers and communities in achieving financial success. In particular, Regions Bank and the Regions Foundation together surpassed their combined two-year, $12 million commitment to advance programs and initiatives promoting racial equity and economic empowerment for communities of color. And, through the RCDC, Regions advanced racial equality and promoted inclusive growth through strategic investments in Community Development Financial Institutions and Minority Depository Institutions.
For more detailed discussions of our environmental and social initiatives, we invite stakeholders to review the the various ESG-related disclosures and statements available on our website.

Our current suite of ESG disclosures and statements include:
}	2020 Annual Review & ESG Report
}	2020 TCFD Report
}	2020 Workforce Demographics Report
}	2019-2020 SASB Disclosure
}	2021 CDP Climate Change Questionnaire Response
}	2020 GRI Content Index
}	2020 Community Engagement Report
All of these documents, as well as our historical ESG disclosures, are available at ir.regions.com/governance.

Corporate Governance (page 41)

Our Board works with executive management to monitor not only compliance with laws and regulations, but whether we are keeping pace with the constantly changing corporate governance landscape.
By aligning our practices with leading corporate governance principles, we believe the Board and the Company are better positioned to deliver long-term value. We must hold ourselves to high standards when it comes to corporate governance, ethics, and risk management.
Disclosures about the Board’s oversight of our governance practices; corporate governance shareholder engagement (including Director-shareholder engagement); Director independence; transactions with related persons; and information security, business resilience, and data privacy, among other topics, can be found in the Corporate Governance section. This section also discusses the documents that compose Regions’ governance framework, such as our Corporate Governance Principles, By-Laws, and Board committee charters.
Corporate Governance Highlights

Independent	Adopted	Rooney Rule	45%	72 Years
Chair of the Board	Human Rights Statement; Supplier Code of Conduct; and Environmental Sustainability Policy Statement and Goals	Adopted a version for Director candidate and Section 16 Officer searches, including CEO succession	Overall diversity of Director nominees, including gender, race/ethnicity, and sexual orientation (LGBTQ+)	Mandatory Director retirement age (however, rare exceptions can be made in certain situations)

No Hedging/ Pledging	Year-Round Engagement	No Overboarded Directors	NCG Committee Oversight
Directors and executive officers are prohibited from entering into hedging agreements or pledging stock	With institutional shareholders, including Director-Shareholder Engagement	Under ISS’ and Glass Lewis’ Guidelines and market standards	Of the Company’s ESG-related practices and disclosures
Additional corporate governance highlights can be found in the Quick Information table.

14	2022 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

What am I voting on?

You are voting on a proposal to elect 11 nominees for a one-year term as Directors of the Company.
What does the Board recommend?

The Board unanimously recommends that you vote “FOR” each nominee standing for election.
Why does the Board recommend a vote “FOR” the nominees?

Our Director nominees possess a diverse mix of backgrounds, skills, experience, and perspectives. The proxy statement includes information about each Director nominee that led the NCG Committee and our Board to determine that the nominee should serve as Director.
What vote is required to approve this proposal?

Each nominee requires the affirmative “FOR” vote of a majority of the votes cast for or against the nominee. Abstentions and Broker non-votes have no effect on the vote results.
What is the effect of this proposal?

The current term of office of all of the Company’s Directors expires at the annual meeting (and Directors Carolyn H. Byrd and Don DeFosset are retiring from the Board and are not standing for re-election). The Board proposes the 11 nominees shown be elected as Directors for a term of one year and until their successors are duly elected and qualified. Each of the 11 nominees will be elected if a majority of the votes cast at the annual meeting are voted in favor of the nominee. This means that the number of shares voted “For” a nominee must exceed the number of shares voted “Against” the nominee.
What if a nominee is unable or unwilling to serve?

All nominees have consented to serve for the upcoming one-year term; therefore, this is not expected to occur. If, however, a nominee is unable or unwilling to serve and the Board does not elect to reduce the size of the Board, shares represented by proxies will be voted for a substitute candidate nominated by the Board.
What if a nominee does not receive a majority of votes cast?

Our Corporate Governance Principles provide that an incumbent nominee who fails to receive a majority of the votes cast with respect to the election must submit their resignation. The NCG Committee will consider the resignation and any factors it deems relevant in deciding whether to accept the resignation and recommending to the Board the action to be taken. The Director whose resignation is under consideration must abstain from participating in any decision regarding his or her resignation.
The Board will take action within 90 days following certification of the shareholder vote unless such action would cause us to fail to comply with requirements of the NYSE or applicable securities laws, in which event we will take action as promptly as practicable while continuing to meet such requirements.
The Board will promptly disclose its decision and the reasons for the decision in a Current Report on Form 8-K filed with the SEC. If the Director’s resignation is not accepted, the Director will continue to serve until the next annual meeting and until the Director’s successor is duly elected and qualified.
How often are the Directors elected?

The Board has determined that it is good governance for all Directors to be elected annually. We believe that annual elections keep the Directors more accountable to our shareholders.
As permitted by our By-Laws, the Board has determined that, effective as of the annual meeting, the Board will consist of 11 members to be elected for a term of one year expiring at the 2023 Annual Meeting. Any Director vacancies created between annual meetings (such as by a current Director’s death, resignation, or removal, or by an increase in the number of Directors) may be filled by a majority vote of the remaining Directors then in office. Any Director appointed in this manner would hold office until the next annual meeting.

2022 Proxy Statement	15

PROPOSAL 1-ELECTION OF DIRECTORS
What is the average tenure of the Directors?

Our Directors have a variety of lengths of tenure, with the average tenure being approximately eight years, and 82 percent of the nominees have tenure of ten or fewer years. Current tenure lengths represented on the Board are well balanced among newer and more seasoned Directors. The NCG Committee, which is responsible for nominating individuals to the Board, considers tenure among many other factors when making its determination with respect to Director nominations.
The NCG Committee believes that, over time, Directors are able to become intimately acquainted with all aspects of our business so they can better direct our course as a company.
Our longer-serving Directors have vital expertise and institutional knowledge that provide the Board with a better understanding of our business. The NCG Committee is of the opinion that this knowledge and perspective, especially when counterbalanced with fresh viewpoints of newer Directors, continues to generate long-term value for all of our stakeholders.
Notwithstanding their tenure, each Director is evaluated annually by the NCG Committee and Board to assess whether they continue to possess valuable skills, talents, and expertise necessary for the long-term success of our Company.
What criteria were considered by the NCG Committee in selecting the nominees?

The NCG Committee is charged with identifying, evaluating, and recommending to the Board individuals whom it believes are qualified to become Directors. The NCG Committee will consider and assess candidates consistent with criteria established by the Board and set forth in the Corporate Governance Principles and will take into consideration pertinent issues and factors bearing on the qualifications of candidates in light of such criteria. The NCG Committee also assesses candidates for directorship in the context of the current composition of the Board and committees and Regions’ evolving needs.
The NCG Committee may, from time to time, use its authority under its charter to retain a professional search firm to help identify candidates. In light of the upcoming retirements of Directors Carolyn H. Byrd and Don DeFosset, the NCG Committee engaged in December 2021 a professional search firm to assist in identifying and compiling information regarding potential future candidates.
Directors should have experience in positions with a high degree of responsibility, serve as leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions they can make to the Board and the Company. The NCG Committee actively considers diversity in its recruitment and nomination of individuals for directorship, and diversity is one component of the Board’s annual self-evaluation. The NCG Committee strives for the Board to reflect a range of talents, ages, skills, diverse backgrounds, and expertise sufficient to provide sound and prudent guidance and oversight with respect to Regions’ operations and interests. The effectiveness of the Board’s diversity practices is assessed through the monitoring of the Board’s various levels of diversity.

Commitment to Board Diversity
The Board approved a version of the Rooney Rule in 2019 for Director candidate searches. Therefore, when searching for new candidates, the NCG Committee shall endeavor to include highly qualified candidates who reflect diverse backgrounds (including gender, race, and ethnicity) in the pool from which nominees are chosen. Further, any third-party firm or consultants used to compile a pool of candidates will be requested to include such individuals.

In addition to the items specified in the Corporate Governance Principles, the NCG Committee considers the technical and professional skills nominees have gained through their professional and leadership roles. Such skills may include, but are not limited to, those listed in the table on the following page. The NCG Committee considers a wide breadth of factors and characteristics when evaluating nominees. With respect to the 2022 nominees, the NCG Committee selected candidates who possess the highest personal and professional ethics, integrity, and values. Candidates must also be committed to representing the long-term interests of Regions’ shareholders.
Leadership and outside board experience are two of the many qualities considered by the NCG Committee. Of the nominees standing for election who currently serve on an outside public company board, many hold a leadership role on such boards.
The NCG Committee, however, also considers the number of boards on which the candidates currently serve. The Board’s overboarding guidelines, set forth in the Corporate Governance Principles, align with those of ISS and Glass Lewis and certain of our institutional shareholders. Although the Board values the experience and knowledge gained through service on other boards, the Board also requires that its members be able to dedicate the time necessary to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and committee meetings and the annual meeting.
When making its Director nominee recommendations to the Board each February, the NCG Committee carefully considers the career experiences and self-identified skills and diverse attributes of each potential nominee. These factors, along with other considerations such as the results from the self-evaluation process and independence findings, are part of the overall total mix of items evaluated by the NCG Committee and Board when making nomination determinations. For more information, see the Board, Committee, and Individual Director Evaluation Program subsection of Corporate Governance.
It is the Board’s policy that, at all times, at least a majority of its members meet the standards of independence promulgated by the SEC and the NYSE, and as set forth in the Corporate Governance Principles.

16	2022 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS
What skills and characteristics are currently represented on the Board?

The NCG Committee determined that the below skills are inextricably linked to proper Board oversight of the Company.
The Board and Skills Composition Matrix, which follows the below chart, sets forth which Directors have self-identified as having considerable or extensive experience in each of these necessary skill areas.

Skill	Description of the Skill and Explanation of Its Importance to Our Board
Audit/Accounting/Finance and Capital Planning	As a public company, Regions is subject to certain auditing, financial accounting, and financial reporting requirements. The Board, particularly through its Audit Committee, is responsible for reviewing Regions’ complex financial statements and disclosures, financial reporting and internal controls, and monitoring internal and external auditors. Additionally, Regions routinely enters into various forms of indebtedness and capital market transactions. The Board is responsible for reviewing the Company’s long-term capital plans for safety and soundness. Therefore, it is important for the Board to have Directors who understand auditing, financial reporting, finance, and capital allocation.
Banking and Financial Services	The banking and financial services industry has inherent risks, challenges, and opportunities that are unique. Further, as a full-service financial holding company, we offer a wide range of products and services, some of which may be complex in nature. Experience in the financial services industry contributes to the Board's practical understanding in delivering and directing the Company's strategy. Further, Directors who understand the types of financial products and services we offer, as well as those we choose not to offer, are critical to our success.
Business Operations and Technology Innovation/Artificial Intelligence	The banking and financial services industry is a needs-driven business, and as such, it is important that Regions be able to provide market-leading client services, transaction processing, and innovation. Our customers expect efficient, high-quality services, many of which are becoming more mobile and technology driven. When customers use our technology, it is important that we are able to appropriately gather, process, and analyze information to provide our customers with better banking solutions. Further, Regions' implementation of technology, particularly artificial intelligence, must be ethical and fair to all customers. Accordingly, it is important to have members on the Board who are knowledgeable about and possess experience in business operations and technology so that the Board can oversee our efforts to improve our processes, services, and products.
Continuous Improvement	One of our strategic priorities is to "Continuously Improve." As part of this priority, Regions is focused on making banking easier by being responsive to customer needs; growing revenue through improved effectiveness in generating prudent, profitable, and sustainable growth; making efficiency improvements in our processes that reduce costs and drive growth; and promoting innovation throughout the Company. The Board needs Directors with an understanding of how to foster an environment of continuous improvement to assist the Company in meeting its long-term strategic goals.
Corporate Governance	The Board is responsible for shaping the Company’s corporate governance priorities and structure, which must be transparent and responsive to our shareholders. Because corporate governance affects the fundamental operation of a company, it can have a significant impact on corporate operations. The Board must have Directors with experience in keeping up with and understanding constantly changing corporate governance expectations and practices. Having Directors with experience in corporate governance also better positions the Board to engage with shareholders on such matters.
Customer Focus and Community Engagement	One of our Strategic Priorities is to "Focus on the Customer." Regions is committed to helping our customers and our local communities achieve their financial goals. We are focused on understanding their needs and investing our resources to help them accomplish their goals. Having individuals on our Board with experience in delivering a positive environment and engaging the community is important to Regions' success.
Environmental Sustainability Practices	As a public company, Regions must be cognizant of current, emerging, and potential environmental risks and opportunities and how they can impact our long-term value. We are continuing to focus on operational sustainability goals, deepening our environmental and social risk management, and pursuing opportunities in sustainable finance. When considering risks and opportunities related to environmental sustainability, the Board should have Directors with experience in these practices.
Executive Compensation and Benefits	When properly structured, executive compensation and benefits discourage imprudent risk taking that could harm the Company and/or customers, while simultaneously acting as a business driver and ensuring alignment with long-term shareholder interests. It is important for the Board to have Directors who understand and have experience with the various types of executive compensation and benefits structures that may be employed to achieve this balance.
Human Capital Management	One of our Strategic Priorities is to "Build the Best Team." Talent management is important at all levels of an organization, but it is particularly critical with respect to succession planning and culture. Having human capital management and talent management experience represented on the Board is important to ensuring smooth transitions and appropriate succession planning, as well as fostering a productive and safe culture and working environment. This expertise also covers risks and opportunities associated with corporate culture, diversity and inclusion, as well as associate well-being and engagement, all areas that are drivers of long-term value.
Information/Cyber Security	As a financial institution, we are trusted with sensitive nonpublic information, which we are expected to protect. The safekeeping of our customer, associate, and Company data is of paramount importance. Moreover, financial institutions are increasingly dependent on information technology and telecommunications to deliver services to consumers and businesses every day. Therefore, the Board should be composed of some Directors with experience in implementing, establishing, or overseeing information/cyber security systems and protocols.
Regulatory Compliance	The banking and financial services industry is highly regulated. Regions is subject to the oversight of both federal and state regulators, including the Alabama State Banking Department, the Federal Reserve, the Federal Deposit Insurance Corporation, the SEC, the Consumer Financial Protection Bureau, and the Financial Industry Regulatory Authority. Having Directors with experience in understanding the regulations promulgated by these authorities and how to effectively communicate with our regulators is critical to the Company.
Risk Management	One of our Strategic Priorities is to "Enhance Risk Management." Robust risk management is a critical aspect of operating within the financial sector and is embedded throughout our strategic plan. Having Directors with experience in overseeing risk management matters strengthens the Board's oversight of the risks facing Regions. The Board, therefore, must include Directors who are very familiar with risk management processes.
Strategic Planning and Strategy Development	Directors who understand how to strategically plan for the future of the Company, in both the short- and long-term, are better able to oversee and advise management with respect to the formulation and execution of the Company’s strategic planning and its connection to long-term value.

2022 Proxy Statement	17

PROPOSAL 1-ELECTION OF DIRECTORS
Board Skills and Composition Matrix. The following matrix sets forth, for each Director nominee, the skills they bring to the Board; their age and Board tenure; the number of public company boards on which they serve, each as of March 4, 2022; their independence; and other qualities and experiences that contribute to diverse perspectives. The skills and diversity characteristics were self-identified by each Director as part of the 2021 year-end Director questionnaires.

Director	Skills*	Age	Tenure†	No. of Public Boards‡	Independent	Primary Industry Expertise	Diverse (Race/Ethn.)	Diverse (Gend.)	Diverse (LGBTQ+)	Non-US Born	Multi-lingual
Di Piazza		71	5	4	✓	Accounting
Golodryga		66	3	1	✓	Energy		✓[3]		✓[4]	✓[7]
Johns		70	10	3	✓	Insurance
Johnson		61	<1	3	✓	Consumer Products, Manufacturing, and Retail	✓[1]	✓[3]
Marshall		67	10	3	✓	Financial Services		✓[3]	✓
McCrary		70	20	1	✓	Energy
Prokopanko		68	5	3	✓	Chemicals				✓[5]
Styslinger		61	18	3	✓	Manufacturing and Transportation					✓[8]
Suquet		65	5	1	✓	Insurance	✓[2]			✓[6]	✓[8]
Turner		60	3	1	CEO	Financial Services
Vines		56	3	1	✓	Healthcare and Insurance	✓[1]
Average/ Total		65	8		10 (91%)		3 (27%)	3 (27%)	1 (9%)	3 (27%)	3 (27%)
* Skills are based on information provided as part of 2021 year-end Director questionnaires and represent the number of our Director nominees with considerable or extensive experience in areas that are critical to Regions’ operations, which are discussed in more detail in the previous chart.
† Tenure calculated in full-year increments.
‡ Includes Regions’ Board.
1 African-American; 2 Cuban-American; 3 Female; 4 Former Soviet Union (now Moldova); 5 Canada; 6 Cuba; 7 Russian and Ukrainian; 8 Spanish.
In addition to the composition factors listed above, other characteristics incorporated into the Director questionnaires included veteran status and whether any nominees self-identified as non-binary. None of the Directors self-identified as either of these.

18	2022 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS
Personal attributes. Additionally, the following are some of the personal attributes that each nominee is expected to possess. The biographies that follow provide additional information about each Director nominee’s experiences, qualifications, and skills that demonstrate these attributes:

Attribute	Description
Commitment	The ability to commit the time necessary to function as an effective Director by attending on-site meetings in person.
Constructive Questioner	The preparedness to ask questions and challenge management and peer Directors in a constructive and appropriate way.
Contributor and Team Player	The ability to work as a member of a team and demonstrate the passion and time to make a genuine and active contribution to the Board.
Critical and Innovative Thinker	The ability to critically analyze complex and detailed information, readily distill key issues, and develop innovative approaches and solutions to problems.
Effective Listener and Communicator
The ability to:
•listen to and constructively and appropriately debate other people’s viewpoints;
•develop and deliver compelling arguments; and
•communicate effectively with a broad range of stakeholders.

Ethics and Integrity
A commitment to:
•understanding and fulfilling the duties and responsibilities of a Director and maintaining knowledge in this regard through professional development;
•putting Regions’ interests before any personal interests;
•being transparent; and
•maintaining Board confidentiality.

Financially Literate	The ability to read and understand fundamental financial statements and make appropriate decisions.
Influencer and Negotiator	The ability to negotiate outcomes and influence others to agree with those outcomes, including an ability to gain stakeholder support for the Board’s decisions.
Leader	The ability to: •appropriately represent Regions; •set appropriate Board and organizational culture; and •make and take responsibility for decisions and actions.
Unbiased	The ability to represent all shareholders and not a particular interest group.

Who are this year’s nominees?

All of the 11 nominees being voted upon at the annual meeting are standing for re-election.
The following biographies detail the age and principal occupations during at least the past five years for each nominee; the year the nominee was first elected or appointed, as the case may be, to the Board; and the directorships they now hold and have held within at least the last five years with corporations subject to the registration or reporting requirements of the Exchange Act or registered under the Investment Company Act of 1940.
The Directors also serve as the board members of Regions Bank, an Alabama state-chartered commercial bank and wholly-owned subsidiary of Regions.
Current Directors Carolyn H. Byrd and Don DeFosset have reached the mandatory retirement age and therefore are not included as Director nominees for the 2022 Annual Meeting. As disclosed in the 2021 Proxy Statement, the Board previously provided a one-year exception to the mandatory retirement age to Directors Byrd and DeFosset, as allowed by the Company’s Corporate Governance Principles, to allow for stability on the Board during the COVID-19 pandemic.
A shareholder who wishes to recommend a candidate for consideration by the NCG Committee may do so at any time. For more information, see the Questions and Answers about the Annual Meeting and Voting & Other Information section.
On July 1, 2004, Regions became the successor by merger to Union Planters Corporation and the former Regions Financial Corporation. One of our current Directors was previously a member of the board of directors of the former Regions Financial Corporation. On November 4, 2006, AmSouth Bancorporation was merged with and into Regions. Two of our current Directors were previously members of the board of directors of AmSouth.

The Board believes that each of the 11 nominees is well qualified to serve as a Director on Regions’ Board.
Each nominee’s key experiences, qualifications, attributes, or skills that led the Board to conclude that they should serve as a Director are described in the following biographies.
There are no family relationships among our Directors and executive officers.

2022 Proxy Statement	19

PROPOSAL 1-ELECTION OF DIRECTORS

Samuel A.
Di Piazza, Jr.

Independent
Director Since:  2016
Age:  71

Regions Committees
•Audit Committee (Audit Committee Financial Expert)
•CHR Committee (Chair)
•Executive Committee

Top 5 Skills Brought to Our Board

Key Experience and Qualifications
•Served as Vice Chairman of the Global Corporate and Investment Bank at Citigroup, Inc. from 2011 until his retirement in 2014
•Prior to joining Citigroup, was a partner at PricewaterhouseCoopers, where he served as Chairman and Senior Partner at PwC US and as a member of the firm’s Global Leadership Team and ultimately served as Global CEO of PricewaterhouseCoopers from 2002 to 2009
•Possesses extensive audit and tax experience, leadership experience in civic and not-for-profit organizations, including sustainable development organizations, as well as many years in the banking industry
•Previously served as Trustee of both the Financial Accounting Foundation and the International Accounting Standards Committee Foundation and is a former director on the UN Global Compact Board and former Chairman of the World Business Council for Sustainable Development
•Currently serves on the boards of various nonprofit organizations, including Mother Francis Cabrini Health Foundation and Seton Education Partners, and recently completed many years of service on the boards of the Mayo Clinic and the National September 11th Memorial and Museum
Education
•Bachelor’s degree (Accounting and Economics), University of Alabama
•Master of Tax Accounting degree, University of Houston
Honors and Recognition
•Accountant of the Year, Beta Alpha Psi Society
•Ellis Island Medal of Honor
•INROADS Leadership Award
•Co-Author, Building Public Trust: The Future of Corporate Reporting
Other Public Directorships and Board Leadership/Committee Assignments
•AT&T Inc.: Audit Committee (Chair); Executive Committee; Public Policy and Corporate Reputation Committee
•Jones Lang LaSalle Incorporated: Compensation Committee; Nominating and Governance Committee
•ProAssurance Corporation: Audit Committee (Chair)

Zhanna Golodryga Independent Director Since: 2019 Age: 66 Regions Committees •CHR Committee •Risk Committee •Technology Committee (Chair) Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•Currently serves as the Senior Vice President and Chief Digital and Administrative Officer at Phillips 66, a diversified energy manufacturing and logistics company, and is responsible for driving digital change by developing and executing digital and technology strategies
•Prior to joining Phillips 66 in April 2017, served as Chief Information Officer and Senior Vice President, Services at Hess Corporation, with responsibility for managing the company’s service organizations, including global supply chain, global business transformation program, and global office services, as well as information management, enterprise architecture, infrastructure, and cybersecurity across the business, a role she held beginning in 2012
•Also previously served as Chief Information Officer at BHP Billiton Petroleum, Vice President of Information Technology at TeleCheck International, Manager of Information Systems at Baker Hughes, IT Services Manager at Marathon Oil, and Systems Analyst at 3D/International
•Has over 30 years of experience in the energy industry and the information technology field
•Serves on the board of the Memorial Hermann Foundation
Education
•Master’s degree (Mechanical Engineering), Kiev Engineering and Construction Institute
Honors and Recognition
•50 Most Powerful Women in Oil and Gas, National Diversity Council

Audit/Accounting/Finance and Capital Planning	Banking and Financial Services	Business Operations and Technology Innovation/AI	Continuous Improvement	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management	Information/ Cyber Security	Regulatory Compliance	Risk Management	Strategic Planning and Strategy Development

20	2022 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS

John D. Johns Independent Director Since: 2011 Age: 70 Regions Committees •Risk Committee (Chair; Risk Management Expert) •Executive Committee •Technology Committee Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•Served as Chairman of DLI North America Inc., the North American regional headquarters for Dai-ichi Life Holdings, from 2018 until he retired in June 2020
•From July 2017 through November 2019, served as Executive Chairman and Director at Protective Life Corporation, which in February 2015 became a wholly-owned subsidiary of Dai-ichi Life Insurance Company, Limited, a holding company with subsidiaries that provide insurance and other financial services
•From 2003 until July 1, 2017, served as the Chairman and CEO of Protective
•Prior to joining Protective in 1993, served as General Counsel at Sonat, Inc.
•A founding partner of the Birmingham-based law firm of Maynard, Cooper & Gale, P.C.
•Gained considerable experience as a senior executive of a large insurance corporation; extensive exposure to complex financial issues at large public companies; leadership in other business, economic development, civic, educational, and not-for-profit organizations
Education
•Bachelor’s degree (Psychology), University of Alabama
•Master of Business Administration and Juris Doctor degrees, Harvard University
Honors and Recognition
•2017 Inductee, Alabama Business Hall of Fame
•Alabama Academy of Honor
Other Public Directorships and Board Leadership/Committee Assignments
•Genuine Parts Company: Lead Independent Director; Compensation, Nominating and Governance Committee (Chair); Executive Committee
•Southern Company: Compensation and Management Succession Committee (Chair); Finance Committee

Joia M. Johnson Independent Director Since: 2021 Age: 61 Regions Committees •NCG Committee •Risk Committee Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•Retired in 2021 as the Chief Administrative Officer, General Counsel and Corporate Secretary of Hanesbrands Inc., a publicly traded marketer of innerwear and activewear apparel, positions that she held since 2016
•Joined Hanesbrands in 2007 as Chief Legal Officer, General Counsel, and Corporate Secretary
•Served as Executive Vice President, General Counsel and Corporate Secretary of RARE Hospitality International, Inc. prior to joining Hanesbrands
•Throughout her career, has obtained extensive global leadership experience over several corporate functions for publicly traded companies including legal, human resources, corporate social responsibility, governance and trade relations, real estate, corporate security, and domestic and global mergers and acquisitions
Education
•Bachelor’s degree, Duke University
•Master of Business Administration degree, Wharton School of Business at the University of Pennsylvania
•Juris Doctor degree, University of Pennsylvania School of Law
Other Public Directorships and Board Leadership/Committee Assignments
•Global Payments Inc.: Compensation Committee; Technology Committee
•Sylvamo Corporation: Nominating and Corporate Governance Committee; Management Development and Compensation Committee
Former Public Directorships Held During Past Five Years
•Crawford & Company

Audit/Accounting/Finance and Capital Planning	Banking and Financial Services	Business Operations and Technology Innovation/AI	Continuous Improvement	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management	Information/ Cyber Security	Regulatory Compliance	Risk Management	Strategic Planning and Strategy Development

2022 Proxy Statement	21

PROPOSAL 1-ELECTION OF DIRECTORS

Ruth Ann Marshall Independent Director Since: 2011 Age: 67 Regions Committees •CHR Committee •NCG Committee (Chair) •Executive Committee Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•From 2004 until retiring in 2006, served as President of The Americas, MasterCard International, Inc.
•Previously served as President, MasterCard North America from 1999 to 2004, where she was responsible for building all aspects of MasterCard’s issuance and acceptance business in the United States, Canada, Latin America, and the Caribbean
•Prior to joining MasterCard in 1999, served as Group Executive President of two electronic payment service companies, MAC Regional Network and Buypass Corporation, and upon acquisition of these companies by Concord EFS, became Senior Executive Vice President of the combined companies, where she oversaw marketing, account management, customer service, and product development
•Started her career at IBM, where, for more than 18 years, she served in managerial and executive positions
•Has broad marketing, account management, customer service, and product development experience, as well as significant domestic and international experience in growing business
Education
•Bachelor’s (Finance) and Master of Business Administration degrees, Southern Methodist University
Honors and Recognition
•2018 Most Influential Corporate Directors, WomenInc.
•2004 and 2005 “World’s 100 Most Powerful Women,” Forbes.com
Other Public Directorships and Board Leadership/Committee Assignments
•ConAgra Brands, Inc.: Executive Committee; Human Resources Committee (Chair); Nominating and Corporate Governance Committee
•Global Payments Inc.: Governance and Nominating Committee; Technology Committee

Charles D. McCrary Independent Director Since: 2001 Age: 70 Regions Committees •Executive Committee (Chair) Top 5 Skills Brought to Our Board
                               Independent Chair of the Board

Key Experience and Qualifications
•Served as the President and CEO of Alabama Power Company, a public utility company, from 2001 until he retired in February 2014
•Also served as Chairman of Alabama Power Company until May 2014
•Career spanning more than 40 years, over which he held various positions of increased responsibility within both Alabama Power and its parent company, Southern Company
•Has served as the Board’s Independent Chair since the beginning of 2019 and previously served as its Lead Independent Director and as the NCG Committee’s Chair
•Serves as a director of the privately-held Great Southern Wood Holdings, Inc.
•Brings understanding of issues that are unique to companies operating in highly regulated industries

Education
•Bachelor’s degree (Engineering), Auburn University
•Juris Doctor degree, Birmingham School of Law

Honors and Recognition
•2020 NACD Directorship 100
•2018 Inductee, Alabama Business Hall of Fame

Audit/Accounting/Finance and Capital Planning	Banking and Financial Services	Business Operations and Technology Innovation/AI	Continuous Improvement	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management	Information/ Cyber Security	Regulatory Compliance	Risk Management	Strategic Planning and Strategy Development

22	2022 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS

James T. Prokopanko Independent Director Since: 2016 Age: 68 Regions Committees •Audit Committee •NCG Committee Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•Served as President and CEO of The Mosaic Company, one of the world’s leading producers and marketers of concentrated phosphate and potash crop nutrients, from 2007 through 2015 and then as Senior Advisor until his retirement in January 2016
•From 2006 through 2007, served as Executive Vice President and Chief Operating Officer of The Mosaic Company
•Prior to joining The Mosaic Company, held various senior leadership positions at Cargill, Inc. from 1999 through 2006
•Decade-long career at The Mosaic Company and previous service as lead director at Vulcan Materials Company have provided him with an in-depth knowledge of environmental risk management in regulated industries
Education
•Bachelor’s degree (Computer Science), University of Manitoba
•Master of Business Administration degree, Ivey Business School at the University of Western Ontario
Honors and Recognition
•2015 Corporate Responsibility Lifetime Achievement Award, Corporate Responsibility Magazine
•2013 Excellence Award, Center of Excellence in Corporate Philanthropy
•Co-authored the article “Sustainability as a Compass for Leadership,” which appeared in the November 2017 edition of Supply Chain Management Review
Other Public Directorships and Board Leadership/Committee Assignments
•Vulcan Materials Company: Compensation Committee; Governance Committee
•Xcel Energy Inc.: Governance, Compensation and Nominating Committee (Chair); Operations, Nuclear, Environmental and Safety Committee
Former Public Directorships Held During the Past Five Years
•The Mosaic Company

Lee J. Styslinger III Independent Director Since: 2003 Age: 61 Regions Committees •NCG Committee •Risk Committee Top 5 Skills Brought to Our Board
 Key Experience and Qualifications
•Currently serves as Co-Chairman of the privately-held Altec Inc., a global leader that designs and manufactures products and services for the electric utility, telecommunications, and contractor markets in over 100 countries throughout the world
•After joining Altec Inc. in 1983, was named CEO in 1997 and Chairman in 2011; served as Chairman and CEO until October 2021
•Actively serves on the boards of many educational, civic, and leadership organizations
•Brings a wealth of management and business experience derived from running a large company in today’s global market
Education
•Master of Business Administration degree, Harvard University
Honors and Recognition
•Appointed to the President’s Export Council, advising the President of the United States on international trade policy, from 2006-2008
•Served on the President’s Manufacturing Council in 2017
•Appointed to the President’s Advisory Committee for Trade Policy and Negotiations established by the U.S. Trade Representative
•Appointed to the "Great American Economic Revival" advisory counsel by the President in 2020
Other Public Directorships and Board Leadership/Committee Assignments
•Vulcan Materials Company: Compensation Committee; Executive Committee; Safety, Health & Environmental Affairs Committee (Chair)
•Workday, Inc.: Audit Committee

Audit/Accounting/Finance and Capital Planning	Banking and Financial Services	Business Operations and Technology Innovation/AI	Continuous Improvement	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management	Information/ Cyber Security	Regulatory Compliance	Risk Management	Strategic Planning and Strategy Development

2022 Proxy Statement	23

PROPOSAL 1-ELECTION OF DIRECTORS

José S. Suquet

Independent
Director Since:  2017
Age:  65

Regions Committees
•Audit Committee (Chair; Audit Committee Financial Expert)
•Executive Committee
•Technology Committee

Top 5 Skills Brought to Our Board

Key Experience and Qualifications
•Currently serves as the Chairman and CEO of the privately-held Pan-American Life Insurance Group (“PALIG”), a leading provider of insurance and financial services throughout the Americas and whose flagship member is New Orleans-based Pan-American Life Insurance Company
•Prior to joining PALIG in November 2004, held senior management posts in the insurance industry for more than three decades, including serving as Senior Executive Vice President and Chief Distribution Officer of AXA Financial
•In December 2016, completed his term as a member of the board of directors of the Federal Reserve Bank of Atlanta, for which he served as Chairman of the Retail Payments Office Oversight Committee
•Previously served on the board for the Federal Reserve Bank of Atlanta, New Orleans Branch
•Director at the privately-held Ochsner Health System, Louisiana’s largest nonprofit, academic healthcare system, where he serves on the Compensation Committee and the Audit and Oversight Committee
•Completed his second and final term on the board of directors of The American Council of Life Insurers in 2019
•Brings a strong background in enterprise risk management and a commitment to innovation and operational excellence
•His dedication to the United States’ Hispanic community, as well as to the pursuit of product innovation and sales force expansion, have positioned PALIG as the company that Hispanics throughout the Americas rely on to protect their financial security and well-being
•Involved in various professional and industry associations
Education
•Bachelor’s degree, Fordham University
•Master of Business Administration degree, University of Miami
Honors and Recognition
•Included in the Latinos on Boards feature of Latino Leaders magazine for 2018 through 2020

John M. Turner, Jr. Management Director Since: 2018 Age: 60 Regions Committees •Executive Committee Top 5 Skills Brought to Our Board
                          President and Chief Executive Officer

Key Experience and Qualifications
•Currently serves as the President, CEO and Director of Regions Financial Corporation and Regions Bank, a wholly-owned subsidiary of the Company, and leads the Company’s Management Policymaking Committee and Executive Leadership Team
•Named President in December 2017 and then CEO in July 2018
•Before being named President, served as Head of the Corporate Bank, a role he took on in 2014
•Joined Regions in 2011 as President of the South Region, leading banking operations in Alabama, Mississippi, South Louisiana and the Florida Panhandle
•Before joining Regions, he was named president of Whitney National Bank and Whitney Holding Corporation in 2008 and was elected to the bank’s and holding company’s boards of directors
•Before that, was responsible for all geographic line banking functions across Whitney and served as its Eastern Region President
•Joined Whitney in 1994 as its Alabama Regional President after nine years at AmSouth Bank, where he held senior consumer, commercial and business positions
•Serves on the Business Council of Alabama, Birmingham Business Alliance, Economic Development Partnership of Alabama, A Plus Education Foundation, United Way of Central Alabama, and Infirmary Health System boards. Mr. Turner is a former chairman of the Mobile Area Chamber of Commerce, the Mobile Area Education Foundation and the United Way of Southwest Alabama and is a former board member of Leadership Mobile

Education
•Bachelor’s degree (Economics), University of Georgia

Honors and Recognition
•Graduate, Leadership Alabama

Audit/Accounting/Finance and Capital Planning	Banking and Financial Services	Business Operations and Technology Innovation/AI	Continuous Improvement	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management	Information/ Cyber Security	Regulatory Compliance	Risk Management	Strategic Planning and Strategy Development

24	2022 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS

Timothy Vines Independent Director Since: 2018 Age: 56 Regions Committees •Audit Committee (Audit Committee Financial Expert) •CHR Committee Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•Currently serves as the President and CEO of Blue Cross and Blue Shield of Alabama (“BCBSAL”), a not-for-profit, independent licensee of the Blue Cross and Blue Shield Association, for which he serves as Chairman, and the largest provider of healthcare benefits in Alabama
•Served as BCBSAL’s President and Chief Operating Officer from November 2017 through March 2018 before being named its President and CEO in April 2018
•Held BCBSAL’s Executive Vice President position from March through November of 2017
•Served as BCBSAL’s Chief Administrative Officer from August 2012 through March 2017
•Serves as Vice Chair and on the Finance Committee and Governance Committee of the Board of Prime Therapeutics LLC, a pharmacy benefit management company owned jointly by several Blue Cross Blue Shield plans, including BCBSAL
•Worked in banking for over five years after graduating college
•Remains very active in the community through his involvement with multiple nonprofit and charitable organizations, including service on the boards of the Birmingham Business Alliance, Leadership Birmingham, Economic Development Partnership of Alabama, Prosper, Business Council of Alabama, and Mercy Deliverance Ministries
•Serves as immediate past chair of the board of trustees at Samford University in Birmingham, Alabama
•Possesses an extensive understanding of operating a large company within a highly regulated industry
Education
•Bachelor’s degree (Finance), Auburn University
Honors and Recognition
•Coronavirus (COVID-19) Task Force for Alabama

Audit/Accounting/Finance and Capital Planning	Banking and Financial Services	Business Operations and Technology Innovation/AI	Continuous Improvement	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management	Information/ Cyber Security	Regulatory Compliance	Risk Management	Strategic Planning and Strategy Development

2022 Proxy Statement	25

PROPOSAL 1-ELECTION OF DIRECTORS
How are Directors compensated?

Our Director Compensation Program for independent Directors is designed to:
•Pay Directors fairly for the work required at a company of Regions’ size and scope;
•Align Directors’ interests with the long-term interests of our shareholders; and
•Be simple, transparent, and easy for shareholders to understand.
The CHR Committee, in conjunction with its independent compensation consultant, periodically reviews the compensation of the non-management Directors and recommends any changes to the Board. After completing its review in April 2021, the CHR Committee recommended, and the Board approved, certain changes to the Director Compensation Program to ensure it remained competitive and fair. The changes included increasing the annual equity retainer from $120,000 to $130,000 and increasing the annual fee paid to the Audit Committee Chair and the Risk Committee Chair from $30,000 to $40,000 and $30,000 to $35,000, respectively. The following table describes all of the components of the 2021 Director Compensation Program.

Compensation Element	Compensation Amount
Annual Cash Retainer	$100,000, which may be deferred, at the Director’s option
Annual Equity Retainer	$130,000 in restricted stock units granted three business days following the annual shareholder meeting and becoming vested at the next annual shareholder meeting; the receipt of which may be deferred, at the Director’s option
Additional Annual Fee for Independent Non-Executive Chair of the Board (1)
$150,000, paid as follows:
$50,000 cash, which may be deferred, at the Chair’s option;
$100,000 equity in the form of restricted stock units granted three business days following the annual shareholder meeting and becoming vested at the next annual shareholder meeting, the receipt of which may be deferred, at the Chair’s option

Additional Annual Fee for Committee Chairs (2)	$40,000 — Audit Committee $25,000 — CHR Committee $25,000 — NCG Committee $35,000 — Risk Committee $10,000 — Special Committees, as applicable
Additional Annual Fee for Audit Committee members (exclusive of the Audit Committee Chair)	$10,000
Additional Annual Fee for Special Committee Members, as applicable	$10,000
(1)     Due to administrative oversight, Mr. McCrary, our Non-Executive Chair of the Board, was not paid this amount in 2019, 2020, and 2021. On February 8, 2022, Mr. McCrary received an award of RSUs to satisfy the amounts due.
(2)     The 2022 Director Compensation Program will include an annual fee for the Chair of the Technology Committee, formed in February 2022.
How the DDIP works. Under the DDIP, non-management Directors may voluntarily elect to defer some or all of their cash compensation. The cash compensation is deferred until the time of payment elected by the Director or earlier in the event of certain other distribution events described in the plan. Most Directors have elected to defer receipt of all or a portion of their cash compensation.
Prior to 2021, deferred amounts were held in a bookkeeping account that was credited with notional shares of Regions common stock, and any dividends paid on common stock were credited to the account as additional notional shares of common stock. Then at the end of the deferral period, the Director’s account was settled in shares of common stock, plus cash for any fractional share.
Beginning in 2021, a Director may elect to have deferred amounts notionally invested in investments similar to those available to participants in the Excess 401(k) Plan, in addition to Regions common stock. Any earnings and losses attributable to the underlying notional investments will be credited to the Director’s account. Then at the end of the deferral period, the Director’s account will be settled in cash.
How restricted stock units work. The Annual Equity Retainer is paid in RSUs. Directors have the option to defer receipt of their RSUs in the Directors’ Deferred Restricted Stock Unit
Plan (the “Deferred RSU Plan”). If a Director makes a timely election under the Deferred RSU Plan, his or her RSUs will be notionally credited to an account in the Director’s name. Dividend equivalents, if any, also are notionally credited to the Director’s account as of the date any cash dividends are paid with respect to the common stock underlying the RSUs. The deferred RSUs then will be paid in shares of Regions common stock on a date designated by the Director, which may be the date he or she terminates service as a Director or an anniversary of the date on which the RSUs were granted (but no later than the tenth anniversary of the grant date). Payment of the deferred RSUs are accelerated in the event of a Director’s death or a change in control of the Company.
How the Regions Matching Gifts Program works for Directors. Directors, as well as members of the Company’s Executive Leadership Team, are eligible to participate in our Matching Gifts Program. Under this program, Regions will match, dollar for dollar, gifts of $50 or more, up to a total of $5,000 per year, to eligible tax-exempt organizations that must have a primary mission that clearly fits one of these six categories: education and workforce readiness; economic and community development; financial wellness; arts and culture; service members/veterans organizations; and individuals with disabilities.

26	2022 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS
Compensation paid in 2021 to Independent Directors. The following table contains information about the compensation paid to the independent Directors who served during 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Carolyn H. Byrd	122,500	129,995		252,495
Don DeFosset	112,500	129,995	5,000	247,495
Samuel A. Di Piazza, Jr.	128,750	129,995	5,000	263,745
Zhanna Golodryga	100,000	129,995		229,995
John D. Johns	133,750	129,995		263,745
Joia M. Johnson(1)	50,000	97,500		147,500
Ruth Ann Marshall	125,000	129,995	5,000	259,995
Charles D. McCrary	150,000	129,995		279,995
James T. Prokopanko	107,500	129,995		237,495
Lee J. Styslinger III	100,000	129,995		229,995
José S. Suquet	132,500	129,995	5,000	267,495
Timothy Vines	110,000	129,995		239,995
(1)    Ms. Johnson’s cash and equity compensation was pro-rated to reflect her partial year of service.
(2)    The amounts presented in this column represent the grant date fair value of the 2021 restricted stock unit award made to all independent Directors in service on April 26, 2021, and in the case of Director Johnson, in service on July 20, 2021. The grant date fair value of the restricted stock units awarded on April 26, 2021, was $21.11 per share. All restricted stock units awarded April 26, 2021, are scheduled to vest in one lump sum on the date of the 2022 Annual Meeting. Ms. Johnson received a restricted stock award when she was appointed to Regions’ Board on July 20, 2021. The grant date fair value of the restricted stock units awarded on July 20, 2021, was $18.91 per share. The restricted stock units awarded July 20, 2021, are scheduled to vest in one lump sum on the date of the 2022 Annual Meeting.
(3)    The amounts presented in this column reflect matching charitable gifts made through the Regions Matching Gifts Program. Regions matches Directors’ gifts up to $5,000 to qualifying organizations under this program.

The table below sets forth those independent Directors who served during 2021 and who had stock options or RSUs outstanding as of December 31, 2021, and the number outstanding as of that date. None of the independent Directors had stock options outstanding as of December 31, 2021.

Name	Outstanding Restricted Stock Units (#) (1)
Carolyn H. Byrd	26,930
Don DeFosset	18,413
Samuel A. Di Piazza, Jr.	26,930
Zhanna Golodryga	6,253
John D. Johns	26,930
Joia M. Johnson	5,196
Ruth Ann Marshall	26,930
Charles D. McCrary	26,930
James T. Prokopanko	26,930
Lee J. Styslinger III	26,930
José S. Suquet	26,930
Timothy Vines	26,930
(1)    The amounts presented in this column represent outstanding restricted stock units and dividend equivalents, if any, that have been notionally credited to the Director’s account as of the date any cash dividends were paid with respect to the common stock underlying the restricted stock units.

2022 Proxy Statement	27

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
What am I voting on?

You are voting on a proposal to ratify the appointment of EY as our independent registered public accounting firm for the year 2022. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm (that is, the independent auditor) retained by Regions to audit the Company’s financial statements and internal controls over financial reporting.
Shareholders are being asked to ratify the appointment of EY to serve as the Company’s independent auditor for the fiscal year ending December 31, 2022. Although the Audit Committee has the sole authority to appoint the independent auditor, as a matter of good corporate governance, the Board submits its selection of the independent auditor to our shareholders for ratification.
What does the Board recommend?

The Board unanimously recommends that you vote “FOR” this proposal.
Why does the Board recommend a vote “FOR” this proposal?

Based on the evaluation and considerations set forth below, the Audit Committee and the Board believe that the continued retention of EY to serve as Regions’ independent auditor is in the best interest of Regions and its shareholders.
What vote is required to approve this proposal?

Approval of this proposal requires the affirmative “FOR” vote of a majority of the votes cast for or against the proposal. Abstentions have no effect on the vote results.
What is the effect of this proposal?

The Audit Committee has appointed EY as Regions’ independent registered public accounting firm for the 2022 fiscal year. In the event our shareholders do not ratify the appointment, it is anticipated that no change in auditor would be made for the current year because of the difficulty and expense of making such a change. The vote results would, however, be considered in connection with the appointment of our independent auditor for the 2023 fiscal year.
How does the Audit Committee evaluate and select the independent auditor?

The Audit Committee annually evaluates the performance of the Company’s independent auditor and determines whether to reengage the current independent auditor or consider other audit firms.
Factors considered by the Audit Committee in its 2021 annual evaluation included:
•EY’s qualifications; the quality and efficiency of services provided, including industry-specific knowledge and technical expertise; recent results of EY’s commitment to audit quality.
•EY’s independence, objectivity, and ability to communicate with the Audit Committee and key management stakeholders in a transparent, timely, and effective manner. See independence controls discussed in the subsection How is Regions assured that EY remains independent?
•Appropriateness of audit fees for audit and non-audit services, both on an absolute basis and as compared to peers.
•Recent results of inspection reports on the firm and EY’s Peer Review Report on the Firm’s System of Quality Control.
•Known legal risks and any significant legal or regulatory proceedings.
•Assessment of past performance of both the lead audit partner and the audit engagement team.
•Tenure of the firm engaged, the benefits and drawbacks of longer tenure, the required rotation of the lead partner and engagement partner, and the impact of changing auditors.

28	2022 Proxy Statement

PROPOSAL 2-RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Some of the strengths highlighted in the most recent evaluation include: (i) significant lead audit partner involvement; (ii) audit partners’ deep knowledge of Regions’ business processes, resulting in effective leverage of Regions’ control processes and documentation; and (iii) consistently bringing subject matter experts to bear, as necessary.
What services are provided by EY?

The Audit Committee is responsible for the appointment, compensation (including fee negotiations), and oversight of the independent auditor. The Audit Committee has engaged EY to provide audit, tax, and regulatory compliance advisory services. The Audit Committee carefully considered and determined that Regions’ engagement of EY for tax and regulatory compliance advisory services does not impair EY’s independence.
How much did EY bill Regions for 2021 and 2020?

The aggregate fees billed to Regions by EY for services provided in each of 2021 and 2020 are set forth in the following table:

	2021	2020
Audit fees(1)	$7,428,122	$7,496,698
Audit-related fees(2)	451,960	452,494
Tax fees(3)	67,085	32,564
All other fees(4)	454,606	0
Total fees	$8,401,773	$7,981,756
(1)    “Audit fees” include fees associated with the annual audit of Regions’ consolidated financial statements included in the Annual Report on Form 10-K and internal control over financial reporting, review of Regions’ quarterly reports on Form 10-Q, SEC regulatory filings, and statutory audits.
(2)    “Audit-related fees” include fees associated with audits of employee benefit plans and service organization reports.
(3)    “Tax fees” include fees associated with tax compliance services, including the preparation, review, and filing of certain tax returns, as well as tax advisory services.
(4)    “All other fees” includes fees associated with advisory services.
The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of EY. In accordance with the Audit Committee Charter, the Audit Committee must pre-approve any engagement of EY for audit services or, subject to certain de minimis exceptions described in Section 10A(i)(1)(B) of the Exchange Act, for non-audit services on a case-by-case basis. The Audit Committee has delegated to its Chair the authority to pre-approve audit and permissible non-audit services. Any such pre-approval of audit or permissible non-audit services pursuant to this delegation of the full Audit Committee’s authority must be presented to the Audit Committee at its next regular meeting for ratification. In 2021 all audit and permissible non-audit services provided by EY were pre-approved or ratified by the Audit Committee.
Will a representative of EY be present at the annual meeting?

EY served as Regions’ independent auditor for the year ended December 31, 2021, and a representative of the firm will be present at the annual meeting to make a statement if they so desire and to respond to appropriate questions from shareholders.
How long has EY been Regions’ independent auditor?

EY (or its predecessors) has served as Regions’ independent auditor since 1971. Serving as Regions’ independent auditor for an extended period has allowed EY to obtain extensive institutional knowledge and understanding of the Company’s accounting policies and practices and internal control over financial reporting.
EY has advised the Audit Committee that it is an independent accounting firm with respect to the Company in accordance with the requirements of the SEC and the PCAOB.

2022 Proxy Statement	29

PROPOSAL 2-RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
How is Regions assured that EY remains independent?

The Audit Committee recognizes the importance of maintaining the independence of Regions’ external auditor, both in fact and in appearance. Consistent with SEC and PCAOB requirements regarding auditor independence, the Audit Committee has responsibility for appointing, setting the compensation for, and overseeing the work of EY.
Audit Committee Oversight. The Audit Committee’s oversight of the independent auditor includes regular meetings with EY, with and without management present. The Audit Committee reviews and tracks progress and performance against EY’s annual commitment letter and oversees the annual evaluation of the independent auditor to determine whether reappointment is appropriate. In addition, the Audit Committee and its Chair are directly involved in the rigorous process of selecting new lead audit partners, which occurred most recently in 2018.
Limits on Non-Audit Services. The Audit Committee must pre-approve all non-audit services. Permissible services are determined in accordance with SEC pre-approval and PCAOB rules.
EY’s Internal Independence Process. EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the Company’s account, and rotates the lead assurance engagement partner at least every five years to provide a fresh perspective and to comply with regulatory requirements. The next lead audit partner rotation is scheduled for 2023.
Strong Regulatory Framework. EY, as an independent registered public accounting firm, is subject to PCAOB inspections and oversight, Peer Review Report on the Firm’s System of Quality Control, and SEC oversight.
Hiring Restrictions. To avoid potential conflicts of interest, the Audit Committee has adopted restrictions on our hiring of any EY employee or former employee of EY if such hiring would jeopardize EY’s independence.

30	2022 Proxy Statement

AUDIT COMMITTEE REPORT

Roles and Responsibilities. Regions, acting through its management and Board, has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting controls. Ernst & Young LLP, independent auditors engaged by Regions, are responsible for planning and conducting the annual audit, for expressing an opinion on the conformity of Regions’ audited financial statements with GAAP and for annually auditing the effectiveness of Regions’ internal controls over financial reporting.
The Audit Committee, comprised of independent Directors, oversees Regions’ financial reporting process on behalf of the Board. More specifically, the Audit Committee is appointed by the Board to assist and advise the Board in monitoring:
(a)    the integrity of the Company’s financial statements and the financial reporting process, including matters relating to internal accounting and financial controls;
(b)    the independent auditor’s qualifications and independence;
(c)    the performance of the Company’s internal audit function and independent auditor; and
(d)    the Company’s compliance with legal and regulatory requirements.
The Audit Committee itself does not prepare financial statements or perform audits. Additionally, the members of the Audit Committee are not the auditors or certifiers of Regions’ financial statements. The functions of the committee are described in greater detail in the Audit Committee Charter, adopted by the Board, which may be found on the Company's website at ir.regions.com/governance.
Oversight. In fulfilling its oversight responsibilities, the Audit Committee:
•Reviewed and discussed with management and EY the Company’s earnings releases and Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, including the audited financial statements, prior to filing with the SEC. Focus areas include: critical accounting policies and estimates; areas of audit emphasis; any changes to the initial audit plan; new accounting standards; significant unusual transactions; acquisitions; and results of quarterly review procedures.
•Reviewed and discussed with EY their judgments as to the quality, not just the acceptability, of Regions’ accounting principles and such other matters as are required to be discussed by the Audit Committee under auditing standards generally accepted in the United States, including the matters required to be discussed by the PCAOB and the SEC.
•Reviewed and discussed with EY the Critical Accounting Matters (CAMs).
•Discussed with EY the Company’s internal control assessment process, management’s assessment with respect thereto and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting.
•Received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY their independence in relation to Regions.
•Received regular updates from the CRO on the Company’s enterprise risk profile, which included impacts from COVID-19, cybersecurity risks and the Company's analysis of other significant risk exposures and the steps management has taken to monitor and control such exposures.
•Discussed with Regions’ internal auditors and EY the overall scope and plans for their respective audits. The Audit Committee regularly meets with Regions’ internal auditors and EY, with and without management present, to discuss the results of their examinations, their evaluations of Regions’ internal accounting and financial reporting controls, and the overall quality of Regions’ financial reporting.
•Received regular updates from management for significant Company initiatives.
•Participated, with representatives of management and of the independent auditors, in educational sessions about topics requested by the Audit Committee.
Recommendation for Including the Financial Statements in the Annual Report. In reliance on the reviews and discussions referred to above, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended that the Board approve including the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

Submitted by the Audit Committee:

José S. Suquet (Chair)	Carolyn H. Byrd	Samuel A. Di Piazza, Jr.	James T. Prokopanko	Timothy Vines

2022 Proxy Statement	31

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

What am I voting on?

The Board is providing shareholders with the opportunity at the 2022 Annual Meeting to cast an advisory vote on the Company’s executive compensation paid to NEOs described in the CD&A, the compensation tables, and related disclosures, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and Section 14A of the Exchange Act. This type of proposal is known as a “Say-on-Pay” proposal.
The shareholders, at the Company’s 2018 Annual Meeting, overwhelmingly voted in favor of an annual advisory vote, and the Board affirmed the recommendation and has currently elected to hold Say-on-Pay advisory votes on an annual basis. SEC rules require us to hold a “frequency” vote at least once every six years to allow our shareholders to decide how often they would like to be presented with the advisory vote; therefore, we anticipate the next Say-on-Pay “frequency” vote will occur at our 2024 Annual Meeting.
This Say-on-Pay proposal gives you, as a shareholder, the opportunity to vote “For” or “Against” the following resolution:
“RESOLVED, that the shareholders of Regions Financial Corporation (the ‘Company’) approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion presented in the Company’s 2022 Proxy Statement.”
What does the Board recommend?

The Board unanimously recommends you cast an advisory vote “FOR” the compensation of the Company’s NEOs.
Why does the Board recommend a vote “FOR” this proposal?

Our overall executive compensation policies and procedures are described in the CD&A and the tabular disclosure regarding NEO compensation (together with the accompanying narrative disclosure). Our compensation policies and procedures are centered on a “pay-for-performance” culture. We emphasize compensation opportunities that reward results. Our stock ownership requirements and use of stock-based incentives foster the creation of long-term value. In doing so, our executive compensation program supports our strategic objectives and mission and is strongly aligned with the short- and long-term interests of our shareholders, as described in the CD&A.
The CHR Committee, which is composed entirely of independent Directors, in consultation with Cook & Co., its independent compensation consultant, oversees the Company’s executive compensation program and continuously monitors the Company’s policies to ensure they emphasize programs that reward executives for results that are consistent with shareholder interests and with the safety and soundness of the Company.
The Board and the CHR Committee believe that Regions’ commitment to these reasonable and responsible compensation practices warrants a vote by shareholders “FOR” the resolution approving the compensation of our NEOs as disclosed in this 2022 Proxy Statement. Prior to submitting your vote, we encourage you to carefully review the CD&A and the Compensation of Executive Officers sections for a detailed discussion of the Company’s executive compensation program, including information about the 2021 compensation of our NEOs.
What vote is required to approve this proposal?

Approval of this proposal requires the affirmative “FOR” vote of a majority of the votes cast for or against the proposal. Abstentions and Broker non-votes have no effect on the vote results.
What is the effect of this proposal?

Because your vote is advisory, it will not be binding upon the Company, the CHR Committee, or the Board and may not be construed as overruling any decision by the Board or the CHR Committee. The Board and the CHR Committee, however, value our shareholders’ views on executive compensation matters and will take the outcome of the vote into account when considering future executive compensation arrangements for the NEOs.

32	2022 Proxy Statement

ENVIRONMENTAL AND SOCIAL PRACTICES

Overview

Regions recognizes that the long-term financial performance of our Company and our ability to deliver shareholder value are directly tied to the success of our customers, associates, and the communities we serve. We believe that our dedication to continually improve on our ESG efforts contributes to this success and thereby supports our commitment to shared value.
We also believe in the importance of transparency in these efforts. For that reason, we provide detailed information about our environmental and social policies and practices in our various ESG-focused disclosures that we issue throughout the year. Stakeholders seeking more in-depth disclosure around specific ESG policies and practices are highly encouraged to consult our ESG Report; our stand-alone reports aligned with disclosure standards developed by TCFD, GRI, and SASB; our Workforce Demographics (EEO-1) Report; our response to CDP’s Climate Change Questionnaire; and our Community Engagement Report. These disclosures, along with our Code of Conduct, Human Rights Statement, Supplier Code of Conduct, and Environmental Sustainability Policy Statement and Goals, are all available on our website at ir.regions.com/governance.
The goals discussed in our ESG disclosures and the related disclosures in this proxy statement are aspirational, and no guarantees or promises are made that all goals will be met. Statistics and metrics included in these disclosures are estimates and may be based on assumptions. Neither our ESG disclosures nor this section of the proxy statement are comprehensive. As such, they should be read in conjunction with the reports that Regions has filed pursuant to the Exchange Act, including the “Forward-Looking Statements” and “Risk Factors” sections of Regions’ Annual Report on Form 10-K for the period ended December 31, 2021. This and other SEC filings are available through our website at ir.regions.com and on the SEC’s website at sec.gov. Unless otherwise stated, all information in this section is as of December 31, 2021.
Continuous ESG Improvement

Regions is committed to making a positive impact through our ESG practices over the long term. Because changes in ESG practices are typically a continuous progression, rather than an immediate shift, we prefer to look at our progress on ESG over the course of several years. The following chart sets forth many of our actions over the past few years in furtherance of our ongoing commitment to robust ESG practices:

4	2018	4	2019	4	2020	4	2021	4

•Half of Board’s standing committees chaired by women
•Onboarded 2 new Directors, one of whom is diverse
•Released first GRI Content Index
•Issued first response to CDP Climate Change Questionnaire
•Created the DEI Center of Expertise
•Appointed first Head of Diversity & Inclusion (now our Human Resources DEI Officer)
•Adopted Environmental Sustainability Policy Statement and Goals

•Adopted Human Rights Statement
•Established Supplier Code of Conduct
•Appointed Independent Chair of the Board
•Became a Ceres Company Network Member
•Onboarded another diverse Director
•Released first SASB Disclosure
•Implemented version of the Rooney Rule for Board candidate searches

•Released first integrated Annual Review & ESG Report
•Launched online ESG Resource Center
•Implemented version of the Rooney Rule for Section 16 Officer candidate searches
•Developed an Environmental & Social Risk Management (“ESRM”) program
•Formed the RCDC
•Achieved 30% reduction of operational GHG emissions

•Released first TCFD Report
•Released first Workforce Demographics Report
•Onboarded another diverse Director
•Established the management-level ESG Leadership Council
•Announced new operational GHG emissions reduction target
•Obtained external assurance for 2020 Scope 1 & 2 GHG emissions
•Transitioned to new diverse Audit Committee Chair

2022 Proxy Statement	33

ENVIRONMENTAL AND SOCIAL PRACTICES
ESG Governance

At Regions, we strive to use our corporate values as a lens through which decisions should be made. The Board and management understand that good governance is the foundation of sustainable business and is necessary for creating shareholder value over the long term. Delivering on this commitment means that we have incorporated ESG considerations into the Company’s broader business and operations, including our strategic plan, our enterprise risk appetite, and the inventory of risks we assess. In doing so, we are able to apply our robust governance processes to our ESG decisioning on an ongoing basis, putting ESG into perspective for our internal experts carrying out various oversight and execution responsibilities.

OVERSIGHT
Board of Directors
•Strategic Plan, including ESG-specific objectives •Annual budget, including ESG-related investments •Capital planning, including ESG-related expenditures

▼
Board-level Committees
NCG Committee	Risk Committee	CHR Committee	Audit Committee	Technology Committee
Oversees: •ESG strategies, initiatives, policies, and practices •Voluntary ESG disclosures •Stakeholder engagement on ESG issues	Oversees: •ESG alignment within Enterprise Risk Appetite Statement, Risk Management Framework, and Risk Library •ESRM program	Oversees: •Associate compensation and benefits •Corporate culture and Code of Conduct •DEI practices •Talent management and succession planning	Oversees: •Functioning of Company’s internal controls and disclosure •Disclosure of material ESG matters	Oversees: •Company’s culture and talent strategy related to technological and digital transformation •Information technology and security

▼

EXECUTION
Management-level Committees
	Executive Leadership Team	ESG Leadership Council	Disclosure Review Committee	Risk Governance Committees
	•Evaluates ESG considerations within strategic planning •Oversees ESG Leadership Council •Consists of senior management, including NEOs	•Maintains aggregated view of ESG-related risks and opportunities, leveraging internal and external inputs •Provides guidance and direction on internal initiatives	•Reviews ESG-related disclosures in SEC reporting •Provides feedback on voluntary ESG disclosures	•Monitor ESG-related updates to Risk Library •Review ESG-related metrics’ performance to assess adherence to risk tolerance •Supervise enterprise risk assessments incorporating ESG risks

In 2021, we made several advancements in our ESG governance approach:
•We more intentionally incorporated ESG elements into both our enterprise-wide and our business-level strategic planning process to better enable a more strategic approach to ESG at both Board and management levels.
•More direct references to ESG-related risks were integrated into our Risk Library and enterprise-wide risk tolerance for management’s assessment and regular reporting to the Board.
•We established a cross-functional ESG Leadership Council that convenes regularly to consider, discuss, and provide guidance on initiatives aimed at ESG-related risks and opportunities from a variety of standpoints. The Council is overseen by the Company’s Executive Leadership Team, thus providing an additional layer of associate-level administration.

A majority of our Directors have identified themselves as having considerable or extensive experience in key ESG areas:
	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management

	9 Directors	11 Directors	8 Directors	10 Directors	11 Directors

34	2022 Proxy Statement

ENVIRONMENTAL AND SOCIAL PRACTICES
Stakeholder Engagement

We believe that engaging with our stakeholders should be a long-term, ongoing, and two-way communication process. We proactively seek out opportunities that allow us to exchange information with our stakeholders about our respective viewpoints, strategies, and practices, including those related to environmental and social factors. Each of our stakeholders plays an important role in shaping and evolving our environmental and social governance strategies and initiatives.

Customers

Regulators & Policymakers	Regions’ key stakeholders include:	Nonprofit Organizations

Shareholders		Associates

Standards-Setting Organizations		ESG Data Providers & Proxy Advisory Firms

Communities
Beyond these engagements, Regions also actively participates in several industry groups, including groups and task forces established through organizations such as the American Bankers Association and the Risk Management Association. These groups allow us to share ideas and discuss developments that further inform our own internal approach to ESG. We also regularly engage with Ceres, a sustainability-focused nonprofit organization, on our policies, practices, and disclosures; we have been a Ceres Company Network member since 2019.

Our approach to engaging with various stakeholders is discussed in more detail in the following documents:

•Our 2020 Annual Review & ESG Report, available at ir.regions.com/governance, includes an itemized chart of our engagement with key stakeholder populations.
•For more information about our year-round corporate governance shareholder engagement program, refer to the Corporate Governance section of this proxy statement.
•For more information on how we engage with members of our communities, refer to the Doing More for Our Communities subsection of this proxy statement; our Community Engagement Report (available at ir.regions.com/governance); and the Doing More Today® website (doingmoretoday.com).
•For more information on our stances and activities related to public policy advocacy, refer to our Statement on Political Contributions and semi-annual Government Affairs Reports, the latter of which covers corporate political contributions, independent expenditures, corporate political giving, trade association dues exceeding $25,000, and applicable oversight; both documents are available at regions.com/about-regions/.

Our Climate Commitment

At Regions, we are driven to respond to uncertainty with resiliency; the same is true for our approach to climate change. Responding proactively to the risks and opportunities presented by climate change also helps us accomplish our mission: to achieve superior economic value for our shareholders by making life better for our customers, associates, and the communities we serve.

Operational Sustainability
We are committed to operating our business responsibly. This commitment, and how we plan to act on it, is articulated in our Environmental Sustainability Policy Statement, which was initially approved by management in 2018 and is now overseen by the Board’s NCG Committee. The Policy Statement also established our first two environmental targets, using a 2015 baseline:

2023 Targets for Reducing Environmental Footprint
Target Area	Breadth	Units	Target
Gross Scope 1 and Scope 2 GHG Emissions (Location-Based)	Real estate where we are responsible for paying utilities and maintain operational control	Metric tons CO2e	30% REDUCTION
Energy Use	Electricity and natural gas usage in metered space	MWh	30% REDUCTION

By the end of 2020, we had already achieved a 41% reduction in our Scope 1 and Scope 2 GHG emissions, surpassing our target three years early, and nearly reached our energy target by using 26%
less energy. We also obtained third-party assurance and verification for our 2020 GHG inventory.

2022 Proxy Statement	35

ENVIRONMENTAL AND SOCIAL PRACTICES

Before we reached our 2023 GHG emissions reduction goal, we started looking toward setting new, longer-term goals.
In mid-2021, when we reported the achievement of our 2023 emissions goal, we also announced a new emissions goal:
Our new goal is to reduce our gross Scope 1 and Scope 2 location-based carbon emissions by 50% by the end of 2030.
This goal was informed by the guidance given by the Science Based Targets Initiative and aligns with the Well Below 2°C model.
We selected 2019 as our base year due to the pandemic-related abnormalities in facility usage during 2020.

Capitalizing on Sustainable Growth Opportunities

Current Products & Services

Examples of environmentally focused products and services we have offered over the past year include:
•Funding for photovoltaic solar projects
•Utility-scale solar construction financing
•Solar acquisition financing
•Offshore wind vessel financing
•Commitments to mass transit and urban rail transit systems
•Externally managed ESG-focused investment products
•Sustainable asset management

We understand that our ability to mobilize capital grants our industry a unique role within the broader transition to a lower-carbon economy. We look to support the development and implementation of cleaner energy solutions and provide sustainable products and services that can benefit both our customers and the environment.

Spotlight: Regions supports the development and implementation of clean energy solutions through our Energy and Natural Resources Group (“ENRG”), which specializes in tailored financing products and services for solar/renewable energy products. In 2021, ENRG committed or closed over $627 million in ESG-related financings, including:
•$383 million of sustainability-linked corporate financings
•$164 million in solar project financings
•$50 million of renewable natural gas construction facilities
•$30 million in renewable corporate credit facilities
ENRG also served as a co-manager in $1.43 billion senior notes offerings supporting clean water/wastewater infrastructure and sustainability notes.

We recognize our ability to create shared value through financial inclusivity and support of the communities that we serve. We look for ways to reach underserved individuals and communities in our footprint and create opportunities for us to grow together.
Examples of inclusive or community-focused products and services we have offered over the past year include:
•Affordable housing financing
•Mortgage lending in LMI communities and to LMI borrowers
•Deposit-secured credit card products to reach underserved customers
•Investments and loans made through the RCDC for projects and entities with a community development purpose

Looking Ahead

To carry forward those and other findings we have made, some of the enhancements we plan to implement include:
•Advancing a sustainable finance definition and methodology, as well as evaluating a sustainable finance goal
•Measuring and evaluating our Scope 3 portfolio emissions
•Integrating climate-related factors into client-level risk assessments
•Performing an annual refresh of ongoing scenario analysis and enhancing capabilities that facilitate additional quantitative portfolio analysis

In our first TCFD Report, released in June 2021, we discussed the results of our qualitative scenario analysis of climate-related physical and transition risks. These and other recent developments create momentum for us to build on as we learn more about the evolving challenges around climate change.

Spotlight: We look forward to serving new and current clients seeking solar home improvement financing through EnerBank USA, our newly acquired home improvement point-of-sale lender.

Designing and implementing enterprise-wide programs and policies that support our and our customers’ transition to a lower-carbon economy in a meaningful way is not a process that can be undertaken overnight. Regions is dedicated to ensuring that our evolution in this respect is timely and proactive, but also maintains a deliberate approach toward optimal effectiveness and an orderly transition. We look forward to sharing our insights and continuing to make meaningful progress in our efforts to address climate change.

36	2022 Proxy Statement

ENVIRONMENTAL AND SOCIAL PRACTICES
Making Banking Easier

The financial needs of the communities that Regions serves are as diverse as the tools required to meet those needs. Regions is committed to providing all customers access to preferred financial tools, industry-leading products, and expert advice and guidance.

Financial Inclusion
•Through our Regions Next Step® program, in 2021 we:
–Provided financial education to more than 1.4 million people
–Presented over 120,000 financial wellness workshops
–Received 2.4 million online page views via online resources
•Introduced Regions Now CheckingSM, a Bank On-certified account that removes the worry of overdraft or returned-item fees with a low, flat monthly fee, to existing suite of Regions Now Banking® products
•Enabled over 1 million customers to complete financial plans, including financial health scores, through Regions Greenprint® in 2021
•Distributed over $6 billion in Paycheck Protection Program loans, with 88% of total loans forgiven through 4Q21
•Launched Regions’ Spend & Save Program to support customers wanting to build their savings
•Expanded small business capabilities and advanced capabilities to streamline homebuilder finance origination in corporate banking group

Regions has made significant changes and upgrades while continuing to provide customers with resources they need to succeed in managing their finances.

Deposit Account Policy Changes
•Began rollout of policy changes in 2021, including a simplified transaction posting order, reduced fees, customer education tools, and better visibility around balance views
•Announced additional future policy changes and milestones in January 2022, including:
–By the end of 1Q22:    Eliminate overdraft protection transfer fees
–By the end of 2Q22:     Eliminate all insufficient-funds fees
Lower caps on overdraft fees
–By the end of 3Q22:     Provide early access to direct deposits
Launch a new line of credit for overdraft protection

Regions has updated its non-sufficient funds/overdraft policies to provide customers with the capability to be more financially sound.

Digital Acceleration
•Began effort toward modernization of our core deposit and lending systems, as well as new fulfillment and servicing platforms for real estate loans
•Regions360® promotes omnichannel view of customers for a “You Know Me & Value Me” experience
•Further improved resiliency and security through fraud analytics, data protection, due diligence, data recovery, and authentication measures
•Expanded Regions Secure Messaging, resulting in a significant increase in the tool’s usage
•Demonstrated continuous growth in key areas of Digital during the year, including:
–Digital usage, with 3.1 million active digital users (7% increase year-over-year)
–Mobile active users (12% increase year-over-year)
–Digital transactions, which constituted nearly 70% of all consumer customer-initiated transactions
–Digital sales, including deposit accounts opened and loans booked (36% increase year-over-year)
•Received a 4.8 out of 5 app store rating for our Mobile Banking App, which is directly tied to improvements we have made over the past couple of years

Building on past investments in innovation, we continue modernizing the customer experience to enable banking with us when, where, and how our customers want.

Fair and Responsible Banking
•Treating prospective and existing customers in a manner that is equitable, transparent, and consistent with laws and regulations
•Making our financial products and services available to prospective and existing customers on a fair and responsible basis
•Providing clarity and transparency when interacting with our customers to help them make educated decisions about the products and services that best fit their needs
•Consistently applying the needs-based approach to serving our customers, working together as a team to understand their needs and help them achieve their financial goals
•Carrying out the intent of our incentive programs - to justly reward high-performing sales, service, and support

Under our Code of Conduct, Regions’ commitment to fair and responsible banking is a basic responsibility of all associates, including:

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ENVIRONMENTAL AND SOCIAL PRACTICES
Human Capital Management

One pillar of our strategic priorities at Regions is the commitment to build the best team. We believe one of the biggest differentiators of our performance is the people we employ. The need to attract, retain, and develop the talent to accomplish our strategic plan is central to our success.

Investing in Talent and Enablement

In 2021, we:
•Invested in Phenom People, a talent acquisition candidate relationship management (“CRM”) tool that allows internal and external candidates to easily navigate their job search
•Attracted top talent
•Focused on high-performing banker retention
•Consistently observed high associate engagement survey participation and scores
•Equipped talent with upskilling opportunities
•Invested in Degreed, a learning resource that provides associates with a personalized learning experience

We believe that our associates are our greatest asset and invest in them accordingly. We also empower our associates to own their career path and development, creating a culture where all associates contribute to our success.

Awards and Recognitions

In 2021, we:
•Won 2021 Gallup Exceptional Workplace Award
•Certified in 2021 as a 2021-2022 Great Place to Work®
•Received a 100% score on the Human Rights Campaign’s 2022 Corporate Equality Index - named a Best Place to Work for LGBTQ+ Equality
•Received a 100% score on the American Association for People with Disabilities and Disability:IN’s 2021 Disability Equality Index - named a Best Place to Work for Disability Inclusion
•Received 2022 Military Friendly® Employer Award - Silver

In 2021, Regions was one of only five recipients of Gallup’s Don Clifton Strengths-Based Culture
Award, which recognizes organizations with workplace cultures that put the strengths of all associates at the core of how they collaborate, make decisions, and work every day.

Regions does not require associates to sign mandatory arbitration agreements as a condition of employment or continued employment and does not require associates to arbitrate claims of discrimination or harassment.
Diversity, Equity, and Inclusion

At Regions, we recognize that a diverse, equitable, and inclusive workforce is essential to achieving and maintaining a thriving company. We also believe it is important for our team of associates to reflect the diversity of the communities we serve. To honor these priorities, we seek to recruit, develop, and retain the most talented people from a diverse candidate pool.

Diverse Representation

We seek to create an environment where our associate population reflects the communities we serve. As of December 31, 2021, our associates self-identified as follows:
	Female	Member of a minority demographic

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Cultivating A More Diverse, Equitable, and Inclusive Working Environment

Our key DEI commitments:	Examples of how we have carried out our commitments in 2021:
Continue building on inclusion strategies	]	Adopting a “Bring Your Whole Self to Work” philosophy
	]	Launching a 3-year journey to enhance our inclusive culture through the Path to Inclusion model, starting with diverse talent pioneers
	]	Devoting resources to identify and develop diverse talent, making meaningful progress in diverse talent attraction, acquisition, development, and retention
Expand leadership accountability to include empowerment	]	Further expanding our DEI Networks to 19 Networks in total, including a network dedicated to the approximately 620 associates who joined the Company via acquired subsidiaries
	]	Improving how we fill vacant enterprise-critical positions with diverse candidates and continue to attract diverse talent
	]	Implementing internal mobility strategies that promote development opportunities for all associates, including diverse talent pools
Focus on internal diverse talent development and acquisition strategies	]	Nurturing an environment where associates feel psychological safety, seeing increases in both Disability and LGBTQ+ self-identification rates
	]	Hosting our second annual Week of Understanding, a dedicated time for associates to gather and have intentional conversations around allyship and support of marginalized groups

Doing More for Our Communities

As a regional bank, the relationships we form with the communities we serve are central to fulfilling our mission and purpose. We seek to cultivate inclusive growth by investing in our communities — individuals, families, and businesses — and creating more opportunities for everyone to achieve their financial goals.
We have developed 3 strategic priorities to help us identify and pursue these opportunities:
▶ Economic and community development
▶ Education and workforce readiness
▶ Financial wellness

In 2021, Regions Bank provided $17 million in total philanthropic and community giving, as well as $6.6 million in support of local chambers of commerce and civic organizations.
Regions associates logged 53,400 hours of service to make life better in our communities.

Commitment to racial equity and economic empowerment for communities of color
•In December of 2021, Regions Bank and the Regions Foundation surpassed a collective 2-year, $12 million commitment to advancing programs and initiatives that promote racial equity and economic empowerment for communities of color.
•Within the first 18 months of making this commitment, $14.6 million was invested in 270 different organizations across the Regions footprint.

•This commitment was established with the goals of advancing minority business development; increasing minority homeownership; reducing the digital divide in underserved communities; and promoting racial understanding.

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ENVIRONMENTAL AND SOCIAL PRACTICES

Regions Foundation
•The Foundation distributed nearly $6 million to our communities in 2021, with a focus on supporting diverse small business sustainability and education.
•In addition to grantmaking, the Foundation also made mission-related investments in 2021, including an $8 million pledge to promote economic development and affordable housing.
•The Foundation has made $17 million in commitments over the past 3 years.

•The Regions Foundation, a nonprofit 501(c)(3) corporation funded primarily through contributions from Regions Bank, aims to promote inclusive prosperity by investing in initiatives designed to reduce barriers to economic success.

Regions Community Development Corporation
In 2021, the RCDC invested $33 million in new debt and equity commitments for the purposes of affordable housing development, economic revitalization, and support for LMI small businesses and individuals.

•Established and funded in 2020, the RCDC is a wholly owned subsidiary of Regions Bank that seeks to make life better by providing debt and/or equity financing for projects and entities with a community development purpose.

To learn more about the work we are doing to support our communities, visit doingmoretoday.com.
Supporting Stakeholders During the Pandemic

Our established workplace safety and security procedures have helped us create an environment where associates and customers feel safe. These protocols include worksite opening and closing procedures, physical access capabilities, weather monitoring, comprehensive security monitoring, and engagement of third parties for property management. As our associates and customers continue to navigate the pandemic, Regions has remained dedicated to prioritizing everyone’s health and safety within our facilities by:

...
physically adapting our facilities
–Installed over 10,000 plexiglass shields in branches
–Adopted CDC recommendations on enhancing HVAC filtration and increasing outside airflow to maximum levels
–Installed Needlepoint Bipolar Ionization technology in 20 facilities, covering 1.2 million square feet
–Placed hand sanitizing stations throughout offices, operations centers, and every branch lobby
–Implemented capacity limitations of no more than 50% occupancy to allow for increased social distancing
...
helping keep our locations safer
–Established hands-free protocols and provided devices to promote touch-free environments
–Distributed approximately 15,000 informational and directional signs on safety protocols in our facilities
–Implemented social distancing guidelines, including floor decals to designate social distances required in common areas
–Increased sanitizing frequency in our large corporate and operations centers
–Implemented daily sanitization protocols for high-touch points in branches

...
equipping our associates with:
–Disposable facemasks for use when working onsite
–Reusable, Regions-branded cloth face masks, once production capacity allowed
–Hand sanitizer and disinfectants included on the Environmental Protection Agency’s List N (effective at killing COVID-19)

We also took steps to support our associates’ physical health and mental well-being:

Physical Health(1)	Mental Well-Being(1)	Working Environment	Manager Support
–Expanded access to and payments for telehealth benefits –Implemented no-cost COVID testing and treatment –Offered enhanced leave of absence benefits	–Enhanced access to resources promoting mental health –Provided new free on-demand fitness classes	–Provided additional compensation to front-line associates –Quickly facilitated work-from-home capabilities –Supplied masks to remote and front-line associates	–Issued resources on managing others through a crisis –Gave managers tools and support specific to remote management

(1) Made available to associates enrolled in one of Regions’ offered benefit plans.

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Overview

Regions’ Board and executive management work together to comply with laws and regulations, as well as to provide guidance for sound decision-making and accountability. Maintaining legal and regulatory compliance is, however, a minimum standard, and we endeavor to exceed this by keeping pace with the constantly evolving governance landscape. We maintain an environment of openness and strive to protect our culture by promoting Regions’ values. We do this because it is the right thing to do, and we believe that our customers, shareholders, associates, and communities expect it if they are to continue giving us their trust and confidence.
Keeping our core value “Do What is Right” in mind, we believe that Regions has implemented a strong corporate governance program that incorporates many leading practices. For a list of some of our corporate governance practices, see the Quick Information chart before the Table of Contents.
Corporate governance framework. Through its NCG Committee, the Board evaluates our corporate governance policies and practices, which form our corporate governance framework, against evolving best practices.

The following documents are available at ir.regions.com/governance:

•Corporate Governance Principles
•Audit Committee Charter
•CHR Committee Charter
•NCG Committee Charter
•Risk Committee Charter
•Technology Committee Charter
•Executive Committee Charter
•By-Laws
•Code of Ethics for Senior Financial Officers
•Code of Conduct
•Annual Review & ESG Report
•TCFD Report
•Workforce Demographics Report
•Environmental Sustainability Policy Statement and Goals
•Human Rights Statement
•Supplier Code of Conduct
•SASB Disclosure
•CDP Climate Change Questionnaire Response
•Community Engagement Report
•GRI Content Index
•Government Affairs Reports
•Fair Disclosure Policy Summary

Also available on our website are this proxy statement; 2021 Annual Report on Form 10-K; CEO’s Letter; information regarding our executive officers, Directors, and Board committee composition; and instructions on how to contact the Board.
Regions’ shareholders may also obtain printed copies of these documents by writing to:
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
Attention: Investor Relations

Corporate Governance Principles. Regions’ Corporate Governance Principles are the foundation of our commitment to best practices. The Board adopted the principles to further its long-standing goal of providing effective governance of Regions’ business and affairs for the long-term benefit of shareholders. The principles are reviewed at least annually and revised from time to time to ensure they continue to reflect best practices. In 2019, the NCG Committee and Board amended the Corporate Governance Principles to focus on identifying diverse candidates for Board seats, otherwise known as a version of the Rooney Rule; a similar practice was instituted in 2020 for Section 16 Officer positions. The diversity search criteria will be included in the ongoing review of the principles to ensure it remains effective within a constantly changing corporate governance landscape.

Commitment to Leadership Diversity with a Version of the Rooney Rule
When searching for new Director candidates, the NCG Committee shall endeavor to include highly qualified candidates who reflect diverse backgrounds (including gender, race, and ethnicity) in the pool from which nominees are chosen. Similarly, third-party firms used to compile a pool of candidates will be requested to include such individuals.
When searching for candidates for a Section 16 Officer position, including a CEO successor, Regions shall endeavor to include similarly diverse candidates in the pool from which the candidate is chosen.
Our Corporate Governance Principles address important governance matters, including, but not limited to:
•Structure of the Board and its leadership
•Director qualification standards
•Nomination and selection of new Directors
•Director responsibilities and expectations
•Board operations, including scheduling meetings and selecting agenda items for meetings
•Director access to management, associates, and independent advisors
•Director orientation and continuing education
•Management succession planning and CEO evaluation
•Annual performance evaluation of the Board, committees, and individual Directors
•Interaction with investment managers and the press and shareholder engagement

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CORPORATE GOVERNANCE
Codes of Conduct

Establishing a good reputation necessitates trust, respect, and fair treatment. At Regions, the relationships we have with our stakeholders are of utmost importance to us. In every one of those relationships, we strive to demonstrate Regions’ commitment to trustworthiness and fairness in our business practices.
The Code of Conduct forms the foundation of our ethical culture, describing how we as a company relate to others as we conduct business and how we work together as associates according to our core values. All associates, officers, and Directors of Regions and its subsidiaries and affiliates are expected to comply with our Code of Conduct. This includes the protection of confidential and proprietary information; the prohibition of accepting inappropriate gifts or favors; ethical conduct; compliance with laws and regulations; and the avoidance of conflicts of interest.

Raising Issues and Reporting Violations
Every associate has a responsibility to promptly report knowledge of, or information regarding, any violation or suspected violation of the law or regulation; any provision of the Code of Conduct; or other Regions policies or procedures. To create a safe environment to support this obligation, we provide several ways that associates can report potential violations or suspicious behavior by associates, customers, vendors, or suppliers:
The Report It! Hotline is a confidential, anonymous, toll-free hotline available for associates to call 24 hours a day, 7 days a week.
The Report It! Website is available 24 hours a day, 7 days a week for associates to submit reports in confidence.
The Raise the Red Flag online referral form is an internal resource for associates to provide immediate reports within the same business day.
Concerns can also be sent directly to the HR Connect Team or Office of Associate Conduct.
Every associate is responsible for living up to the high standards of ethical behavior set forth in our Code of Conduct and for being accountable for their actions. Regions investigates all alleged violations of our Code of Conduct and, following the investigation, takes appropriate action to address the findings when necessary. Associates who are found to have violated the Code of Conduct are subject to discipline up to and including termination from employment.
We have also developed several statements and guidelines that supplement the Code of Conduct:
•Code of Ethics for Senior Financial Officers: Board-adopted code that supplements the Code of Conduct and applies to the CEO, CFO, Principal Accounting Officer, and Controller
•No Harassment Policy and No Retaliation Policy: Protect associates from harassment based on protected characteristics and those who report such harassment
•Guidelines on Workplace Violence, Workplace Abusive Conduct, and Drug-Free Workplace: Create structure aimed at preventing abusive conduct and cultivating a safer workplace for associates
•Human Rights Statement: Affirms protections for human rights within our culture and business conduct in a manner consistent with fundamental human rights principles, such as those set out in the United Nations’ Universal Declaration of Human Rights and the International Labour Organization’s Declaration on Fundamental Principles and Rights at Work
•Supplier Code of Conduct: Sets forth Regions’ expectations for working conditions, human rights protections, ethical business practices, and environmental conservation applicable to our suppliers, as well as our commitment to building strong business relationships with high-quality, diverse suppliers
The Code of Conduct, Code of Ethics, Human Rights Statement, and Supplier Code of Conduct are all available at ir.regions.com; the No Harassment Policy, No Retaliation Policy, and workplace Guidelines are further described in the Code of Conduct. Any amendments or waivers with respect to these documents will be disclosed on our website.
Corporate Governance Shareholder Engagement

We take a long-term approach to value creation, and we take a similar approach to corporate governance shareholder engagement. For that reason, Regions is committed to constructive and meaningful communications with our shareholders and building ongoing relationships over time.
We do not view engagement with our shareholders as a “check-the-box” phone call or occurring only during proxy season. Instead, we consider proper shareholder engagement to be a continuous relationship throughout the year. Engaging with our shareholders and soliciting their points of view while operating under “business-as-usual” circumstances is critical to providing long-term value to all of the Company’s stakeholders.
For our outreach this year, we contacted many of our institutional shareholders to solicit their feedback on our ESG practices, including those involving compensation, and disclosures. We summarized the feedback and views expressed during these engagement sessions for discussion with both senior management and the Board. We also scheduled several follow-up calls with shareholders to facilitate additional dialogue on specific issues or topics, inviting other internal experts to participate and provide further insight.
We typically also hold formal engagements that are facilitated through various conferences. Because of the pandemic, such opportunities have continued to be more limited, but participating in these events and activities, whether virtually or in person, not only affords us the ability to connect with various stakeholders on an individual basis, but also provides us with the opportunity to discuss corporate governance and shareholder engagement best practices that have been implemented by other leaders within their respective sectors.

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Year-round engagement. The following chart describes our typical year-round, continuous corporate governance shareholder engagement cycle:

•Associates from the Chief Governance Officer’s group, Investor Relations, and Total Rewards begin formulating the corporate governance shareholder engagement plan, considering ways to enhance the process from the prior year’s engagements
•Board and committees conduct the annual self-evaluation process, which considers, among other topics, feedback from our prior corporate governance shareholder engagements
è
•Publish and make available our proxy statement, Annual Report on Form 10-K, CEO’s Letter, Government Affairs Annual Report, and Community Engagement Report
•Hold our annual shareholder meeting, which is open to all shareholders as of the Record Date and provides an opportunity to engage with the Company

é	Late Fall/Winter		Late Winter/Spring	ê
Regions Year-Round Engagement
	Late Summer/Fall		Summer
•Engagement requests sent to certain institutional shareholders and meetings commence; shareholders are encouraged to candidly provide their views on corporate governance issues, including executive compensation and other ESG practices
•Feedback from these engagements helps inform the following year’s engagement plan
•Information obtained during these engagements is summarized and presented to senior management and the NCG Committee for discussion
ç
•Board reviews and discusses the Company’s various corporate governance documents to ensure they encompass corporate governance leading practices; support the Company’s goals and strategies; and maximize long-term shareholder value
•When making enhancements to our corporate governance documents, we take into consideration the voting results from our annual meeting and other feedback from our corporate governance shareholder engagements
•Publish our Annual Review & ESG Report

Ongoing Engagement
•Engage with shareholders throughout the year at various events and conferences
•Directors engage with corporate governance representatives of our institutional shareholders throughout the year, as appropriate
•Review shareholders’ voting guidelines, white papers, engagement priorities, and other resources, as well as changes to proxy advisors’ voting guidelines, to determine what enhancements, if any, should be considered for our practices and/or disclosures

Our corporate governance shareholder engagement program is supplemented by engagements with shareholders throughout the year, with our executive management team and Investor Relations representing the Company. These separate engagements can occur during roadshows, shareholder conferences, one-on-one meetings, and earnings calls. Strategy and financial results are some of the topics typically covered.
Feedback and action. The following table sets forth outcomes based on our shareholder engagements throughout 2021:

Topic Area	Engagement Outcomes
ESG practices and disclosures
•Released our first standalone TCFD Report, including scenario analysis
•Issued our first Workforce Demographics Report providing insight into our associate population
•More explicitly addressed ESG in key governance documents, such as Board committee charters, and and enhanced related disclosures on ESG oversight
•Continued disclosing each of our Directors’ self-identified skills, characteristics, and areas of expertise

Compensation plans	•Continued to enhance transparency around compensation plans and related determinations and decisions
As a result of our ongoing shareholder engagements, as well as keeping abreast of leading practices, we have taken the following actions, among others and in addition to those above, over the last several years to enhance our corporate governance program:
Corporate Governance Practices
•Appointed an independent Chair of the Board
•Promoted diverse leadership on the Board
•Strengthened the Board’s self-evaluation process
•Reduced the number of other boards on which Directors are permitted to serve
•Developed more intentional approach to ESG governance, including Board- and management-level responsibility
Environmental and Social Practices
•Released TCFD Report, Workforce Demographics Report, and SASB Disclosure
•Responded to the CDP Climate Change Questionnaire
•Joined the Ceres Company Network
•Established the DEI Center of Expertise
•Achieved 30% reduction in operational GHG emissions
•Established 2030 goal for 50% operational GHG emissions reduction
•Performed qualitative scenario analysis to assess climate-related risks in operations and lending portfolio
•Made commitments around sustainable finance and Scope 3 emissions measurement
Additional Enhanced Disclosure
•Enhanced our proxy statement, ESG Report, Environmental Sustainability Policy Statement, Human Rights Statement, and Supplier Code of Conduct
•Enhanced proxy disclosures related to capital planning and share repurchases, executive compensation practices, and cyber and information security practices

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CORPORATE GOVERNANCE
Communications between Shareholders & Other Interested Parties and the Board of Directors

The Corporate Governance Principles adopted by the Board include a mechanism for shareholders and other interested parties to communicate with Directors. Matters that deal with the Company’s general business operations are more appropriately addressed by management.
The Corporate Secretary circulates communications to the appropriate Director or Directors, with the exception of those communications that are of a personal nature or unrelated to the duties and responsibilities of the Board, including, without limitation, routine customer service complaints.
Directors may review any communication upon request. The Chief Governance Officer’s group maintains a log of any such communications not shared with the Board, and this log is provided to the Board on a quarterly basis. Items such as commercial solicitations, opinion survey polls, new product or service suggestions, employment resumes, job inquiries, and mass mailings are not shared with the Board nor maintained in the log.
How you can communicate with your Board. Shareholders and other interested parties may send Regions communications that are directed to the Board, a Board committee, or the Independent Chair of the Board; the non-management, independent Directors as a group; or an individual member of the Board by sending a letter with clear notation as “Board Communication” or “Director Communication” to:
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
c/o Office of the Corporate Secretary

Communications regarding customer banking matters should be sent to the following address:
Regions Bank
Office of Customer Satisfaction
250 Riverchase Parkway East
Birmingham, Alabama 35244
How to Contact Us:

Chief Governance Officer	Attention: Chief Governance Officer Governance@regions.com	Regions Financial Corporation 1900 Fifth Avenue North Birmingham, Alabama 35203
Investor Relations	Attention: Investor Relations Investors@regions.com
Board of Directors	c/o Office of the Corporate Secretary Attention: Board Communication
Independent Chair of the Board	c/o Office of the Corporate Secretary Attention: Independent Chair of the Board
Audit Committee of the Board	c/o Office of the Corporate Secretary Attention: Chair of the Audit Committee
Board Leadership Structure

Governance and independent Board oversight play critical roles at Regions. The Board assumes an active role in providing oversight of, and guidance to, our executive management team and maintaining a strong system of checks and balances. As part of this system, the Board is responsible for determining the proper Board leadership structure to ensure independent and effective Company oversight.
Our Corporate Governance Principles are continuously reviewed and assessed to keep pace with the constantly changing corporate governance landscape. They are comprehensive, addressing topics such as Board leadership structure; the responsibilities of the Lead Independent Director or independent, non-executive Chair of the Board; Director qualification standards; Director responsibilities and expectations; Director access to management, associates, and independent advisors; Director compensation; Director orientation and continuing education; management succession planning and CEO evaluation; strategic planning; assessment of Board, committee, and individual Director performance; and more issues pertinent to our corporate governance framework.
Based on the requirements of the NYSE listing standards, our Corporate Governance Principles, corporate governance trends and expectations, and an assessment of current needs, the Board believes that an appropriate leadership structure includes a substantial majority of independent Directors with diverse characteristics, backgrounds, and experiences; extremely capable committee Chairs; and strong independent leadership provided by either an independent, non-executive Chair or a Lead Independent Director. The Board’s current leadership structure meets these objectives.
The Board presently comprises 13 Directors, 12 of whom are independent. Following the Annual Meeting, assuming the proposed slate of Director nominees is elected, the Board will comprise 11 Directors, 10 of whom are independent. All standing committee Chairs and members have been evaluated and determined to be independent. All Directors are required to stand for election each year, thus allowing shareholders an annual opportunity to express their views on each Director’s individual performance and contribution. Our executive officers benefit from the oversight of highly experienced, well-informed, and fully engaged Board members who have experience managing a broad range of organizations in both the public and private sectors. Accordingly, we have successfully sought out Directors who have a wide range of experience in areas such as corporate governance, customer focus and community engagement, environmental sustainability practices, HCM, strategic planning, risk management, information/cyber security, business operations and technology, and banking and financial services.

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We have not adopted a policy mandating the separation of the Chair and CEO positions. Rather, the Board believes that its leadership structure should be flexible to accommodate different approaches based on its evaluation of the best interests of the Company and our stakeholders at any given time. The Board carefully considers its leadership structure and composition each year in consultation with the NCG Committee as part of its continuous succession planning process.
One critical aspect of the Board’s leadership structure analysis is determining how best to honor the Board’s commitment to maintaining robust independent leadership, given the present needs of the Company. After undertaking such an evaluation this year, the Board continues to believe that the Company’s interests are best served at this time by having an independent, non-executive Chair to provide independent leadership to the Board, while the Company’s CEO continues to participate in the Board’s activities and operations as a Director and as a member of the Board’s Executive Committee. Specifically, the Board has determined that the Company benefits from having its CEO, who is intimately involved with and responsible for managing the Company’s operations and strategy, also serve on the Board and represent the Company to our customers, shareholders, associates, regulators, communities, and the public. Having the CEO serve in this capacity provides a critical link between the Board’s oversight and the day-to-day operations of the Company. This continuity allows management and the Board to function efficiently and to collaborate in fulfilling the Company’s goals and strategies.
Separating the roles of Chair and CEO is a beneficial and effective option for the Company at this time because it capitalizes on Mr. McCrary’s previous Board experience and knowledge of the Company, while simultaneously benefiting from the independent oversight of management that he can provide as a non-executive Chair. Having a separate Chair and CEO still maintains clear accountability to Regions’ shareholders, customers, and associates concerning the performance of the Company.
The following describes some of the Chair of the Board’s key responsibilities. A more complete list is included in our Corporate Governance Principles.
•Establishes the agenda and presides at executive sessions of the Board’s non-management and independent Directors
•Approves information sent to and meeting agendas for the Board
•Presides at meetings of shareholders
•Presides at Board meetings
•Calls special meetings of the Board
•Acts as a liaison and facilitates communication among Directors
•Engages with our institutional shareholders
•Provides leadership to the Board in a time of emergency or crisis
•Acts as a sounding board and advisor to our CEO
•In addition to ongoing discussions throughout the year, conducts formal one-on-one discussions as part of the annual Director self-evaluation process
Mr. McCrary’s depth of knowledge and experience in leadership roles, both on the Board and externally, continue to uniquely position him as a well-qualified, well-informed choice for Chair of the Board. Mr. McCrary was also recognized externally for his contributions to our Board by the National Association of Corporate Directors when he was named to the 2020 NACD Directorship 100 list. This annual listing recognizes directors, corporate leaders, policymakers, and influencers who have had the most significant impact on boardroom performance and corporate governance.
Before being named Independent Chair at the beginning of 2019, Mr. McCrary served the Board in various capacities for several years. He served on the board of directors for AmSouth Bancorporation, a predecessor to Regions, from 2001 to 2006, and has served on the Company’s Board since 2006. He has been an Audit Committee Financial Expert, Chair of the NCG Committee, and Lead Independent Director for the Board during that time. Throughout Mr. McCrary’s tenure as a Director, the Company has undergone significant changes and successfully met several challenges. These experiences have provided Mr. McCrary with institutional knowledge about the Company that is invaluable to an independent, non-executive Chair. Mr. McCrary also has notable leadership experience outside of the Company, having served as the President and CEO of a public utility company for over a decade. Consequently, he possesses a valuable understanding of issues unique to companies in highly regulated industries.
Ultimately, in the Board’s opinion, Mr. McCrary has the management and leadership skills to understand and promote the Company’s values while effectively executing the Board’s strategies and initiatives in a manner most beneficial to the Company and its stakeholders. This, combined with Mr. Turner’s daily management of Regions’ operations and strategy, leads to a strong and effective Board.

Elements Considered When Evaluating the Board’s Leadership Structure
Comprehensive Corporate Governance Principles that Promote Independent Board Oversight	Ã	Corporate Governance Trends Regarding Board Independence and Leadership Structure	Ã	Independence of Directors and Standing Committee Chairs and Members	Ã	Responsibilities of the independent non-executive Chair or Lead Independent Director	Ã	Shareholder Input (Engagements, Vote Results, and White Papers)

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CORPORATE GOVERNANCE
Board’s Role in the Risk Management Process

The foundation of the Company’s risk management efforts is established by the Board. The Board reviews, approves, and oversees management’s creation and implementation of the Company’s short- and long-term strategic objectives. These objectives are communicated through a strategic plan, including risk considerations, which is presented by management and approved by the Board each year. The Board reviews and approves the Company’s annual budget and all significant financial expenditures over certain policy limits, to ensure integration of risks and results into financial performance. The Board approves the Capital Plan prior to its submission to the Federal Reserve and actions taken throughout the Plan’s lifespan to execute it. The Board also assures appropriate enterprise-wide risk management by overseeing the processes used to evaluate the Company’s internal controls, risk management, financial reporting, and legal and regulatory compliance; these responsibilities are thoughtfully delegated to the Board’s five standing committees, which provide regular reports to the full Board on their respective activities.

Risk Oversight Responsibilities

Board of Directors •Strategic planning and objectives •Budget and capital planning

Risk Committee •Enterprise risk management framework and policies •Performance versus risk appetite and tolerance	Audit Committee •Financial reporting •Internal controls •Independent auditor and Internal Audit function	CHR Committee •Compensation plans and programs •HCM •Effectiveness of incentives	NCG Committee •Corporate governance •Board succession •Board composition •ESG practices and disclosures	Technology Committee •Information technology/security activities •Technology and digital transformation strategy
Risk Committee. The core policies and practices underlying the Company’s risk culture are primarily overseen by the Board’s Risk Committee. Each year, the Risk Committee reviews and approves the Enterprise Risk Appetite Statement, which articulates the risk tolerance parameters to be used by management in operating the Company. The Risk Committee also reviews, approves, and oversees the operation of an enterprise-wide risk management framework integrating risk management into the Company’s strategic, capital, and financial planning processes. Beyond these vital risk documents, the Risk Committee is also responsible for reviewing and approving the enterprise-wide policies governing risk taking within the Company. These include policies designed to address the primary risks faced by the Company—compliance, credit, market, liquidity, operational, legal, reputational, and strategic—as well as policies aimed at managing specific risk-generating activities.
Throughout the year, the Risk Committee monitors the Company’s performance to oversee alignment with established tolerance levels and risk management policies. This includes the policies, strategies, and systems established by management to identify, measure, mitigate, monitor, and report both current and emerging risks that the Company faces. The Risk Committee receives reports on key risks from management on a quarterly basis, including risk assessments of and updates on each category of risk identified in the Enterprise Risk Appetite Statement, and recommends further actions accordingly. Such reports include the Company’s performance against the Enterprise Risk Appetite Statement. More-focused reports on areas of risk, such as third-party risk management, interest rate risk management, information technology and cybersecurity, business resilience, BSA/AML/OFAC, new products and initiatives, environmental and social risks, pandemic response, and the liquidity risk management program, allow the Risk Committee to effectively monitor more specific risks to the Company’s safety and soundness and financial condition. The Risk Committee routinely reviews credit performance and concentrations, operational issues, trading and derivatives, new and ongoing initiatives, major projects and litigation, and open risk management issues (inclusive of remediation plans). To obtain this assurance on a more widespread basis, the Risk Committee coordinates risk management issues within other areas of responsibility and ensures periodic communications with the Company’s federal and state regulators.
Audit Committee. The Board’s Audit Committee supports the risk management process through its oversight of major financial risk exposures. This responsibility is primarily accomplished through the Audit Committee’s oversight of the Company’s financial reporting and internal controls. The Audit Committee reviews the Company’s financial statements, reports, disclosures, and reporting process, including conformance to accounting principles and use of non-GAAP treatments, to assess the underlying information’s quality, integrity, and consistent application of financial reporting requirements and accounting principles.
The Audit Committee also receives internal and external evaluations of the Company’s internal accounting and financial controls. The Company’s critical accounting estimates and related policies are annually reviewed and approved by the Audit Committee as well. The Audit Committee also reviews the process used to identify significant internal controls over financial reporting. These activities allow the Audit Committee to evaluate management’s risk-based judgments and resulting efforts to monitor and control major financial risk. Similarly, the Audit Committee receives reports from management and

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outside advisors on the effectiveness of the Company’s processes for ensuring legal and regulatory compliance.
CHR Committee. The CHR Committee complements Board efforts by overseeing risk management related to the Company’s compensation philosophy. The CHR Committee discusses and evaluates the Company’s compensation plans and programs for alignment with overall strategic and financial objectives, which includes consulting with senior risk managers to ensure the programs and plans support the Company’s risk appetite and tolerances. The CHR Committee also approves the compensation plans, including base salary, long-term compensation, incentives, benefits, and perquisites, for the Company’s executive and senior officers. Among these, the CHR Committee safeguards the Company from exposure to material risk by verifying the plans’ designs do not encourage excessive risk-taking and mitigate associated risks through controls and risk management processes. To that end, the CHR Committee also oversees management’s ongoing monitoring and independent validation of the effectiveness of the Company’s incentive compensation policies.
As part of its oversight of the Company’s strategies and policies for HCM, the CHR Committee oversees total rewards, corporate culture, DEI initiatives, talent management, management succession, and associate conduct, including reviewing and overseeing implementation of the Code of Conduct.
NCG Committee. The NCG Committee monitors the Company’s risks related to ESG. Information covering the Company’s ESG practices and disclosures is reviewed by the NCG Committee regularly. Risks related to Board composition, leadership, independence, and structure are overseen by the NCG Committee. The NCG Committee also assists the Board in establishing and maintaining effective corporate governance policies and practices. Such measures include oversight of transactions with related persons and parties to help ensure any independence-related risks are addressed appropriately; the NCG Committee reviews and approves the policy governing these transactions annually and monitors qualifying transactions on a quarterly basis. The NCG Committee also reviews and approves the Company’s insider trading policy. Finally, the NCG Committee oversees Director orientation and continuing education, which may cover current and emerging risks.
Technology Committee. The Technology Committee, formed in February 2022, will assist the Board in fulfilling its oversight responsibilities with respect to risks associated with the role of technology in executing the Company’s business strategy, including, but not limited to, (i) technology, digital, and innovation strategy, performance, and operations, (ii) significant technology investments and expenditures, (iii) project management, and (iv) emerging trends in technology and digital transformation.
Executive Committee. The Executive Committee, though not considered a standing committee, meets on an as-needed basis between regularly scheduled Board meetings to address matters that should not wait until the next scheduled Board meeting. This provides the Board with an added level of flexibility to handle unforeseen matters that may, among other things, pose risk to the Company.
Additional Risk Management through Constitution & Collaboration. Each of the five standing Board committees is composed entirely of Directors whom the Board has affirmatively determined to be “independent” under NYSE standards. This intentional approach to committee composition facilitates the effectiveness of executive sessions, which the committees hold regularly with individual members of the Company’s management. For example, the Risk Committee convenes in separate executive sessions at least quarterly with the CRO, the Chief Audit Executive, and the Director of Credit Review. Similarly, the Audit Committee holds one or more separate executive sessions in each financial quarter with the Chief Audit Executive, the independent auditor, the CRO, and the Director of Credit Review. The independence of these Board committees’ members within the setting of an executive session together promote the Directors’ ability to discuss openly—and thereby provide more effective oversight of the Company’s work to identify, measure, mitigate, monitor, and report risks.
The risks associated with a number of significant Board objectives are mitigated by cross-committee collaboration between Board committees. These collaborations allow the examination of the same objective through two different risk lenses simultaneously, thereby allowing more efficient oversight of the Company’s risk management efforts. Examples of these collaborations include overseeing the determination of the Company’s allowance for credit losses (Risk Committee and Audit Committee); reviewing management’s annual risk assessment on the effectiveness of the Company’s compensation system, especially for consistency with safety and soundness (CHR Committee and Risk Committee); and determining that the compensation of the CRO promotes effective risk assessment (CHR Committee and Risk Committee).
Relationship of Compensation Policies and Practices to Risk Management

The assumption of risk is an inherent part of our business, and as such, the successful execution of our strategic plans and objectives requires effective management of the risks we assume. Because our risks may be generated by external or internal sources, and thus may or may not be within our control, we aim to identify, measure, mitigate, monitor, and report risk within an overarching risk management cycle. It is our responsibility to establish an enterprise risk management framework that facilitates risk management for the benefit of all of our stakeholders. We must also ensure that our decisions are guided not only by our Company’s mission, values, vision, and purpose, but also by our overall risk capacity, financial strength, and risk-reward evaluation; these principles form the basis of our Board’s defined risk appetite. Because this is an ongoing process, our CHR Committee is charged with monitoring the effect that changes in the economic and external environment could have on our existing compensation-related risk management practices.
As a foundational principle, we have traditionally formulated and adhered to compensation policies and practices that

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simultaneously support a strong risk management culture and reward long-term value. To support these dual objectives, our CHR Committee is also tasked with providing active oversight of the Company’s incentive compensation policies and practices.
As we describe in the CD&A, we intentionally align our compensation philosophy for all associates with how we manage risk. Compensation policies and plans are designed, periodically reviewed, and revised by the CHR Committee and management to ensure they continue to support the long-term growth of and the strategic direction for the Company. The CHR Committee also oversees that these same policies and plans are determined and implemented in accordance with the laws, rules, and regulations applicable to the Company.
Consistent with effective risk management principles, base salaries of associates are competitive, represent a significant portion of compensation, and are typically reviewed on an annual basis in a Company-wide exercise. As such, they are crafted and regularly reviewed so as to prevent excessive risk-taking in order to increase compensation levels. Variable compensation payments are made to many associates within the Company and provide an important tool to motivate associates to excel at executing our business plans. Variable incentive plans are carefully designed to align associate and stakeholder interests and represent a small percentage of total revenue. Additionally, variable incentive plans are governed by a comprehensive set of reviews, alignment tools, and policies to ensure that adequate risk management controls are in place. And, finally, compensation decisions are subject to scrutiny by the CHR Committee and senior management so that focus remains on important factors such as effective risk management; compliance with internal controls and ethical conduct standards; competition for top talent; market-based pay levels; and the need to attract, develop, grow, and retain the Company’s current and future leadership team.
Certain practices established by the Company and overseen by the CHR Committee to manage risk related to compensation practices include:
•Development, review, and approval of a strong clawback policy;
•Institution of a policy providing guidance to business leadership as to the appropriate use of discretion in compensation decisions;
•Establishment of a policy covering adverse risk events and how we consider those events in making compensation decisions;
•Assembling a centralized group that assists the business groups and units with the design of their incentive plans, so that such plans align with the Company’s and groups’ business strategies, guiding principles for variable compensation, risk appetite, and all relevant guidelines and policies;
•Establishment of a comprehensive internal governance process covering the administration of our incentive compensation programs;
•Putting in place robust compliance, internal control, disclosure review, and reporting programs;
•Developing and implementing long-term compensation awards that are subject to substantial future performance requirements; and
•Institution of a policy that prohibits hedging strategies related to the ownership stakes our key associates have in Regions.
As more fully described in the CD&A, the CHR Committee oversees our compensation practices and meets at least annually with the CRO to review incentive compensation arrangements for associate compensation plans in order to identify any features that might encourage unnecessary and excessive risk-taking or manipulation of earnings. The CHR Committee then collaborates with senior risk managers to establish and maintain processes and procedures and engage personnel to manage these compensation-related risks. The CHR Committee also undertakes an annual review of management’s risk assessment on the effectiveness of the Company’s overall compensation system, particularly its consistency with safety and soundness principles.
Based on our approach to enterprise risk management, including the comprehensive risk review of our incentive compensation plans, our risk assessments for significant businesses and staff functions, and the continued emphasis on incorporating risk-mitigating practices and performance requirements within our compensation programs, we believe any risks arising from our compensation plans, policies, and practices are not reasonably likely to have a material adverse effect on the Company.
Information Security, Business Resilience, and Data Privacy

Information security. As a company that deals with large volumes of sensitive customer information and financial transactions, we increasingly rely on the secure processing, transmission, and storage of information in our computer systems and networks. For that reason, we treat cyber security risk as a key operational risk within our enterprise-wide risk management framework. To manage information security risk, we have designed an expansive Information Security Program (the “IS Program”). One integral component of the IS Program is our Information Security Policy, which aligns with standards promulgated by the National Institute of Standards and Technology (“NIST”). The Information Security Policy establishes technical, administrative, and physical control directives to protect our informational assets from reasonably foreseeable risks and threats. The IS Program is supplemented by security operations that protect the integrity and availability of our information systems.
To effectuate the aims articulated in our policies and programs, we invest heavily in our technology infrastructure to ensure appropriate capacity, leverage innovation to increase security while improving the customer experience, perform comprehensive security analytics, assess and manage vulnerabilities, and establish strong layered cyber defenses. We continuously develop and enhance controls, processes, and systems to protect our networks, computers, systems, and data from attacks or unauthorized access. We facilitate internal and external third-party assessments, network penetration

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testing, and regular vulnerability scans of both our internal and external cyber security controls. To bolster these practices, our insurance policies cover potential financial losses from cyber events. We also conduct comprehensive due diligence and ongoing oversight of the Company’s third-party vendors.
Thanks to these efforts, our layered control environment has effectively responded to the increased number of cyber events we experienced during the COVID-19 pandemic and prevented potential material impact to the Company.
Our internal governance incorporates organization-wide reporting and escalation of information security matters, including to management and the Board. Our Board considers information security and technological innovation, along with related risk considerations and mitigation efforts, within the Company’s strategic plan. The Board also receives an annual update on the Company’s enterprise services, which includes both information technology and information security. The Board’s Risk Committee directly oversees information technology and information security risks through regular reports from management on information technology, cyber security, and related risk assessments. The Risk Committee also receives annual reports on the IS Program and approves the Information Security Policy. The newly formed Technology Committee will provide additional oversight of the role of technology in executing the Company’s business strategy, including with respect to specific projects like Deposit and Lending Modernization. And, the Company has a strong team of associates reporting to senior management on day-to-day operational matters involving information security, as well as the impact of initiatives in technology and digital transformation on information security.
We recognize the growing risk associated with highly sophisticated actors targeting corporations and maintain a Cyber Incident Response Plan, which is part of our broader business continuity planning and Crisis Management Program, to help us effectively respond to a possible data breach. We keep a computer forensics firm and an industry-leading consulting firm on retainer in case of a breach event. Other vendors provide us with denial-of-service mitigation and other resources necessary to support Regions in the event of an attack. Internally, we regularly provide our associates with cyber security training and education.
Business resilience. Business resilience and contingency planning are integral components of our operations. Regions is committed to supporting our customers and associates by providing essential business and technology services, minimizing disruptions of service, ensuring timely resumptions of service, and limiting related losses in times of crisis.
Regions’ Business Resilience Program (“BR Program”) facilitates a process that aligns with regulatory requirements of the Federal Financial Institutions Examination Council, as well as leading industry standards from NIST and the International Organization for Standardization (“ISO”). The BR Program is supported by our: (i) Business Resilience Policy, which provides for resilience planning and emergency management, and (ii) Pandemic Response Guide, which seeks to protect associates, customers, facilities, systems, property, and operations during a pandemic, maintaining normal operations whenever possible. Our Crisis Management Team ensures efficient evaluation and response to significant events and incidents that could impact the Company or our customers. The BR Program, Business Resilience Policy and Pandemic Response Guide, and the work of the Crisis Management Team are all overseen by the Board’s Risk Committee.
Because of this preparation, we were able to implement an alternative work location strategy early in the COVID-19 pandemic that enabled a significant number of our associates to quickly transition to a remote work location. Planning also facilitated distributing on-site associates across physical locations to allow for proper social distancing. Through these changes we were able to maintain a stable and productive operating environment.
In addition to enterprise-wide efforts, all Regions business units are responsible for developing and maintaining their own business continuity plans protecting critical business functions in the face of business interruptions related to local events such as weather. The Business Resilience Team within Information Security assists these business units in developing their business unit-specific continuity plans.
Data privacy. Data privacy is critical to operationalizing advanced technologies that collect increasing amounts of data and use our customers’ and associates’ personal information for conventional business purposes, such as processing transactions, as well as those enabled by innovative technologies. Failure to collect and process information effectively, and in compliance with increasingly complex global privacy regulations, could threaten business survival.
Our Privacy Policy states our commitment to controlling and mitigating privacy risks, and all associates and third-party vendors must adhere to the policy. In addition, the Regions Privacy Pledge (or “privacy notice”) is provided to all customers upon establishing a new consumer relationship or account with Regions. It explains how we collect, use, and share information. The Privacy Pledge also provides customers with instructions on how they can limit certain types of information-sharing. We post the Privacy Pledge, along with other helpful privacy, security, and fraud prevention resources, on our website.
These privacy programs and policies are overseen by the Corporate Privacy Compliance Office. The Office’s main objectives include effective, annual associate training; adherence to legal and regulatory requirements in policies and standards; establishment of privacy risk tolerance and control environments in daily operations; formalized procedural and transactional reviews; and prompt escalation of privacy issues, trends, and incidents for attention and resolution.

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Board, Committee, and Individual Director Evaluation Program

Each year the NCG Committee oversees the self-evaluation process for our Board, its committees, and individual Directors. This self-evaluation is a necessary process for the Board and its committees to assure they are best equipped to create shared value for the Company’s shareholders. Topics such as Board refreshment, management succession, Board and committee oversight and responsibilities, and oversight of corporate strategy are routinely included as possible discussion items.
At Regions, our Directors believe that appropriate Board refreshment and Director succession planning, accompanied by meaningful annual Director evaluations that include honest and thought-provoking conversations, are the best means to create an environment where Board members are independent, engaged, and productive and have the relevant experience and expertise to assist Regions as it executes on its strategy. Therefore, the results of the self-evaluations are considered when determining the slate of Director nominees for each annual meeting. The following chart describes the Board’s self-evaluation process, including when certain actions typically take place throughout the year:

Step #	Process	Approximate Timing
u
Continually Enhanced Self-Evaluations
Prior to beginning the annual self-evaluation, the NCG Committee considers possible enhancements to the process to ensure continued effectiveness, including changes to the format or whether to use a third-party evaluator. Any feedback on the self-evaluation process from the prior year is incorporated.
Throughout the year and considered by the NCG Committee in October
v
Board Operations
The Directors are provided a separate opportunity, as part of the Company’s electronic Director questionnaires and outside of the formal evaluation process, to provide feedback on Board operational matters. Although Directors are free to discuss any subject during the formal self-evaluation, these matters are typically discussed separately so that the Directors are better able to focus on more substantive matters during the self-evaluation executive sessions.
November and December
w
One-on-One Discussions
Prior to the Board’s and committees’ full evaluations, the independent Chair of the Board holds individual discussions with each of the other independent Directors to obtain their candid feedback on Board effectiveness and Directors’ performance. The one-on-one discussions with the Chair of the Board also include a focus on Director peer evaluations.
Committee Chairs also hold one-on-one discussions with the members of their respective committees to candidly discuss committee-level topics prior to the full committee evaluation process.
December and January
x	Reporting to the Full Board Following the one-on-one discussions, the Independent Chair of the Board provides a verbal summary, as needed and appropriate, to the full Board prior to its evaluation.	February
y
Committee Discussions
Each committee conducts its own self-evaluation on topics that are applicable only to that committee. Committee self-evaluations are facilitated by each committee’s Chair. These discussions are summarized for the full Board, as appropriate.
February
z
Group Discussions
The self-evaluation program assesses the Board’s and committees’ performance in areas such as:
•Board and committee structure, composition, and oversight;
•Directors’ ability to carry out key Board responsibilities;
•Exchanges between the Board and management; and
•Interactions with key stakeholders.
Using these substantive topics as a springboard for discussion, the Chair of the NCG Committee and Independent Chair of the Board facilitate the Board’s self-evaluation discussion, during which Directors bring their individual expertise and experience to bear on topics raised. The self-evaluation pays particular attention to the Board’s oversight of Regions’ risk management framework, Board refreshment, and the Board’s ability to take actions and make decisions efficiently and independently from Regions’ management.
February
{
Focus on Outcomes
Following the completion of the self-evaluation process, the Chair of the NCG Committee has the opportunity to meet with the Chief Legal Officer and Chief Governance Officer to discuss follow-up items. The NCG Committee and its Chair track follow-up actions, as applicable.
Beginning in February
|	Incorporate Action Items As appropriate, the follow-up action items are implemented.	Beginning in February and continuing throughout the year
}
Ongoing Evaluation
Directors are encouraged to raise any topics related to the self-evaluation process with the Chair of the NCG Committee, the Chair of an applicable committee, the Chair of the Board, or with the whole Board, as appropriate, at any point during the year.
Ongoing

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Example questions. Though reviewing the Board’s and Directors’ performance over the past year is important, many of the questions used as part of the Board’s self-evaluation are forward-looking to better allow the Directors to focus on what changes, if any, should be made to enhance its oversight of the Company going forward.
The following table provides an example of Board- and committee-specific questions provided to the Directors this year:

Looking forward, is the Board/committee well positioned to ensure that it...
Board	...is appropriately considering and confronting the most significant areas of opportunity and challenge for the Company in the coming years?
Audit Committee
...understands and challenges the (i) appropriateness of critical accounting estimates and related policies, estimates, and judgements and (ii) the completeness and transparency of the financial statements, annual report, and other related communications?

CHR Committee	...is appropriately overseeing ESG matters related to corporate culture; human capital and talent management; and diversity, equity, and inclusion?
NCG Committee	...is overseeing its expanded areas of responsibility with respect to ESG?
Risk Committee	...is appropriately overseeing the significant risks that are currently or that may in the future directly or indirectly affect the Company?

Action items. The following are examples of takeaways and action items that resulted from the 2021 year-end evaluations:
•The Board and its committees function effectively, and the Directors work well together and provide diverse perspectives and contributions; the Board should continue to focus on Board and committee refreshment and succession issues to ensure that this effectiveness continues.
•The Board and management should continue coordination of senior management succession, placing an emphasis on building and maintaining diversity within the Company.
•The Board should engage in greater oversight of risks and opportunities associated with technology and digital transformation, including the Company’s Deposit and Lending Modernization project (already addressed with the formation of the Technology Committee).
•The Board should continue building on its oversight of the Company’s ESG program and initiatives, supported by regular operational and educational updates.
•The Board will continue to request, on an ongoing basis, detail on certain topics, including integration of the management of key risks into the Company’s broader strategic planning efforts and identification of opportunities for organic and inorganic growth.
Director Attendance at the Annual Meeting

As stated in Regions’ Corporate Governance Principles, Directors are expected to attend all meetings of shareholders. All incumbent Directors attended the 2021 Annual Meeting. Because the meeting was held virtually, all Directors attended telephonically.
Meetings of Independent Directors

All Directors, and then the independent Directors, meet in executive sessions at each regular meeting of the Board and have the opportunity to meet in executive sessions at regularly scheduled conference call meetings held by the Board. These executive sessions provide the opportunity for discussion of the CEO’s performance, executive compensation, succession planning, critical strategic matters, and other topics that should, in certain instances, be discussed without management being present.
During 2021, the independent Directors met in executive session with no other attendees present at each of their regularly scheduled Board meetings. Director McCrary, as the Independent Chair of the Board throughout 2021, presided over all of the executive sessions of the independent Directors.
In addition to the full Board, each standing committee typically meets in executive sessions presided over by the committee’s Chair at each regular quarterly meeting and, as applicable, at other committee meetings.
Director Attendance at Board and Committee Meetings

Pursuant to Regions’ Corporate Governance Principles, Directors are expected to attend and participate in all Board meetings and meetings of committees on which they serve. Directors are expected to be available for consultation with management as requested from time to time.
In 2021, all incumbent Directors attended at least 75 percent (the threshold for disclosure under SEC rules) of the aggregate number of meetings held by the Board and by committees of which they were members.

Incumbent Directors’ attendance at Board and committee meetings averaged approximately 98% in 2021.
Director McCrary, as the Independent Chair of the Board, is a non-voting ex-officio participant of each standing committee and attended a majority of all committee meetings held in 2021.

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Board and Committee Meetings in 2021

Regular Board and committee meetings are held at such times as the Board and committees, respectively, may determine. Such meetings, however, typically occur no less frequently than on a quarterly basis. Special meetings may be called upon appropriate notice at any time.
The Audit Committee and the Risk Committee hold a joint meeting annually and may otherwise meet at their discretion to review and discuss topics of interest to both committees. In addition, the Risk Committee and the CHR Committee hold at least one joint meeting annually. From time to time, other committees also meet jointly so as to streamline actions needing to be taken.
Once a year, the Board typically holds an off-site meeting to engage in extended discussions with management regarding the Company’s strategy. During these meetings, which are held within our footprint markets, the Board is given the opportunity to interact with local customers, market leaders, and associates.
Upon request, Directors may meet with management or other associates to discuss the materials or obtain additional information prior to the meetings. Further, at regularly scheduled Board and committee meetings, management and other Regions associates typically present to the Directors on a variety of topics. Importantly, pursuant to our Corporate Governance Principles, Board members have complete access to the Company’s management and associates and may arrange such meetings directly.
The following table shows the number of Board and committee meetings held in 2021.

Meetings Held
Board of Directors	11
Audit Committee	9
CHR Committee	6
NCG Committee	5
Risk Committee	4
Technology Committee (formed in February 2022)	0
Joint Meeting of Audit Committee and Risk Committee	1
Joint Meeting of CHR Committee and Risk Committee	1
Total Board and Committee Meetings Held in 2021	37
In addition to the regularly scheduled meetings, the Board held 10 optional, informational calls throughout the year for management to provide updates on pending matters and the continuously changing landscape, especially in light of the pandemic. A majority of the Directors attended each of these optional calls.
Like most companies, Regions has utilized the availability of a virtual environment for certain meetings during the last two years and will continue to consider the benefits of this meeting format going forward.
Director Succession Planning and Board Refreshment; Appointment of New Directors

Our Board and NCG Committee maintain a robust refreshment and recruitment process in which the members focus on identifying, considering, and evaluating potential Board candidates based on current and expected future Board needs.
Succession and refreshment planning tools. The NCG Committee has a variety of tools at its disposal to evaluate the need for refreshment at any given time. Such tools include: the results of the Board’s self-evaluation process; point-in-time statistics on the Board; and a refreshment timeline, which is reviewed and updated quarterly.
Appointment of new Directors. The NCG Committee leads this process by considering prospective candidates. In identifying appropriate candidates, which may include support from an independent search firm, other independent Directors, shareholders, and Regions’ associates, the NCG Committee conducts a thoughtful evaluation focused on aligning the diverse skills, experience, backgrounds, and characteristics of our Board with the strategic development of the Company.
The NCG Committee and Board undertake a thorough review and vetting process before a candidate is recommended to the Board for membership. During this process, the NCG Committee considers many different aspects pertaining to the candidate, such as skills and expertise brought to the Board, other boards on which the candidate serves, qualities that would further diversify the Board’s membership, and any potential conflicts of interests with respect to appointing the candidate.
To that end, we added Joia M. Johnson to our Board in 2021. We expect her addition, and particularly her strong leadership experience and passion for good governance, will continue to provide valuable perspective and insights and further contribute to an engaged and well-balanced Board.

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The following provides an overview of the Board’s process to identify, evaluate, appoint, and onboard new Directors:

Board Oversight
NCG Committee

New Director Process
Identification of Candidates	ð	Assessment, Interviews, and Discussions	ð	Recommendation and Appointment	ð	Onboarding
The NCG Committee reviews candidates identified by:
•Independent Directors;
•An independent search firm;
•Associates and management;
•Shareholders;
•Self-recommendations; and
•Other sources.
Under a version of the Rooney Rule adopted by the Board, the NCG Committee (as well as any search firm) will endeavor to include highly qualified candidates who reflect diverse backgrounds in the pool from which nominees are chosen.

The NCG Committee considers:
•The key qualifications and personal attributes of the candidate, compared to the Board’s current composition;
•Due diligence research conducted on the candidate;
•The independence of the candidate;
•Input from other Directors following interviews with the candidate; and
•The candidate’s other commitments and availability for Board service.
Upon recommendations from the NCG Committee, the Board determines whether to appoint the candidate and optimal committee placement.
The NCG Committee, in making its committee assignment recommendation, typically considers assigning new Directors to the Audit Committee or the Risk Committee within the first two years of joining the Board.

Regions’ comprehensive onboarding program involves a combination of presentations, facility site visits, and meetings supplemented by written materials.
Directors new to public company board service may also be assigned a Director mentor.
The onboarding process is more fully set forth in the Director Onboarding and Ongoing Education section.

Management Succession Planning

Similar to Director succession planning, thoughtful management succession planning is critical to creating long-term stakeholder value; therefore, it is important that management work and coordinate with the Board to plan for management succession and to develop related processes. This is particularly important with respect to CEO succession. Similar to our Director succession planning process, the Company adopted a version of the Rooney Rule for management succession, which holds that when searching for candidates for a Section 16 Officer position, including a CEO successor, Regions shall endeavor to include diverse candidates in the pool from which the candidate is chosen.
The Board has delegated primary oversight of management succession to the CHR Committee. The CHR Committee and the NCG Committee coordinate on overseeing CEO succession planning. These committees work with the CEO to plan for CEO succession, as well as to develop plans for interim succession for the CEO in the event of an unexpected occurrence. The succession plans are updated and reported to the Board at least annually.
Limitation on Other Board and Audit Committee Service

The Board has adopted restrictions, which are consistent with market standards, on the number of outside boards on which Directors may serve. The Board established the following limits on our Directors with respect to serving on publicly-traded company boards and audit committees to help ensure Directors are able to dedicate sufficient time to Regions’ Board:

Director Category	Limit on publicly-traded company board and audit committee service, including Regions
All Directors	4 boards maximum
Directors holding an executive officer position	2 boards maximum
Directors serving as a board chair or lead independent director	3 boards maximum
Directors who serve on Regions’ Audit Committee	3 audit committees maximum
The NCG Committee may grant exceptions to the limits on a case-by-case basis after determination that so serving will not impair the Director’s service on Regions’ Board. A number of factors are considered, including the Director’s other time commitments, record of attendance at Board and committee meetings, potential conflicts of interest and other legal considerations, and the impact of the proposed directorship on the Director’s availability.
Throughout the year, the NCG Committee monitors the service of the Company’s Directors on boards and board committees of other companies and consults with Directors, as needed, to assess the potential impact of holding multiple positions on the individual Director’s ability to devote sufficient time and attention to their duties as a Director of Regions. Further, Regions Directors review proposed service on the board of any additional public company with the NCG Committee.

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Director Onboarding and Ongoing Education

Overview. Director onboarding and ongoing education programs are important components of fostering Board effectiveness. The Corporate Governance Principles provide that Directors receive continuing education in areas that will assist them in discharging their duties.
The Director Onboarding and Ongoing Education Program engages Directors through a mixture of in-house training, outside programs, and on-site activities. This program includes regular reviews of compliance and corporate governance developments; business-specific learning opportunities through site visits and Board meetings; and briefing sessions on topics that present special risks to and opportunities for the Company. Further, we have also, from time to time, had corporate governance representatives from our large institutional investors engage with members of our Board on various topics of importance to shareholders.
Onboarding. Regions’ comprehensive program begins with onboarding activities and includes a thorough orientation process that acclimates new Directors to Regions, the Board, the initially assigned committees, and management. Director onboarding involves a combination of written materials, presentations, facility site visits, and meetings with members of the Board, management, and other appropriate associates, and continues over an extended period of time. Typically, additional educational sessions are provided to new Directors, as well as any other Directors who would like to attend, the day before their first full round of Board and committee meetings commence.

In addition, new Directors typically serve on either the Risk Committee or the Audit Committee to help them become acclimated to the Company faster. Directors new to public company board service may also be assigned a Director mentor.
When possible, members of management will also meet with new Directors prior to their first Board and committee meetings to review the meeting materials. This assists new Directors in further understanding the materials, which might be unfamiliar to them. By doing so, new Directors are better able to step into their oversight roles and begin making meaningful contributions to the Board more quickly.
Committee rotation. When assigned to a new committee, Directors are provided with committee-specific training. Similar to when onboarding Directors, such training assists the new committee member with getting up to speed on committee matters.
Ongoing education. Directors are, on an ongoing basis, provided information and education on products and services offered by Regions; significant risks and compliance issues; cyber and information security; legal, regulatory, and supervisory requirements and expectations applicable to the Company and its affiliates; corporate governance best practices; changes in the financial services industry; and other topics identified by the Directors as areas of interest. The Board also periodically receives in-house training sessions conducted by outside experts, such as national law firms, industry-leading audit firms, and consultants/advisors, on various topics.
Director Independence

For our Directors to be considered “independent directors” under NYSE rules, our Board must make an affirmative determination that each such Director does not have a “material relationship” with Regions (either directly or as a partner, shareholder, or officer of an organization that has a relationship with Regions). The Board has determined that a substantial majority of its members must be independent.
Board independence determinations. The Board has affirmatively determined that each Director is an independent Director, other than John M. Turner, Jr., Regions’ President and CEO.
The following current Directors have been determined by the Board to be independent:

Carolyn H. Byrd	Ruth Ann Marshall
Don DeFosset	Charles D. McCrary
Samuel A. Di Piazza, Jr.	James T. Prokopanko
Zhanna Golodryga	Lee J. Styslinger III
John D. Johns	José S. Suquet
Joia M. Johnson	Timothy Vines
NYSE independence tests. The NYSE has bright-line tests that disqualify a Director from being determined to be independent. The existence of any one of the following relationships will preclude a Director from being considered independent for a period of three years:
•The Director is employed by Regions.
•The Director has an immediate family member (as defined by the SEC and NYSE) who is an executive officer of Regions.
•The Director or an immediate family member has received in a year more than $120,000 in direct compensation from Regions (not including certain permitted payments such as Director and committee fees).
•The Director or an immediate family member has certain relationships with Regions’ external or internal auditors.
•The Director or an immediate family member is employed as an executive officer of another company where a Regions executive officer serves on that other company’s compensation committee.
•The Director is a current employee, or an immediate family member is a current executive officer, of a company that made payments to, or received payments from, Regions in an amount that exceeds the greater of $1 million or two percent of the other company’s consolidated gross revenues for that year.
Approximately 92 percent of Regions’ current Directors, as well as all members of the Audit Committee, the CHR

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Committee, the NCG Committee, the Risk Committee, and the Technology Committee are independent directors within the meaning of the listing standards of the NYSE.
Corporate Governance Principles guidance regarding independence. Although none of the NYSE’s bright-line tests are applicable to our current non-management Directors, the Board must still consider all circumstances surrounding any existing relationship between Regions and each of our Directors to determine whether a material relationship exists outside the bright-line tests that could affect the Director’s independence. To aid in conducting this evaluation, our Corporate Governance Principles describe relationships and transactions involving Regions that, in the absence of unusual facts and circumstances, are presumptively not material for independence purposes in that they would not impair a Director’s exercise of independent judgment or compromise the oversight role that an independent Director is expected to perform for the Company.
Board independence considerations. The Board has made an affirmative determination as to all 13 current Directors’ independence. The NCG Committee presented to the Board its evaluations and made a recommendation as to each Director’s independence.
Director Turner is employed by Regions. Therefore, under the NYSE bright-line “material relationship” tests, he was determined not to be independent. As such, he is not considered in the remaining independence determinations that follow.
With respect to the remaining Directors, the following specific relationships were also considered while making a determination:
•Directors Byrd, Golodryga, Johns, Marshall, McCrary, Styslinger, and Vines, either individually or through an affiliated entity or an immediate family member, have customer relationships with Regions’ subsidiaries, such as a deposit, brokerage, trust, or other financial services relationship in the ordinary course of Regions’ banking and/or brokerage business, on terms and conditions not more favorable than those afforded by Regions or its subsidiaries to other similarly situated customers.
•Directors Byrd, Johns, McCrary, Styslinger, and Vines, either individually or through an affiliated entity, have bank loans or extensions of credit, including credit cards, from Regions’ subsidiaries on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans by Regions’ subsidiaries to unrelated persons, and involving no more than the normal risk of collectability and no other unfavorable features.
•Directors DeFosset, Johns, McCrary, Styslinger, and Vines each serve as a member of the board of directors of a charitable organization to which Regions or its subsidiaries made charitable contributions of less than the greater of $1 million or 2 percent of such organization’s consolidated gross revenues in 2019, 2020, or 2021.
•Director Di Piazza serves as a director of AT&T Inc. Regions paid AT&T approximately $2.66 million for services in 2021. Regions’ relationships with AT&T commenced before Mr. Di Piazza was appointed to Regions’ Board and are expected to continue.
•Director Styslinger serves as a director of Workday, Inc., a leading provider of enterprise cloud applications for finance and human resources. Workday helps Regions effectively manage its workforce through the use of its human capital application focused on talent management, compensation and benefits administration, payroll and timekeeping, as well as human resources data management. Regions paid Workday approximately $3.96 million for services in 2021. Regions’ relationship with Workday commenced before Mr. Styslinger was appointed to Workday’s board and is expected to continue.
•Directors Di Piazza, Johns, Johnson, Marshall, McCrary, Prokopanko, and Styslinger serve only as a director of companies that, along with any of their subsidiaries, are customers of Regions for typical commercial banking products and services, including loans and leases, and on terms no more favorable than for other Regions customers, and for which Regions receives customary interest and fees.
•Director Vines serves as President and CEO of Blue Cross and Blue Shield of Alabama (“BCBSAL”). Regions and BCBSAL have an arm’s-length business relationship through which each provides products and services to the other in the ordinary course of business. BCBSAL conducts normal and customary banking business with Regions. Regions’ medical and dental benefits plans offered to associates are administered by BCBSAL. As of December 31, 2021, Regions paid approximately $8.6 million in third-party administrative fees to BCBSAL, an amount which is not material to BCBSAL based on its annual income or gross revenues. These relationships commenced before Mr. Vines was appointed to Regions’ Board and are expected to continue. The NCG Committee and the Board have determined that these relationships between Regions and BCBSAL do not impair Director Vines’ independence.
•Directors Prokopanko and Styslinger serve on the board of directors of Vulcan Materials Company. Directors Johnson and Marshall serve on the board of directors of Global Payments Inc.
In each case, the Board concluded that, in light of the applicable independence standards of the NYSE and the description of relationships and transactions contained in the Corporate Governance Principles, that such relationships would not be considered to impair any of these Directors’ individual exercise of independent judgment or compromise the oversight role that an independent Director of Regions is expected to perform, and therefore, are not material.
Additional determinations made by the Board. The Board has affirmatively determined that Directors Byrd, Di Piazza, Suquet, and Vines satisfy the definition of an “audit committee financial expert” set out in Item 407(d) of Regulation S-K of the Securities Act and that each member of the Audit Committee has “accounting or related financial management expertise” as described in Section 303A.07 of the NYSE’s Listed Company Manual. Relatedly, the Board has determined that all members of the Audit Committee are “financially literate” pursuant to Section 303A.07 requirements. Additionally, Directors Byrd, Di

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Piazza, Suquet, and Vines have banking or related financial management expertise as defined by the Federal Deposit Insurance Corporation Improvement Act of 1991. Lastly, all members of the Audit Committee are “independent” within the meaning of the independence standards for audit committee members under SOX.
The Board has also determined that Director Johns, Chair of the Risk Committee, is a “risk management expert” as defined by Regulation YY, which implements certain of the enhanced prudential standards mandated by Section 165 of the Dodd-Frank Act.
Family Relationships

No immediate family relationship exists between any of our Directors or executive officers and any other Directors or executive officers.
Policies Governing Transactions with Related Persons

Related Person Transactions Policy. The Board has adopted a written Related Person Transactions Policy that provides a mechanism for identifying, evaluating, and approving or prohibiting significant transactions involving Regions and persons related to Regions.
For purposes of this policy, a “related person transaction” is a transaction, arrangement, or relationship or any series of similar transactions, arrangements, or relationships, including any indebtedness or guarantee of indebtedness (each a “transaction”) in which (i) Regions was, is, or will be a participant; (ii) the amount involved exceeds $120,000 in any fiscal year; and (iii) any “related person” had, has, or will have a direct or indirect material interest. The category of “related persons” consists generally of our Directors, Director nominees, and executive officers; any person or entity who is known to be the beneficial owner of more than 5 percent of any class of Regions voting securities; immediate family members of any of the foregoing persons; and all “associated entities.” Certain types of transactions are explicitly excluded from the policy given their nature, regardless of the amount involved.
The term “immediate family member” in the context of related person transactions includes the individuals considered for Director independence purposes, as well as stepparents and stepchildren. An “associated entity” of a related person means a firm, corporation, or other organization: (1) in which the related person holds an executive officer or other executive managerial position; (2) in which the related person owns a 10 percent or greater equity interest; or (3) that engages in a transaction or series of transactions with Regions from which the related person receives a measurable financial benefit.
Each Director and executive officer is required to provide the Chief Legal Officer or Chief Governance Officer at least once a year, and update from time to time throughout the year, a list of their immediate family members and associated entities, the associated entities of their immediate family members, and additional information elicited for administration of this policy. The Chief Governance Officer maintains a master list of related persons and their associated entities and distributes it to key associates in functional areas of responsibility that include accounts payable, properties, procurement, and certain other business groups; these recipients use the master list to identify potential related person transactions in order to effectuate this policy.
Any proposed transaction in which a related person may have a direct or indirect material interest that is identified in advance is subject to advance notification requirements. Under these requirements, the related person must provide the facts and circumstances of the potential transaction to the Chief Legal Officer or Chief Governance Officer. The Chief Legal Officer or Chief Governance Officer then assesses whether the transaction is subject to our policy. If the Company becomes aware of a transaction that could be subject to our policy and has not been previously approved or ratified, the Chief Legal Officer or Chief Governance Officer must request the attendant facts and circumstances and make a similar determination of applicability.
If it is determined that the transaction is a related person transaction, it is submitted to the NCG Committee for a reasonable prior review. Facts and circumstances considered in this review include:
•The transaction’s benefits to Regions;
•Its potential impact on the relevant Director’s independence (if the related person is a Director, the immediate family member is a Director, or an entity in which a Director is a partner, shareholder, or executive officer);
•The availability of other sources for comparable products or services;
•The terms of the transaction, including whether those terms are available to unrelated third parties or to associates in general; and
•Whether the transaction is consistent with Regions’ Code of Conduct.
The NCG Committee is authorized to approve or ratify related person transactions that are in the best interests of the Company and its shareholders and that are consistent with the Code of Conduct. Transactions that present a conflict of interest or are deemed inconsistent with the interests of Regions and its shareholders must be prohibited by the NCG Committee and cannot be entered into or continued by Regions.
Specific determinations. Murray Statham, the stepson of Regions executive officer C. Matthew Lusco, is a non-executive employee of Regions. Mr. Statham receives compensation between $120,000 and $150,000 annually. Mr. Statham’s compensation is calculated in accordance with practices applicable to other Regions employees with equivalent responsibilities and in similar positions. The terms of Mr. Statham’s employment have been, and will continue to be, determined in a manner consistent with human resources policies applicable to all Regions associates.

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No other transactions since January 1, 2021, in which Regions was, is, or will be a participant, involving an amount exceeding $120,000, and in which a related person has a direct or indirect material interest have been identified under the policy.
Regulation O policies and procedures. We maintain additional policies and procedures to help ensure our compliance with the Federal Reserve’s Regulation O. This regulation imposes various conditions on a bank’s extension of credit to Directors, executive officers, and principal shareholders and their related interests. Any such extensions of credit must comply with our Regulation O policies and procedures.
Our Regulation O policies and procedures require that extensions of credit (including interest rates and collateral) to Directors, executive officers, and principal shareholders and their related interests must:
•Be made on substantially the same terms as those prevailing at the time for comparable transactions with persons or parties who are not covered;
•Follow credit underwriting procedures no less stringent than those prevailing at the time for comparable transactions with non-covered persons or parties; and
•Not involve more than the normal risk of repayment or present other features unfavorable to Regions.
In addition, the amount of covered extensions of credit cannot exceed individual and aggregate regulatory lending limits, which are based on the identity of the borrower and the nature of the loan.
Our wholly owned subsidiary, Regions Bank, requires that any request for an extension of credit from a Director, executive officer, or principal shareholder or their immediate family member be reviewed by Credit Risk Governance & Policy Compliance to determine applicable compliance with our policies and procedures. All requests that fall under Regulation O require the approval of the Financial Risk Executive. If a request would result in an aggregate credit extension of more than $500,000 to a covered individual or entity (including their related interests), a majority of the board of directors of Regions Bank must preapprove it. Reports of all extensions of credit made under Regulation O are provided to the Regions Bank board in compliance with the regulation.
All of our extensions of credit to our Directors, executive officers, principal shareholders, and their related interests:
•Comply with our Regulation O policies and procedures;
•Are made in the ordinary course of business;
•Are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Regions; and
•Do not involve more than the normal risk of collectability or present other unfavorable features.

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Transactions with Directors

The following chart reflects transactions, as applicable, between Regions and:
•our non-management Directors or their immediate family members;
•a company or charitable organization of which the non-management Director or the Director’s immediate family member is, or was during 2021, a partner, officer, or employee; or
•a company in which the non-management Director or the Director’s immediate family member holds a significant ownership position.
All of these transactions were considered by our Board in making its determination with respect to each of our non-management Directors’ independence.

	“Ordinary Course” Customer Relationships (1)	Loans or Extensions of Credit (2)	Charitable Contributions (3)	Nonmaterial Relationships (4)	Family Relationships (5)
Carolyn H. Byrd	●	●	None	None	None
Don DeFosset	None	None	●	None	None
Samuel A. Di Piazza, Jr.	None	None	None	●	None
Zhanna Golodryga	●	None	None	None	None
John D. Johns	●	●	●	●	None
Joia M. Johnson	None	None	None	●	None
Ruth Ann Marshall	●	None	None	●	None
Charles D. McCrary	●	●	●	●	None
James T. Prokopanko	None	None	None	●	None
Lee J. Styslinger III	●	●	●	●	None
José S. Suquet	None	None	None	None	None
Timothy Vines	●	●	●	●	None
(1)    “Ordinary Course” customer relationships are transactions or relationships with Regions that are established and administered on terms and conditions no more favorable than those afforded to any similarly situated customer. Director Styslinger and his immediate family members paid an aggregate amount of approximately $331,000 in fees related to trust and wealth management accounts during 2021.
(2)    Includes a loan or extension of credit, including credit card accounts, that was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons; involves no more than the normal risk of collectability; and presents no other unfavorable features.
(3)    Directors serve solely as a member of the board of directors of a charitable organization to which Regions or its subsidiaries made charitable contributions of less than the greater of $1 million or 2% of such organization’s consolidated gross revenues.
(4)    Nonmaterial relationships include (a) service as only a director by Director Di Piazza at AT&T; Director Styslinger at Workday; Directors Di Piazza, Johns, Johnson, Marshall, McCrary, Prokopanko, and Styslinger at companies having ordinary course customer relationships with Regions; (b) Regions’ arm’s-length business relationships with BCBSAL, for whom Director Vines serves as an executive officer; (c) Directors Prokopanko and Styslinger’s common service on the board at Vulcan Materials Company; and (d) Directors Johnson and Marshall’s common service on the board at Global Payments Inc.
(5)    No immediate family relationship exists between any of our Directors or executive officers and any other Directors or executive officers.
Other Business Relationships and Transactions

Certain Directors and executive officers and their affiliates, other related persons and their affiliates, and beneficial owners of more than 5 percent of Regions common stock and their affiliates were customers of, and had transactions with, Regions and our subsidiaries in the ordinary course of business during 2021, and additional transactions may be expected to take place in the ordinary course of business. As previously noted, included in such transactions are outstanding loans and commitments from Regions Bank, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Regions, and did not involve more than the normal risk of collectability or present other unfavorable features.
Other business relationships. We have entered into other business relationships with entities known to or reasonably believed by us to own more than 5 percent of our common stock. These relationships are in the ordinary course of business and are described below:
BlackRock. BlackRock, Inc. and its subsidiaries (“BlackRock”) are the beneficial owners of more than 5 percent of our common stock. On October 14, 2011, Regions entered into an amended and restated agreement (the “BlackRock Agreement”) with BlackRock Financial Management, Inc. (“BlackRock Financial”), a subsidiary of BlackRock, for BlackRock Financial to provide (i) risk management and advisory services for Regions’ mortgage servicing rights portfolio and (ii) a proprietary trading, portfolio management and risk reporting system for Regions’ investment portfolio. The current term of the BlackRock Agreement will expire in December 2022 and is scheduled to be renewed for successive two-year terms unless otherwise terminated. The BlackRock Agreement provides that Regions will pay BlackRock Financial a fee of $2.75 million per year plus an

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additional fee based on the size of the covered portfolios. Pursuant to those terms, Regions paid BlackRock Financial approximately $2.90 million in 2021.
On January 1, 2017, Regions entered into a Services Agreement with BlackRock Investments, LLC and BlackRock Advisors, LLC, which established policies and procedures allowing Regions to perform services as a distributor/intermediary for its clients with respect to BlackRock’s funds. In 2021, BlackRock paid nominal fees to Regions for performing these services.
On July 30, 2013, Regions entered into agreements, as amended, with Cachematrix Software Solutions, LLC (“Cachematrix”) whereby Cachematrix provides Regions with a financial technology platform and related services that simplify the cash management process for Regions and its corporate clients. The current terms of the agreements will expire on January 31, 2023. In July 2017, after Regions had entered into these agreements, BlackRock Financial acquired Cachematrix, which became a wholly owned subsidiary of the former. Under the terms of the agreements, Regions paid Cachematrix approximately $315,000 in 2021.
The Regions Financial Corporation Retirement Plan had invested approximately $216.64 million in BlackRock funds as of December 31, 2021 and paid investment management fees of approximately $103,650 in 2021. Trust accounts held at Regions Bank have invested approximately $1.72 billion in BlackRock-sponsored marketable securities as of December 31, 2021. Regions does not receive any fees or commissions and retained nominal revenue share payments for client accounts invested in these securities. Additionally, in 2021, affiliates of BlackRock paid Regions fees and interest on credit facilities of approximately $584,000.
These relationships commenced before BlackRock became the beneficial owner of more than 5 percent of Regions’ common stock and are expected to continue.
State Street. State Street Corporation and affiliates (“State Street”) are the beneficial owners of more than 5 percent of our common stock. Trust accounts held at Regions Bank have invested approximately $802.20 million in marketable securities issued by State Street entities as of December 31, 2021. Regions does not receive any revenue share, fees, or commissions for client accounts invested in these funds.
These relationships commenced before State Street became the beneficial owner of more than 5 percent of Regions’ common stock and are expected to continue.
Vanguard. The Vanguard Group, Inc. and subsidiaries (“Vanguard”) are the beneficial owners of more than 5 percent of our common stock. Trust accounts held at Regions Bank have invested approximately $5.71 billion in marketable securities issued by Vanguard entities as of December 31, 2021. At year-end 2021, benefit plans sponsored by Regions Bank have invested approximately $97.30 million in mutual funds offered by Vanguard entities. Regions does not receive any revenue share, fees, or commissions for client accounts invested in these funds.
These relationships commenced before Vanguard became the beneficial owner of more than 5 percent of Regions’ common stock and are expected to continue.
Compensation Consultant Disclosure

Since 2012, the CHR Committee has retained Cook & Co. to provide independent information and consultation regarding the design and implementation of our executive compensation programs. Cook & Co. is a nationally recognized compensation consulting firm and is engaged by and performs work solely for the CHR Committee. The duties and services provided by Cook & Co. are more fully described in the CD&A.
It is the CHR Committee’s view that its compensation consultant and any other advisors should be able to render candid and direct advice independent of management’s influence, and numerous steps have been taken to satisfy this objective.
Annually, and most recently in December 2021, the CHR Committee considers the independence of Cook & Co. in light of current SEC rules and NYSE listing standards. The CHR Committee requested and received a letter from Cook & Co. addressing its independence, including the following factors:
•other services provided to Regions by Cook & Co.;
•fees paid by Regions as a percentage of Cook & Co.’s total revenue;
•policies or procedures maintained by Cook & Co. that are designed to prevent a conflict of interest;
•any business or personal relationships between the individual consultants involved in the engagement and a member of the CHR Committee;
•any Regions equity securities owned by the individual consultants involved in the engagement and certain of their family members; and
•any business or personal relationships between Regions’ executive officers and Cook & Co. or the individual consultants involved in the engagement.
The CHR Committee discussed these considerations and concluded the work of Cook & Co. did not raise any conflict of interest.

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Compensation Committee Interlocks and Insider Participation

Directors who served on Regions’ CHR Committee at any time during 2021 are listed to the right. None of the executive officers of Regions currently serves or served during 2021 on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on Regions’ Board or CHR Committee.
No member of the CHR Committee is now, or has been, an officer or employee of Regions. No member of the CHR Committee had any relationship with Regions or any of its subsidiaries during 2021 pursuant to which disclosure would be required under applicable SEC rules pertaining to the disclosure of transactions with related persons.

CHR Committee Members During 2021
Samuel A. Di Piazza, Jr.
Don DeFosset
Zhanna Golodryga
Ruth Ann Marshall
Timothy Vines

Committees of the Board of Directors

Our Board has established the following five standing committees:

•Audit Committee •CHR Committee •NCG Committee	•Risk Committee •Technology Committee (formed in February 2022)
Each of these committees meets on a regular basis and operates under separate written charters approved by the Board. Each standing committee reviews and reassesses its charter on an annual basis. Moreover, each committee performs an annual self-evaluation to determine whether such committee is functioning effectively and fulfilling its duties as prescribed by its charter. Each committee may form, and delegate authority to, subcommittees or, alternatively, delegate authority to one or more committee members.
We describe the key responsibilities of the Board’s five standing committees on the following pages. The descriptions of the committee functions in this proxy statement are qualified by reference to the committees’ respective charters and our relevant By-Law provisions.
The Board has also established an Executive Committee, which has the authority and responsibility to exercise, during the intervals between meetings of the Board, all the powers and authority of the Board in its oversight of the business and affairs of the Company, to the extent permitted by applicable law and the Company’s By-Laws. The Executive Committee meets on an as-needed basis between regular Board meetings.
Our By-Laws authorize the Board to create other committees as needed.
The charters for the five standing committees, as well as for the Executive Committee, are available on our website at ir.regions.com/governance.

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Committee Composition

Each Director serving on any one of Regions’ five standing committees has been determined to be independent. Also identified in the table below are the Directors who have been determined by our Board to be an Audit Committee Financial Expert, as defined under SEC regulations, or a Risk Committee “risk management expert,” within the meaning of the Federal Reserve’s Regulation YY.
Cross-committee membership is a consideration when the NCG Committee recommends committee member assignments to the Board, and most Directors serve on multiple committees. The Independent Chair of the Board serves as a non-voting ex-officio participant of each standing committee and attends the majority of those committee meetings.
The Chairs of the Audit Committee and Risk Committee generally meet in advance of in-person meeting cycles and attend as many of the other’s committee meetings as possible. Further, all Directors have access to all committee materials and are invited to attend all committee meetings, regardless of their committee membership.
The members of the Board’s Executive Committee are the Independent Chair of the Board, each of the standing committee Chairs (Technology Chair expected to be added later in 2022), and the CEO.
The following table indicates the current members and Chairs of each of the five standing Board committees:

	Audit	CHR	NCG	Risk	Technology
Carolyn H. Byrd	Member			Member
Don DeFosset		Member	Member
Samuel A. Di Piazza, Jr.	Member	Chair
Zhanna Golodryga		Member		Member	Chair
John D. Johns				Chair	Member
Joia M. Johnson			Member	Member
Ruth Ann Marshall		Member	Chair
Charles D. McCrary	Non-voting ex-officio participant of each Standing Committee
James T. Prokopanko	Member		Member
Lee J. Styslinger III			Member	Member
José S. Suquet	Chair				Member
John M. Turner, Jr.
Timothy Vines	Member	Member
Number of standalone meetings held in 2021	9	6	5	4	0*

Audit Committee Financial Expert
Risk Committee Risk Management Expert
Independent Chair of the Board
Executive Committee Member
*	The Technology Committee was not formed until February 2022.

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Audit Committee

Message from the Audit Committee Chair
During 2021, I was honored to be appointed as Chair of the Audit Committee, stepping in for Carolyn Byrd, who provided tremendous leadership for the Committee for a number of years. I want to thank Carolyn for her service and her many contributions to the Committee.

As part of the transition process, I independently held special meetings with members of finance, risk management, information technology, and internal audit to discuss relevant topics for the Audit Committee. In addition, I meet regularly with the leadership team from internal audit, executives, and other members of management, as well as our independent auditing firm, to preview meeting topics and materials and to gain valuable insight on the scope and results of audit activities.

Regions’ acquisitions of EnerBank USA, Sabal Capital Partners, LLC, and Clearsight Advisors were monitored by the Audit Committee during 2021. The Committee received regular updates on critical accounting estimates which include the allowance for credit losses, fair value measurements, intangible assets including goodwill, residential mortgage servicing rights, and income taxes.

Focused training was provided to Audit Committee members to help the Committee with its oversight on current and emerging matters. Educational sessions covered topics such as cybersecurity, including ransomware and software supply chain security; cryptocurrency; data analysis and modeling, including the use of Artificial Intelligence and Machine Learning systems; Environmental, Social, and Governance areas of importance; financial industry perspectives on mergers & acquisitions; the regulatory landscape; shareholder activism trends and activism preparedness; change management processes and governance; and the current banking industry environment.
– José S. Suquet

Meetings in 2021	Key Responsibilities:
9 plus 1 joint meeting with the Risk Committee
•Assist and advise the Board in monitoring:
–Integrity of the Company’s financial statements and the financial reporting process, including matters relating to internal accounting and financial controls
–Independent auditor’s qualifications and independence
–Performance of the Company’s internal audit function and independent auditor
–Compliance with legal and regulatory requirements
•Appoint, retain, or replace and oversee the work and compensation of the independent auditor
•Pre-approve all auditing services and, subject to certain de minimis exceptions, permitted non-audit services to be performed by the independent auditor
•Discuss with management the (i) Company’s major financial risk exposures and (ii) steps management has taken to monitor and control such exposures
•Review and discuss financial statements and disclosures that will be filed with the SEC and related matters and judgments
•Review and discuss non-GAAP treatment of financial information and the use of such treatment with management
•Oversee, review, and evaluate the Company’s relationship with the independent auditor and the independent auditor’s performance and independence
•Consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent auditor
•Oversee the Company’s internal audit function, including its planned activities, results of completed activities, budget, and staffing

Members
José S. Suquet (Chair)
Carolyn H. Byrd
Samuel A. Di Piazza, Jr.
James T. Prokopanko
Timothy Vines
Each member of the Audit Committee has been determined to meet the independence requirements of applicable law, the NYSE, and Regions’ Corporate Governance Principles.
Each member of the Audit Committee has been determined to be financially literate. Directors Suquet, Byrd, Di Piazza, and Vines have been determined to be audit committee financial experts.
The Audit Committee Report can be found on page 31.

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Compensation and Human Resources Committee

Message from the CHR Committee Chair
In 2021, the CHR Committee continued its oversight of executive compensation and human capital management. The CHR Committee worked with management to establish corporate performance incentive goals that support the Company’s strategy and directly impact NEO compensation. The CHR Committee also continued its oversight of total rewards, corporate culture, DEI, talent management, management succession planning, and associate conduct.
Notably, in early 2021 the then-chair of the CHR Committee, Don DeFosset, and Committee member Ruth Ann Marshall engaged with shareholders to discuss say-on-pay concerns. In response to these shareholder engagement efforts and Regions’ fall shareholder outreach, the CHR Committee worked with management to enhance pay-for-performance decision disclosures in this proxy statement and approved an annual incentive plan designed to insulate incentive performance from volatility related to CECL credit loss provisioning. Additionally, the CHR Committee made no modifications to the performance metrics for the 2019-2021 long-term performance-based awards.
First as a CHR Committee member, and now as its Chair, I want to assure you that we value shareholder feedback and take it under advisement as we strive to design and implement executive compensation programs that support the Company’s strategic plans as well as create shared value for our associates, the Company, and our shareholders.
– Samuel A. Di Piazza, Jr.

Meetings in 2021	Key Responsibilities:
6, plus 1 joint meeting with the Risk Committee
•Assist and advise the Board in:
–Fulfilling its responsibilities relating to the compensation of the executive officers
–Ensuring that all executive compensation is fair, appropriate, reasonable, and in compliance with all relevant regulations
•Regarding the Company’s compensation plans and programs:
–Oversee and monitor the plans and programs to determine whether they are properly aligned with the Company’s strategic and financial objectives
–Ensure that such plans and programs are supportive of the Company’s risk appetite and tolerances established by the Board
–Establish and maintain the appropriate processes and procedures and engage sufficient personnel to manage compensation-related risks
•Review and approve all Company goals and objectives relevant to the CEO’s compensation and evaluate the CEO’s performance in light of those goals and objectives
•Determine and approve the CEO’s compensation; approve the compensation of the executive officers and certain other senior officers
•Establish and administer performance goals and certify when performance goals have been attained
•Review and approve any employment agreement, new hire award, or payment proposed to be made with any proposed or current executive officer
•Ensure that the compensation and other incentives granted to the Chief Risk Officer are consistent with providing an objective assessment of the risks taken by the Company, in consultation with the Risk Committee
•Review and approve any severance; change-in-control; or similar termination agreement, award, or payment proposed to be made to any current or former executive officer
•Approve any new equity compensation plan or any material change to an existing plan where shareholder approval is not required
•Review and make recommendations as to the form and amount of Director compensation and the stock ownership guidelines for Directors
•Oversee the Company’s HCM, including but not limited to total rewards, corporate culture, talent management, management succession, and DEI practices
•Oversee CEO succession planning and ESG matters related to HCM in coordination with the NCG Committee
•Oversee corporate culture with a focus on 1) alignment of culture and human capital management with the Company’s corporate strategy and 2) ensuring that management’s efforts and programs foster and support a company-wide culture of ethical decision making
•Oversee the Company’s Code of Conduct and any other programs related to ethics, business conduct, or conflicts of interest

Members
Samuel A. Di Piazza, Jr. (Chair)
Don DeFosset
Zhanna Golodryga
Ruth Ann Marshall
Timothy Vines
Each member of the CHR Committee has been determined to meet the independence requirements of applicable law, the NYSE, and Regions’ Corporate Governance Principles.
Under its charter, the CHR Committee may delegate all or a portion of the authority, duties, and responsibilities assigned to it, other than those specifically assigned to the committee through rules and regulations, to the CEO or a subcommittee.
With respect to the management and administration of the Company’s employee benefit plans, the CHR Committee has delegated certain responsibilities to management’s Benefits Management and Human Resources Committee.

Further, the CEO has delegated authority to determine and approve annual grants to key associates under the LTIP, subject to annual grant program guidelines.

The CHR Committee Report can be found on page 71.

2022 Proxy Statement	63

CORPORATE GOVERNANCE
Nominating and Corporate Governance Committee

Message from the NCG Committee Chair
Strong corporate governance principles and practices have perhaps never been more important to the success of a company like Regions than they are today, and the NCG Committee has continued to enhance and diligently fulfill its oversight responsibilities in light of heightened expectations from stakeholders around Board governance, Board composition, and ESG.

The NCG Committee made a number of modifications to Regions’ corporate governance documents during the year, including additions to the Company’s Corporate Governance Principles to further limit and clarify permissible service of our Directors on other boards, in order to better align with the expectations of our shareholders, and improvements to our Supplier Code of Conduct, Human Rights Statement, and Director Onboarding and Ongoing Education Program. The Committee also continued organizing and assisting with the facilitation of our robust annual evaluation process, which we believe is critical to the continued effectiveness of our Board.

The NCG Committee was pleased to recommend to the Board the addition of Joia Johnson as a new Director in the summer of 2021. Joia has been a fantastic addition to the Board, and, with her extensive experience from serving in a number of positions with public companies over the years, she began contributing to the Board immediately. Joia’s appointment also advanced our Board diversity goals, resulting in 46% overall diversity (based on gender, race/ethnicity, and sexual orientation), 31% gender diversity, and 31% race/ethnicity diversity. As we contemplate potential future Board candidates in light of upcoming Director retirements in accordance with our mandatory retirement age, the Committee will maintain a commitment to the inclusion of individuals who reflect diverse backgrounds.

The NCG Committee has steadily increased focus on its ESG oversight responsibility, specifically the Company’s ESG disclosure commitments and progress around those commitments. The Company achieved a number of reporting milestones during 2021, including the release of our first stand-alone Task Force on Climate-related Financial Disclosures (TCFD) Report and an expanded ESG Report structured around the World Economic Forum’s Stakeholder Capitalism pillars. The Committee supports transparency around the Company’s ESG efforts and initiatives and will continue to encourage progress and improvements in our ESG program and related reporting in 2022 and beyond.
– Ruth Ann Marshall

Meetings in 2021	Key Responsibilities:
5
•Assist and advise the Board in:
–Identifying, considering, and evaluating individuals qualified to become Board members
–Establishing and maintaining effective corporate governance policies and practices, including developing and recommending to the Board a set of corporate governance principles applicable to the Company
–Exercising general oversight with respect to corporate governance
–Leading the Board and committees in reviewing and Company’s activities and practices regarding ESG matters that are of significance to the Company and its stakeholders
–Overseeing the Board’s succession planning process
•Oversee the Company’s and Directors’ engagement with institutional shareholders, proxy advisors, and other interested parties and assess feedback with respect to corporate governance and related matters
•Monitor Directors’ service on other boards to ensure that each Director has adequate time to appropriately serve on Regions’ Board
•Review and assess the Company’s Corporate Governance Principles
•Oversee the Company’s significant practices and reporting with respect to ESG, including reviewing the Company’s ESG strategy, initiatives, and policies and receiving updates from members of management responsible for those activities
•Facilitate and oversee the Board’s self-evaluation process
•Review and oversee the Company’s CEO succession planning in coordination with the CHR Committee
•Oversee proposed amendments to the Company’s Certificate of Incorporation and By-Laws and the Board committee charters

Members
Ruth Ann Marshall (Chair)
Don DeFosset
Joia M. Johnson
James T. Prokopanko
Lee J. Styslinger III
Each member of the NCG Committee has been determined to meet the independence requirements of applicable law, the NYSE, and Regions’ Corporate Governance Principles.

64	2022 Proxy Statement

CORPORATE GOVERNANCE
Risk Committee

Message from the Risk Committee Chair
Consistent with the expectations set forth in its charter, the Risk Committee has effectively established parameters and tolerances for risk-taking by the Company. The Risk Committee has monitored these parameters and tolerances to ensure the Company remains in alignment with our established risk appetite during a prolonged period of stress and uncertainty. In response to the pandemic and its lingering impacts, the Risk Committee has provided focused oversight of credit risk, including credit policy and underwriting and credit quality and trends. Similarly, the Risk Committee has monitored capital adequacy, business resiliency, model performance, and the control environment throughout the evolving recovery from the pandemic. Notwithstanding these significant risks, the Risk Committee also effectively monitored other key risks to the Company over the last year, including, but not limited to, customer privacy and fair banking, interest rate risk management, environmental and social risk management, cyber and information security, fraud risk management, and third-party risk management, as well as recurring reviews of risk factors associated with business changes made in connection to the Company’s strategic priority to Continuously Improve. Further, the Risk Committee has monitored the integration of acquisitions with the Company’s enterprise risk management framework.

The Risk Committee also completed its annual self-evaluation process based on leading corporate governance principles to evaluate elements such as committee structure, composition, and oversight. The results of the evaluation demonstrate that we have strong membership with diverse backgrounds and skill sets that contribute to the effectiveness of the Risk Committee overall.

The Risk Committee will continue to work with management and outside experts with the goal of ensuring prudent and effective risk oversight of the Company within the fast-paced and ever-changing financial services industry.
– Johnny Johns

Meetings in 2021	Key Responsibilities:
4, plus 1 joint meeting with the Audit Committee and 1 joint meeting with the CHR Committee
•Oversee the Company’s enterprise-wide risk-management framework, including policies, strategies, and systems established by management to identify, measure, mitigate, monitor, and report major risks, including emerging risks and other enterprise risks
•Establish the Board’s risk appetite parameters to be used by management to operate the Company within the Enterprise Risk Appetite Statement
•Monitor the Company’s performance to ensure alignment with the tolerance levels articulated in the Enterprise Risk Appetite Statement
•Ensure that the compensation of the Chief Risk Officer is consistent with providing an objective assessment of the risks taken by the Company
•Approve, at least annually, the contingency funding plan that sets out the Company’s strategies for addressing liquidity needs during liquidity stress events
•Oversee the Company’s credit risk rating system and approaches to asset/liability management, including trading and derivatives activities
•Oversee the Company’s Credit Review function, including approving the appointment of the Director of Credit Review and reviewing their performance and compensation
•Supervise the Company’s efforts to address operational risk, which include information technology/security activities, disaster recovery, business resiliency, crisis management, and third-party risk management
•Monitor and oversee the Company’s compliance risk program, including BSA/AML/OFAC activities, and compliance with other legal and regulatory obligations
•In coordination with the NCG Committee, oversee matters related to environmental and social risk management, such as climate change

Members
John D. Johns (Chair)
Carolyn H. Byrd
Zhanna Golodryga
Joia M. Johnson
Lee J. Styslinger III
Each member of the Risk Committee has been determined to meet the independence requirements of applicable law, the NYSE, and Regions’ Corporate Governance Principles.
Director Johns has been determined to be a “risk management expert” within the meaning of the Federal Reserve’s Regulation YY.

2022 Proxy Statement	65

CORPORATE GOVERNANCE
Technology Committee

Message from the Technology Committee Chair
The Technology Committee was formed in February 2022 in recognition of the need for the Board to provide oversight of Regions’ technology and innovation initiatives, which continue to grow as we address the fast-evolving technology landscape and modernize our systems to meet the needs and expectations of our customers. Specifically, the Committee is charged with oversight with respect to the overall role of technology in executing the Company’s business strategy, including, but not limited to, (i) technology, digital, and innovation strategy, performance, and operations, (ii) significant technology investments and expenditures, (iii) project management, and (iv) emerging trends in technology and digital transformation.

The Technology Committee will provide Board-level oversight and support of Regions’ multi-year Deposit and Lending Modernization project.

I am pleased to serve as Chair of this newly-formed and important Committee and look forward to providing updates on future developments and progress.
– Zhanna Golodryga

Meetings in 2021	Key Responsibilities:
0 (newly formed)
•Oversee the role of technology in executing the Company’s business strategy, including with respect to the Company’s operations, performance, innovation, management’s activities, and related communications
•Monitor the technology expenditures of the Company and its business segments
•Supervise significant technology investments in support of the Company’s technology strategy and operations
•Monitor technological, digital, and commercial innovation in the Company’s industry and the Company’s related growth and competitive position
•Oversee the Company’s innovation and technology acquisition processes
•Review critical technology programs and projects with business and information technology personnel to understand the functionality, quality, business benefits, and customer adoption
•Supervise the Company’s culture and talent strategy related to technological and digital transformation
•Monitor and oversee the Company’s technology operations including, among other things, software development project performance, technical operations performance, technology architecture, quality of digital products and services, significant technology investments, and information technology/security activities
•Coordinate with the Risk Committee on risk assessment and management associated with technology-related strategic investments, major technology vendor relationships, and risks associated with information technology and security activities

Members
Zhanna Golodryga (Chair)
John D. Johns
José S. Suquet

Each member of the Technology Committee has been determined to meet the independence requirements of applicable law, the NYSE, and Regions’ Corporate Governance Principles.

66	2022 Proxy Statement

OWNERSHIP OF REGIONS COMMON STOCK

As of the Record Date, Regions had issued 978,178,810 shares of common stock, of which 937,146,134 shares were outstanding and 41,032,676 shares were held as treasury stock. Treasury stock cannot be voted.
Shareholders are entitled to one vote for each share on all matters to come before the annual meeting. Only common shareholders of record at the close of business on the Record Date will be entitled to vote at the annual meeting or any adjournment or postponement thereof.
Holders of our Depositary Shares, representing a 1/40th interest in a share of our Non-Cumulative Perpetual Preferred
Stock, Series B (the “Class B Depositary Shares”) or representing a 1/40th interest in a share of our Non-Cumulative Perpetual Preferred Stock, Series C (the “Class C Depositary Shares”) or representing a 1/100th interest in a share of our Non-Cumulative Perpetual Preferred Stock Series D (the “Class D Depositary Shares”) or representing a 1/40th interest in a share of our Non-Cumulative Perpetual Preferred Stock, Series E (the “Class E Depositary Shares”) are not entitled to vote at the annual meeting. As of the Record Date, 20,000,000 Class B Depositary Shares, 20,000,000 Class C Depositary Shares, 350,000 Class D Depositary Shares and 16,000,000 Class E Depositary Shares were issued and outstanding.
Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding shareholders known to us to have beneficial ownership of more than 5 percent of our outstanding common stock, as of the dates indicated in the footnotes below:

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Common Shares	Percent of Class
BlackRock, Inc. (and subsidiaries) (1) 55 East 52nd Street New York, New York 10055	96,711,569	10.32%
State Street Corporation (and subsidiaries) (2) One Lincoln Street Boston, Massachusetts 02111	67,417,692	7.19%
The Vanguard Group, Inc. (and subsidiaries) (3) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	114,998,474	12.27%
(1) This information was derived from the Schedule 13G/A filed on January 10, 2022, by BlackRock, Inc. and subsidiaries, which states that BlackRock, Inc. has sole voting power over 84,329,448 shares, sole dispositive power over 96,711,569 shares, and an aggregate amount beneficially owned of 96,711,569 shares as of December 31, 2021, which constitutes 10.32% of our outstanding common stock as of the Record Date.
(2) This information was derived from the Schedule 13G/A filed on February 11, 2022, by State Street Corporation and subsidiaries, which states that State Street Corporation has shared voting power over 61,425,880 shares, shared dispositive power over 67,270,114 shares, and an aggregated amount beneficially owned of 67,417,692 shares as of December 31, 2021, which constitutes 7.19% of our outstanding common stock as of the Record Date.
(3) This information was derived from the Schedule 13G/A filed on February 10, 2022, by The Vanguard Group, Inc. and subsidiaries, which states that The Vanguard Group, Inc. has shared voting power over 1,526,334 shares, sole dispositive power over 111,034,239 shares, shared dispositive power over 3,964,235 shares, and an aggregate amount beneficially owned of 114,998,474 shares as of December 31, 2021, which constitutes 12.27% of our outstanding common stock as of the Record Date.
    Under a determination letter from the Federal Reserve issued in 2019, Vanguard is able to acquire up to 25% of the securities of bank holding companies, banks and similar institutions without being deemed to have acquired control, and up to 15% without having to file certain notices, so long as it complies with commitments to refrain from taking specific actions that would otherwise suggest attempts to influence or control those entities. In addition, the Federal Reserve adopted rules in 2020 that revised aspects of its rules for determining whether a shareholder has controlling influence under the Bank Holding Company Act that is based on the amount of securities owned and the types of relationships that the shareholder may have with the bank, such as business relationships or board service.

2022 Proxy Statement	67

OWNERSHIP OF REGIONS COMMON STOCK
Security Ownership of Directors and Executive Officers

The following table presents information about beneficial ownership of Regions equity securities as of the Record Date on February 22, 2022 by Regions’ Directors and executive officers. Unless otherwise indicated, each person has sole voting and investment power over the indicated shares. A person is deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days from the Record Date.
Most Directors have elected to defer receipt of some or all of the cash compensation they are due for services on the Board. Prior to 2021, a Director’s deferred amounts were credited to their account as notional shares of Regions common stock as of the time of deferral to be settled in shares of common stock at the end of the deferral period. Beginning in 2021, a Director can elect to have deferred amounts notionally invested in investments similar to those available in the Excess 401(k) Plan, in addition to Regions common stock, and all deferred amounts will be settled in cash, rather than shares of common stock, at the end of the deferral period.
As of the Record Date, the Directors and executive officers, as a group, were credited with 2,983,990 notional shares of common stock, which are included in the table as additional information in the “Additional Underlying Units” column. These may include notional shares allocated under the DDIP, share equivalents held in the Excess 401(k) Plan, RSUs, or PSUs.
As of the Record Date, there were no outstanding options held by any of the Directors and executive officers.

Name of Beneficial Owner	Shares of Common Stock (1)	Total Number of Shares Beneficially Owned	Percent of Class	Additional Underlying Units (2)	Total Shares Beneficially Owned Plus Additional Underlying Units
Current Directors including Nominees for Director
Carolyn H. Byrd	91,453	91,453	*	112,407	203,860
Don DeFosset	130,296	130,296	*	36,661	166,957
Samuel A. Di Piazza, Jr.	18,731	18,731	*	65,492	84,223
Zhanna Golodryga	22,920	22,920	*	6,300	29,220
John D. Johns (3)	67,296	67,296	*	141,447	208,743
Joia M. Johnson	2,450	2,450	*	5,235	7,685
Ruth Ann Marshall	100,230	100,230	*	140,660	240,890
Charles D. McCrary	137,921	137,921	*	322,279	460,200
James T. Prokopanko	18,731	18,731	*	27,132	45,863
Lee J. Styslinger III	125,486	125,486	*	235,512	360,998
José S. Suquet	51,527	51,527	*	56,480	108,007
John M. Turner, Jr. (4)	395,115	395,115	*	691,368	1,086,483
Timothy Vines	5,590	5,590	*	49,721	55,311
Other Named Executive Officers (See Summary Compensation Table beginning on page 95)
David J. Turner, Jr. (5)	184,243	184,243	*	239,727	423,970
C. Matthew Lusco	154,338	154,338	*	179,755	334,093
Ronald G. Smith (6)	252,799	252,799	*	152,646	405,445
David R. Keenan	21,685	21,685	*	121,072	142,757
Other executive officers as a group	106,521	106,521	*	400,096	506,617
Directors and executive officers as a group (21 persons)	1,887,332	1,887,332	*	2,983,990	4,871,322
*    Less than 1 percent.
(1)    Includes share equivalents held in the 401(k) Plan.
(2)    Additional underlying units may include notional shares allocated under the DDIP, share equivalents held in the Excess 401(k) Plan, RSUs, or PSUs.
(3)    Includes 1,349 shares held by his spouse, as to which he disclaims beneficial ownership, 19,506 shares held in a trust for children which his spouse is the trustee, and 1,661 shares held in an IRA.
(4)    Includes 390,550 shares held jointly with spouse.
(5)    Includes 2,105 shares held by his spouse.
(6)    Includes 512 shares held jointly with spouse.

No change-in-control of Regions occurred during 2021, meaning that no person or group acquired the ability to direct or cause the direction of management and policies of Regions through the ownership of voting securities, by contract, or otherwise, and no arrangements are known to Regions that may at a later date result in such a change-in-control of Regions.

68	2022 Proxy Statement

OWNERSHIP OF REGIONS COMMON STOCK
Delinquent Section 16(a) Reports

Regions’ Directors, executive officers, principal accounting officer, and, to the extent required by SEC rules, beneficial owners of more than 10 percent of a registered class of Regions equity securities, are subject to Section 16(a) of the Exchange Act, which requires them to file reports of ownership and changes in ownership of Regions stock with the SEC.
Regions Practices. We assist our Directors and Section 16 Officers in complying with these requirements. The reporting persons are required to furnish us copies of all Section 16(a) forms they file, and we are required to disclose in this proxy statement the failure to file these reports by any reporting person when due.
Timeliness of 2021 Reports. Based solely on a review of the forms filed during, or with respect to, fiscal year 2021 and written representations from each reporting person, we believe that our Directors and Section 16 Officers filed all required reports on a timely basis except Amala Duggirala, our former Chief Operations and Technology Officer, who left the Company on December 31, 2021. Ms. Duggirala filed an amended Form 3 and two Form 4s on November 10, 2021, to report certain option and dividend reinvestment transactions that were not previously reported. The amended Form 3 reported four sales of call options to purchase Regions common stock. One of the Form 4s reported four subsequent purchases of offsetting call options to purchase Regions common stock; and the second Form 4 reported a dividend re-investment transaction with respect to Regions common stock in a brokerage account held by Ms. Duggirala.
Stock Ownership Guidelines and Holding Period Requirements

We require our Directors and executive officers to own shares of our common stock because the Board believes having a financial stake in Regions more closely aligns their interests with those of our shareholders. Our Board has adopted robust stock ownership guidelines that apply to our Directors and executive officers as summarized in the following chart:

Director Stock Ownership Guidelines
Non-management Directors are expected to own shares of Regions common stock with a value equal to or in excess of 5 times the value of the cash portion of their annual retainer.

Until such time as the minimum level of stock ownership is achieved, the Director shall be required to retain 50 percent of the after-tax net shares acquired as a part of any compensatory arrangement, unless granted an exception by the NCG Committee upon showing a hardship or other special circumstances.

Executive Officer Stock Ownership Guidelines
Executive officers are required to own Regions common stock having a value that is a specified multiple of their base salary. The multiple varies based on the tier designation, which in turn reflects the executive officer’s level of responsibility and compensation. The minimum holding amount for our CEO is 6 times base salary, and the minimum holding amount for the other NEOs is 3 times base salary.

Until such time as the minimum level of stock ownership is achieved, the executive officer shall be required to retain 50 percent of the after-tax net shares acquired as a part of any compensatory arrangement, unless granted an exception by the CHR Committee upon showing a hardship or other special circumstances.

Shares counted toward the Directors’ ownership include shares purchased on the open market; shares obtained through option exercises; share equivalents held under any Director’s deferred stock plan; restricted stock or restricted stock units awarded; shares obtained through any other sources; and shares held in trust for the benefit of the Director or their immediate family members. The types of shares counted toward the executive officers’ ownership are discussed on page 93.
Currently, each Director, other than Director Johnson, meets the Director Stock Ownership Guidelines. Director Johnson joined the Board in July 2021, and as of the Record Date, she owned 37 percent of the Director stock ownership requirement.
See the table on page 93 further describing the Stock Ownership Guidelines for our CEO and each of the other NEOs, including their compliance with the guidelines.

2022 Proxy Statement	69

OWNERSHIP OF REGIONS COMMON STOCK
Anti-Hedging and Anti-Pledging

We believe it is inappropriate for any Director, executive officer, or associate to enter into speculative transactions in Regions’ equity securities. We prohibit the Company’s Directors, executive officers, and associates from engaging in transactions that could reduce the extent to which their equity holdings and equity compensation are aligned with shareholders’ interests. Therefore, our General Policy on Insider Trading prohibits all Directors, executive officers, and associates (and to the extent possible, outside parties who have a fiduciary duty or other relationship of trust and confidence with Regions) from engaging in any hedging transactions and short sales of our securities, as well as transactions in puts, calls, swaps, forward contracts, or other derivative securities conducted on an exchange or in any other organized market. Broad-based diversification transactions, such as mutual fund investments, are not intended to be covered by our policy. The policy is reviewed and approved by the NCG Committee on an annual basis.
None of the Company’s subsidiaries have publicly traded equity securities.

In addition, our General Policy on Insider Trading further prohibits our Directors and executive officers from purchasing Regions securities on margin or holding them in a margin account, borrowing against any account in which Regions’ equity securities are held, or pledging Regions’ equity securities as collateral for a loan. The policy also extends to “designees” of our Directors and executive officers, as well as to their Regions securities held directly or indirectly. These requirements further align executives’ interests with those of our shareholders.

No Director or executive officer has shares that are pledged or otherwise available to a lender as security, and all Directors and executive officers are in full compliance with Regions’ anti-hedging and anti-pledging policies.
For information on how our anti-hedging and anti-pledging requirements relate to our compensation decisions, see the Other Policies and Practices Impacting Compensation Decisions subsection of the CD&A.

70	2022 Proxy Statement

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

Compensation Discussion and Analysis

On behalf of the Board of Directors, the Compensation and Human Resources Committee (the “CHR Committee”) oversees the development and administration of Regions’ compensation program for officers and key associates of senior management. As part of this responsibility, the CHR Committee has reviewed and discussed with Regions’ management the contents of the Compensation Discussion and Analysis. Based on its review and discussion, and subject to the limitations on the role and responsibility of the CHR Committee, the CHR Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into Regions’ Annual Report on Form 10-K for the year ended December 31, 2021.

Submitted by the Compensation and Human Resources Committee:

Samuel A. Di Piazza, Jr., Chair	Don DeFosset	Zhanna Golodryga

	Ruth Ann Marshall	Timothy Vines

2022 Proxy Statement	71

COMPENSATION DISCUSSION AND ANALYSIS

Shareholder Responsiveness

Shareholder and other stakeholder feedback related to compensation practices is an important piece of our compensation-setting process each year. We take into consideration the results of our advisory votes on the Company’s executive compensation program and engage in ongoing shareholder outreach to hear feedback about our executive compensation program directly from shareholders.
In our 2021 Say-on-Pay vote, 70.8 percent of votes were cast in favor of our executive compensation program. This level of support was a significant decrease from the 2020 vote, in which 93.6 percent of votes cast approved the Say-on-Pay proposal. Based on feedback obtained from dialogue with our shareholders, we believe the primary reason for the lower level of support was due to shareholder concerns about a modification made to the performance metrics for the previously granted 2018-2020 long-term performance-based awards. Following the release of our 2020 proxy statement, we issued enhanced disclosures to clarify certain aspects of our program and provide additional rationale for the decision to modify the closing-cycle award.
In connection with enhanced disclosures, we initiated additional shareholder outreach led by our Directors - the then-Chair of the CHR Committee, Don DeFosset, and NCG Committee Chair and CHR Committee member, Ruth Ann Marshall. Joining the directors were our Chief Financial Officer, Chief Governance Officer, Head of Total Rewards, and Head of Investor Relations as well as members of their teams. Additionally, later in the year, Corporate Governance led Regions’ annual shareholder engagement efforts. Feedback from both rounds of shareholder engagement was provided unfiltered to the Board of Directors. In response to these shareholder engagement efforts, Regions enhanced pay-for-performance decision disclosures in this proxy statement and approved an annual incentive plan designed to insulate incentive performance from volatility related to CECL credit loss provisioning. Additionally, the CHR Committee determined not to make any modifications to the performance metrics for the 2019-2021 long-term performance-based awards.
The CHR Committee acknowledges that modifications to previously granted long-term performance awards should only be used in extraordinary circumstances and does not anticipate making modifications to previously-granted awards going forward. At the same time, the CHR Committee believes it would be inappropriate to make an unconditional commitment limiting its ability to manage Regions’ compensation programs appropriately in the event of unanticipated or extraordinary circumstances and in a manner that is in the best interests of all stakeholders. Moreover, the CHR Committee commits to significant deliberation as well as consultation with various stakeholders should any such extraordinary circumstance arise.
The result of Say-on-Pay votes in prior years indicates strong support among shareholders for our compensation framework and our pay-for-performance approach. Additionally, feedback from shareholder outreach in the past year communicated support for the overall design of our compensation program. As part of our commitment to shareholder responsiveness in compensation-setting, we have made balanced enhancements to our disclosures and our incentive plans without making significant changes to our overall program.

Shareholder Feedback	Regions Response

Modifications to previously granted award metrics should be discouraged	•2019-2021 long-term performance-based award results were based on actual financial results relative to pre-established goals; no modifications were made.

ESG should be integrated into executive compensation
•ESG metrics were integrated as individual performance goals (which impact 30% of the annual incentive payment). Regions continues to work toward incorporating additional ESG considerations into the assessment of executive performance and awards.

Additional disclosure should be provided related to the customer service modifier for the annual incentive plan
•We published supplemental proxy disclosures in 2021 that included further information related to the annual incentive plan and details of the customer service metric.
•Our proxy includes additional disclosure related to the customer service modifier under 2021 Annual Cash Incentive Payments, including 2021 targets for goal achievements (page 80).

Incentive plans should be designed to prevent windfall payouts from CECL-related credit loss provision releases	•The annual incentive plan for 2021 was designed to insulate incentive performance from volatility related to CECL credit loss provisioning, whether the provision change is an increase or a release.

Enhanced Disclosures	•See annual incentive metric disclosures (page 80), long-term incentive relative performance disclosure (page 85), and pension program disclosures (pages 88)

72	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Objectives

Our compensation and benefits programs operate under the guidance and oversight of the CHR Committee. The CHR Committee is responsible to the Board for approving Regions’ executive compensation objectives and ensuring that the compensation programs and policies of the Company support the business goals and strategic plans approved by the Board.
We operate in a highly competitive and regulated environment. Our ability to successfully compete and grow our business depends on the skill, acumen, and motivation of our executives and their ability to develop and execute a dynamic strategic plan. With this in mind, the CHR Committee established the following guiding principles of compensation to serve as the foundation of our compensation philosophy:
1.    Set competitive targets - Compensation targets should be transparent and set at competitive levels.
2.    Pay for performance based on clear and focused goals - Actual compensation should pay for performance based on goals that are clear and focused. As an associate’s business responsibilities increase, the mix of compensation should be more heavily weighted toward variable compensation that is considered “at-risk,” based on corporate and individual results.
3.    Promote shared value - Compensation programs should promote shared value through alignment of the long-term interests of our shareholders, customers, and associates.
4.    Balance growth and risk - Compensation programs should be balanced, incenting sustainable, profitable growth without encouraging associates to take unreasonable risks that may damage the long-term value of the Company. To ensure programs remain consistent with the safety and soundness of the Company, compensation programs will be subject to robust risk management and governance frameworks, including oversight by the CHR Committee of the Board.
5.    Align with corporate values - Compensation programs should be fair, equitable, and align with our corporate values.
In addition to these broad guiding principles, the CHR Committee adopted a number of key practices that are consistent with our philosophy and our commitment to excellence in corporate governance. Equally as important as adopting strong practices is a commitment to refrain from certain compensation and employment practices that are inconsistent with our philosophy and goals. The following chart details some of these decisions and where these decisions are discussed in more detail in this CD&A:

What We Do
✓	Pay for Performance (pages 79-86)	Executive pay decisions are made to ensure that the majority of total direct compensation is at-risk and not guaranteed.
✓	Evaluate Performance Using a Combination of Balanced Performance Metrics (pages 79-86)	We evaluate both corporate and individual performance in our annual incentive plans. Performance is compared to internal expectations, budgets, and strategic plans, and includes non-financial metrics important to our stakeholders.
✓	Require Strong Stock Ownership and Retention of Equity (page 93)	Each of our Directors and NEOs must meet robust stock ownership guidelines to assure their interests are tied to those of our shareholders. Guidelines include a rigorous 6x base pay ownership requirement for our CEO and 3x for the other NEOs.
✓	Provide for a Strong Clawback Policy Covering Both Cash and Equity Incentives (page 91-92)	The CHR Committee has wide latitude to cancel or reduce any current or future incentive compensation if awarded based on materially inaccurate performance metrics or if an executive has engaged in excessively risky or detrimental conduct. The CHR Committee has further authority to recapture incentive compensation if determined to be in the best interests of the Company and our shareholders. The policy is reviewed at least annually by the CHR Committee.
✓	Require Double Trigger Change-in-Control Provisions (page 94)	Our change-in-control agreements, Executive Severance Plan, and long-term incentive awards require both a change-in-control and a qualifying termination of employment (so-called “double trigger”) to trigger payment. No awards or benefits are paid only upon a change-in-control (so-called “single trigger”).
✓	Use an Independent Compensation Consultant (page 89-90)	The CHR Committee retains an independent compensation consultant that does no other work for the Company.
✓	Listen to and Engage with Our Shareholders (pages 42-44 and 72)	We conduct an annual advisory Say-on-Pay vote and actively review the results as we make program decisions. Additionally, as a part of our corporate governance shareholder engagement program, we solicit feedback regarding our compensation programs from shareholders and proxy advisors and consider any other shareholder comments we receive.

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What We Don’t Do
X	No Incentive Plans that Encourage Excessive Risk Taking	Protecting against unreasonable risk is a core guiding principle of our compensation philosophy and is demonstrated by balanced program design; multiple and competing performance measures; clawback and other enterprise-wide risk-related policies; and robust governance and oversight processes to identify, measure, mitigate, monitor, and report risk. Our comprehensive risk assessment of incentive plans by our Risk Management Group, including our CRO, validates our belief that none of our compensation programs create risks that are reasonably likely to have a material adverse impact on the Company.
X	No Employment Agreements for Executive Officers	Our executive officers are at-will employees with no employment contracts.
X	No Tax Gross-Ups on Perquisites (“Perks”)	We do not provide tax gross-ups to any NEOs for any taxable perk provided, and we have not entered into any agreements that permit excise tax gross-ups on change-in-control payments since 2011.
X	No Repricing of Underwater Options	We do not reprice “out-of-the-money” stock options.
X	No Hedging, Pledging, or Short Sales	We do not permit our associates or Directors to hedge or short-sell Regions securities. Additionally, our executive officers and Directors are prohibited from pledging Regions securities against other debt.

X	No Dividends or Dividend Equivalents on Unvested Grants	We do not pay dividends or dividend equivalents on shares or units that are not vested. We issue dividend and dividend equivalent payments at the end of a performance period only on shares and units that ultimately vest.
X	No Excessive Perks	The CHR Committee has eliminated most perks, and those that remain are monitored to ensure they continue to be based on sound business rationale.
With the guiding principles and key practices mentioned above and set forth by the CHR Committee serving as the foundation, our executive compensation programs described in this CD&A are designed to: (1) retain key talent necessary to compete; (2) motivate talent with a strong pay-for-performance culture to achieve desired results; and (3) encourage sustainable, profitable growth while ensuring the long-term health of the Company is not jeopardized due to imprudent short-term decisions or excessive risk-taking.

Compensation-Setting Process and Timeline

The CHR Committee designs a balanced compensation program that provides competitive fixed base compensation, as well as variable incentive compensation opportunities for performance over the short and long term. To do so, the CHR Committee considers market-competitive pay and practices in establishing target pay levels and uses both formulaic determinations and discretionary factors in determining the actual compensation for the year. While the CHR Committee considers an objective evaluation of performance based on business results to be critical, it also believes it is important to apply discretion, flexibility, and judgment in the decision-making process to ensure executive compensation is balanced between near-term performance and progress toward our longer-term objectives.
The illustration to the right depicts elements of the CHR Committee’s decision-making process for the executive compensation program. The program uses a mix of fixed and variable compensation elements that are aligned with the guiding principles described above. Using this process, the CHR Committee has consistently designed executive compensation programs where the large majority of compensation is performance-based, with measures for both corporate and individual performance. It is important to note that though we discuss phases and timeliness of the decision-making process in a manner that may appear to be linear, many steps described below occur continuously and concurrently as the CHR Committee evaluates compensation throughout the year.

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1. Review Competitiveness and Business Objectives
Prior to the start of each calendar year, the CHR Committee focuses on two areas related to upcoming compensation decisions:
Review Market Competitiveness of Pay	Review Potential Plan Changes, Business Plans, Budgets, and Expected Results
•With the assistance of its independent compensation consultant, evaluates the market competitiveness of compensation for each of our executive officers to guide target compensation decisions for the year.
•Compares compensation against that of the Company’s compensation peer group, as well as a larger group of diversified financial institutions that we compete with for both business and potential talent.
•Reviews and determines the compensation peer group on an annual basis. For more information about our compensation peer group, see page 90 in the Other Policies and Practices Impacting Compensation Decisions subsection.

•Initiates discussion of compensation plan design for the coming year. Potential plan changes are discussed based on previous effectiveness evaluations.
•Members of the management team advise the Board with respect to business plans, business risks, expected financial results, and shareholder return expectations.
•Uses these discussions to facilitate the goal-setting process for both our short- and long-term performance-based compensation plans.

2. Set Pay Levels and Targets
During the first quarter, the CHR Committee generally establishes current compensation by targeting pay levels, as well as the performance requirements executives must achieve in order to receive performance-based pay elements:

Set Competitive Target Pay Levels	Establish Incentive Plan Metrics, Targets, and Other Requirements
•Establishes the target pay levels for each executive based on the competitive data previously reviewed as well as the recommendations of the independent compensation consultant and the CEO (when appropriate for executive officers other than himself).
•Considers, but does not specifically target, the 50th percentile of total direct compensation (the sum of base salary, short-term annual incentive compensation, and long-term incentive compensation grants) using a competitive set of peer organizations and other competitors for talent.
•May set one or more components of compensation for an executive at a level above or below the 50th percentile if it is determined to be appropriate due to either the experience or performance of an individual executive or the needs or specific circumstances of the Company.

•Reviews previously approved business plans and sets performance targets for both short- and long-term performance plans based on previous discussions and presentations to the CHR Committee and the full Board.
•Requires budgeted performance levels to generally be achieved for target payout levels to be paid. Corporate financial performance is modeled under various scenarios.
•Sets meaningful threshold and maximum performance levels so executive officers are appropriately incented to achieve results while not being incented to take excessive risk to achieve compensation payments.
•Bases short-term incentive plans on the Company’s budget and internal goals while setting expectations for long-term plan metrics based upon performance compared to internal goals and relative performance as compared to peers. To measure relative performance, uses a performance peer group that is reviewed and determined on an annual basis. For more information about our performance peer group, which is slightly different than our compensation peer group, see page 91 in the Other Policies and Practices Impacting Compensation Decisions subsection.

3. Assess Risks and Shareholder and Other Stakeholder Feedback
During the second and third quarters, the CHR Committee focuses on internal performance assessments, risk assessments of compensation, reviews of pay practices, pay-for-performance evaluations, as well as shareholder and other stakeholder feedback related to compensation practices:

Internal Assessments	External Feedback Reviews
~~•~~Ensures that our executive incentive plans include risk balancing features such as being subject to certain capital and liquidity requirements, clawback and forfeiture provisions, and award limits.
•Reviews a current assessment of corporate performance against the performance goals set at the beginning of the year for both the short-term performance plans and any long-term performance grants currently outstanding.
•With the assistance of its independent compensation consultant, evaluates the effectiveness of the prior year compensation programs in achieving established goals and adhering to program principles.

•With the assistance of its independent compensation consultant, considers feedback from external stakeholders, including feedback from shareholders related to the annual Say-on-Pay vote.
•Reviews compensation assessments from Institutional Shareholder Services, Glass Lewis, and other external sources and feedback from individual shareholders received through our corporate governance shareholder engagement program.
•Evaluates any regulatory reviews and matters and, with the assistance of its independent compensation consultant, considers compensation best practices and governance improvements as a part of its continuous improvement process.

4. Evaluate and Certify Company Performance and NEO Compensation
During the fourth quarter of the current year and the first quarter of the following year, the CHR Committee considers items related to both current year compensation and compensation decisions for the upcoming year. Decisions related to NEO compensation and current year performance can be summarized as follows:

Evaluate Company Performance	Certify Company Performance and Calculate Compensation
•In the fourth quarter, previews Company forecasts with regard to performance under the short-term and long-term plans to prepare for payment discussions in the first quarter. Forecasts of performance include financial results based on GAAP, as well as a thorough review of any proposed adjustments to earnings and any unanticipated or extraordinary events that may have occurred during the year.
•Begins to evaluate qualitative performance factors and separately, in executive session with only CHR Committee members present, participates in a detailed performance discussion relating to the CEO.

•In the first quarter of the following year, after performance results are known and calculated, reviews final performance results and determines the need to apply discretion, flexibility, and judgment to balance the objective evaluations of performance with near-term performance and progress toward our longer-term objectives.
•After decisions are made, certifies the performance results and executive officer compensation for the performance period.

How Pay is Tied to Company Performance

Throughout this Compensation Discussion and Analysis (“CD&A”), we describe our executive compensation philosophy, program, and decisions related to the 2021 performance year for our Named Executive Officers (“NEOs”):

Name	Principal Position
John M. Turner, Jr.	President and CEO (“CEO”)
David J. Turner, Jr.	Chief Financial Officer (“CFO”)
C. Matthew Lusco	Chief Risk Officer (“CRO”)
Ronald G. Smith	Head of Corporate Banking Group
David R. Keenan	Chief Administrative and Human Resources Officer (“CAHRO”)
Linking Performance to Compensation Decisions. One of the central principles of our executive compensation program is tying pay to Company performance. At the beginning of each year, our CHR Committee of the Board sets performance goals based on our Board-approved budget and other goals related to our strategic priorities. At the end of the year, the CHR
Committee compares these goals to actual results for the Company. The following is a high-level summary of our 2021 strategic priorities and achievements:
Continuous Improvement. Serving as the foundation of our 2021 strategic priorities is Continuous Improvement, a transformation priority that focuses on the following key elements: making banking easier for our customers, accelerating revenue growth, achieving greater efficiencies, and improving the associate experience. Continuous Improvement focused on:
•Investments in our Mobile and Online platforms that improve the customers’ experience and engagement;
•Third- party spend reductions;
•Continued reductions in real estate square footage; and
•Revenue growth initiatives, including the acquisitions of home improvement lender EnerBank USA and capital markets firms Sabal Capital Partners and Clearsight Advisors.

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Focus on the Customer. As always, Regions continues to monitor our customers needs and perceptions in a rapidly changing environment. Our research teams and businesses are constantly evaluating our performance against customer expectations, and making changes to products, processes, and policies. As a result, for the second year in a row, Regions was ranked first in the J.D. Power 2021 U.S. Online Banking Satisfaction Study among Regional Banks. We were also proud to be recognized by our commercial customers as a Bank You Can Trust in the Greenwich Excellence Awards for Middle Market Banking.
Strengthen Financial Performance. Throughout 2021, we delivered strong financial results, completed three acquisitions that will grow and diversify our revenue, and invested in key hires who are helping us expand our presence. While our Company continues to navigate pandemic challenges, we are well positioned to generate further growth with solid financial results highlighted below (for the non-GAAP measures see reconciliations in Appendix A):
•Reported net income available to common shareholders of $2.4 billion and earnings per diluted share of $2.49;
•Reported total revenue increased by 2 percent and 3 percent on an adjusted basis (non-GAAP);
•Generated record pre-tax pre-provision income (non-GAAP) of $2.7 billion, a 2 percent increase compared to 2020 and a 2 percent increase on an adjusted basis (non-GAAP);
•Delivered net retail checking account growth that exceeded the previous three years combined; and
•Full-year 2021 net charge-offs were 24 basis points, representing the Company’s lowest level since 2006.
Enhance Risk Management. Risk management is the responsibility of every Regions associate. As such, we are committed to maintaining a culture of risk ownership and awareness where each associate is responsible for identifying and prudently managing our Company’s risks.  In 2021, we continued to enhance our risk management framework and strengthen our risk culture by:
•Investing in people, processes, and technology to continuously improve our risk management capabilities;
•Leveraging technology, automation, innovation, data, and analytics to drive increased efficiency and effectiveness of our risk management tools, programs, and testing;
•Promoting soundness, profitability, and growth through a disciplined credit culture; and
•Maintaining focus on recruiting, developing and retaining key risk management associates.
In 2021, we maintained thorough risk governance processes, which helped ensure our risk management framework appropriately identified and managed all material risks to the company, including environmental and social risks, as well as risks associated with operating in the COVID-19 pandemic environment. Strong capital and liquidity risk management programs ensured effective positioning of our balance sheet for a range of economic scenarios, and a strong credit risk governance program supported continuous credit portfolio management activities, including the early identification of high risk industries and exposures, as well as proactive support of customers through various customer assistance programs and the ongoing execution of government sponsored stimulus programs. We also continued making investments in advancing our BSA/AML/OFAC technology solutions, our overall modeling and data analytics capabilities, and our suite of predictive risk and early warning indicators and mechanisms in an effort to drive increased effectiveness and efficiency of our risk management tools, programs, and testing.
Build the Best Team. In 2021, we entered the next stage of our new normal through efforts to establish how, when and where we work together to drive value, innovation and relationships to make life better for our customers, associates, communities and shareholders. These efforts included, but are not limited to, the following:
•Continued strategy to support impacted associates who were infected or exposed to the virus, conducted contact tracing efforts, and implemented an expanded leave policy and process to ensure associate safety remained the top priority;
•Invested in our recruiting platform and process to improve the way we recruit, where we recruit, and the candidate experience we provide;
•Continued to provide no-cost COVID testing, treatment, and vaccination to participants through Regions benefits plans and provided paid time off for each vaccine dose;
•Developed and implemented several associate career development programs designed to draw out the potential of our associates to adapt, reskill, and assume new roles within the organization;
•Scored 100% on the Corporate Equality Index, that measures corporate policies related to LGBTQ+;
•Named a Military Friendly Employer by Military Friendly, an organization that measures the commitment of companies to create professional opportunities that leverage military experience;
•Recognized as a “Best Place to Work for Disability Inclusion” by the Disability Equality Index, a joint initiative of the American Association of People with Disabilities and Disability:IN;
•Regions was awarded the seventh consecutive Exceptional Workplace Award by Gallup in March of 2021. This award recognizes organizations that are devoted to cultivating a culture of engagement and know that investing in people is the key to performance excellence and high engagement.
Regions was also awarded the Don Clifton Strengths-Based culture award in March of 2021 for the first time. The Don Clifton Strengths-Based Culture Award recognizes organizations that drive performance by cultivating workplace cultures that put the strengths of every employee at the core of how they collaborate, communicate and succeed. Regions was one of five organizations recognized for our commitment to a strengths-based culture.
Focused execution on these strategic priorities, with an emphasis on building a culture of continuous improvement, led to Company performance that was above target expectations in 2021 and are reflected in pay decisions made by the CHR Committee.

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Summary of our Pay-for-Performance Decisions for 2021

Below is a summary of our 2021 pay elements and the performance-based nature of our compensation programs. Compensation for our NEOs is highly correlated to performance and heavily weighted toward compensation components directly connected to the interests of our shareholders. Detailed discussions of each of these elements can be found in the subsection entitled 2021 Compensation Decisions — What We Paid and Why.

Compensation Component	Key Compensation and Performance Decisions
2021 Base Salaries
In early 2021, after consideration of market benchmark data for the roles and in consultation with its independent compensation consultant, the CHR Committee determined to keep base salaries at the prior year’s level for all NEOs.

Annual Cash Incentive Compensation Awards	2021 NEO Targets: •The target incentive opportunity for our NEOs remained at the prior year’s level.
Company Performance (70%):
•Subject to meeting certain capital and liquidity performance thresholds.
•Strong corporate performance compared to 2021 goals resulted in the achievement of 183 percent of target expectations, generating annual incentive payments above target.
Individual Performance (30%):
•Individual performance ranged from 140 percent to 175 percent of goal.

In

Long-Term Incentives
2021 NEO Targets:
•With consideration given to performance, individual contribution, and benchmark data, the CHR Committee approved a $100,000 increase to the long-term incentive target for Mr. D. Turner, Mr. Smith, and Mr. Keenan and a $250,000 increase for Mr. J. Turner.
•Consistent with previous years, long-term incentive grants were divided equally among restricted stock units, performance share units, and performance cash units.
•Long-term incentive performance is measured on the absolute and relative performance of ROATCE.

Company Performance:
•Subject to meeting certain capital and liquidity performance thresholds.
•While the CHR Committee considers the grants made in 2021 to be current-year compensation, it is important to also recognize and evaluate the impact of performance on prior years’ awards in ensuring executive compensation is in line with performance.
•For the three-year performance period ending December 31, 2021, the CHR Committee determined based on results that the 2019-2021 long-term incentive awards (granted in April 2019) will pay out at 94 percent of target.
•The 2019-2021 long-term incentive performance metrics and goals were not modified.

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2021 Compensation Decisions — What We Paid and Why

Establishment of 2021 Base Salaries and Compensation Targets. After reviewing the competitive pay data provided by its independent compensation consultant, the CHR Committee determined that 2021 compensation levels and targets for our NEOs were generally competitive and reflect the contribution of our executives to the success of the Company. Changes were limited to increases in the long-term incentive compensation targets for the CEO, CFO, Head of Corporate Banking Group, and CAHRO in recognition of performance, growth in new roles, and market changes.
Base Salaries. The CHR Committee, in consultation with its independent compensation consultant, determined that base salaries would remain unchanged as compared to 2020.
Annual Incentive Targets. The CHR Committee considered competitive market information, as well as individual performance and contribution to the Company, and determined no change would be made to the NEOs’ annual incentive targets for 2021.
Long-Term Incentive Targets. With respect to long-term incentive compensation, the CHR Committee approved target increases, for each of Mr. J. Turner, Mr. D. Turner, Mr. Smith, and Mr. Keenan, and determined the target for Mr. Lusco would remain unchanged as compared to 2020. As further discussed on page 84, the CHR Committee approved increasing the long-term incentive target by $250,000 for Mr. J. Turner and by $100,000 for each of Mr. D. Turner, Mr. Smith, and Mr. Keenan, resulting in targets of $5,250,0000, $1,500,000, $1,000,000, and $1,000,000, respectively. The changes were made in consultation with the CHR Committee’s compensation consultant, with the consideration of each executive’s contributions to the Company as well as an analysis of competitive market data.
The resulting 2021 annualized base salaries, annual incentive targets, and long-term incentive targets, including the magnitude of changes, are summarized below:

	Base Salary Change		2021 Annualized Base Salary	2021 Annual Incentive(1)				2021 Long-Term Incentive			2021 Total Target Compensation(2)
Name				Previous Target		2021 Target	Target Annual Incentive	Target Change		Target
John M. Turner, Jr.	ó	—%	$1,000,000	ó	170%	170%	$1,700,000	ñ	$250,000	$5,250,000	$7,950,000
David J. Turner, Jr.	ó	—%	$664,200	ó	115%	115%	$763,830	ñ	$100,000	$1,500,000	$2,928,030
C. Matthew Lusco	ó	—%	$584,250	ó	115%	115%	$671,888	ó	$—	$1,200,000	$2,456,138
Ronald G. Smith	ó	—%	$535,000	ó	115%	115%	$615,250	ñ	$100,000	$1,000,000	$2,150,250
David R. Keenan	ó	—%	$530,000	ó	115%	115%	$609,500	ñ	$100,000	$1,000,000	$2,139,500
(1)    The 2021 annual incentive target is based on multiplying the NEO’s target bonus opportunity percentage by the annualized 2021 base salary for each NEO (based on annualizing base salary rates as determined by the CHR Committee). Calculating the annual target incentive in this manner does not take into consideration the timing of changes in base salary, should any change occur, throughout the year.
(2) The CHR Committee considers Total Target Compensation to be the target NEO compensation for the performance period. The Summary Compensation Table reports additional elements of compensation including the value of certain perks and benefits and an annual change in pension value. While the CHR Committee considers our executives’ participation in certain benefits (including retirement benefits) in making their decisions about compensation, they do not consider these items to represent annual compensation.

2021 Annual Cash Incentive Payments
Plan Requirements. At the beginning of each year, the CHR Committee establishes corporate performance targets based on our financial plans, budgets, and expectations in support of strategic priorities, subject to the safety and soundness requirements described below. For 2021, the CHR Committee maintained the fundamental design of the annual incentive program with annual performance metrics and goals determined on an absolute basis, a customer service modifier, and individual performance requirements.

The combination of corporate and individual performance results in an annual cash incentive award that can be earned between zero percent and 200 percent of target. The design of the annual cash incentive plan, as determined in early 2021, is tied to the achievement of strategic priorities as follows:

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Plan	Annual Incentive Plan

Plan Components	70% Corporate Performance		+	30% Individual Performance					=	Total Performance

Performance Metrics	50% Adjusted Net Income	50% Adjusted Efficiency Ratio		Strengthen Financial Performance	Enhance Risk Management	Focus on the Customer	Build the Best Team	Continuous Improvement

Modifier	Customer Service (+/- 10%)

Safety & Soundness Requirements	Capital & Liquidity Thresholds (up to -40%)

Corporate Performance Metrics. In early 2021, the CHR Committee set performance metrics and goals based on the budget as approved by the Board of Directors in December 2020. Performance metrics and goals were set to incent achievement of corporate objectives and align with shareholder interests in the context of a continued high level of economic volatility. These metrics, focused on profitability and efficiency, are both determined on an absolute basis. They compare actual performance to budgeted internal goals and align with the Company’s focus on sustainable quality earnings and expense management.
Adjusted Net Income. The CHR Committee recognizes that achieving our Net Income goals is essential to the success of the company. The Committee also recognizes that Net Income is impacted by the high levels of liquidity in the market and by changes in accounting policy. As a result of the 2020 CECL accounting changes, the Committee sought to insulate incentive performance from volatility related to CECL credit loss provisioning. As a result, net charge-offs, which is a more normalized measure reflecting actual performance, was substituted for provisions in the calculation of adjusted net income to neutralize and protect against the potential of a windfall due to the release of CECL-related credit loss provisions. For non-GAAP reconciliation information, see Appendix A.
Adjusted Efficiency Ratio. The adjusted efficiency ratio is used to measure core company performance over time and is used by the CHR Committee to incent efficient operations and diligent expense management. Regions’ 2021 adjusted efficiency ratio target was set at a level which anticipated an increase compared to 2020. The primary drivers of the expected increase included (i) continued decreases in revenue related to lower loan balances from consumer exit portfolios and declines in commercial line utilization from borrowers bolstering their cash positions during the pandemic year of 2020 but reversing that dynamic in 2021, (ii) decrease in revenue from lower annual short-term interest rates, primarily due to higher rates over the first half of 2020, and (iii) decrease in mortgage non-interest income in 2021 following a record level of production in 2020. For non-GAAP reconciliation information, see Appendix A.
Customer Service Modifier. Regions operates in a very competitive service industry, and customer experience is critical to the creation of long-term growth as it builds customer loyalty and offers a strong avenue into new customer segments. It is a cornerstone of our go-to-market strategy. Accordingly, the annual incentive plan includes a formulaic modifier related to customer experience that can positively or negatively influence plan performance. Customer service performance is determined on a relative basis, comparing Regions’ customer service scores to peers as measured by Gallup, Inc., an objective third party providing customer satisfaction measurement and benchmarking to numerous banks throughout the financial services industry.
Because “Focus on the Customer” is one of our strategic priorities, we expect high levels of customer service from all of our associates. Moreover, we have traditionally achieved above median performance levels for this metric. As a result, to fully benefit from this modifier, the Company must score in the top decile compared to peers. Relative scores must be above the 80th percentile for the modifier to have any positive impact on the corporate performance score, and achievement below the 70th percentile will result in a negative adjustment to calculated results.
Individual Performance. In keeping with its philosophy that individual performance plays an important role in our annual incentive plan design, the CHR Committee did not change the individual performance weight for 2021. Strategic ESG objectives were added within NEOs’ individual performance goals to further support our Company ESG priorities. Individual goals for each NEO include other tailored evaluations of financial and non-financial performance metrics including important risk-related factors.
Safety and Soundness Requirements. In keeping with prior years, the CHR Committee decided that in addition to the specific corporate and individual performance requirements, any payout of annual incentive should be subject to meeting safety and soundness thresholds. Guidance issued by the Federal Reserve instructs banking institutions to consider the “full range of current and potential risks including the cost and amount of capital and liquidity needed to support risks” in their compensation plans. To address this principle, the CHR Committee included the potential for two negative adjustments

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designed to reduce annual incentive payments in the event Regions does not maintain capital and liquidity at levels vital to the safety and soundness of the Company. The deduction for not meeting each requirement is 20 percent of the measured achievement. Therefore, even if corporate performance meets the financial and customer service goals set by the Board, the portion of incentive compensation based on corporate performance may be reduced up to 40 percent if performance is at the expense of capital and/or liquidity requirements.
Discretion to Adjust in Response to Risk and Performance. The CHR Committee reserves the discretion to adjust the performance goals established at the beginning of a plan year, including the ability to consider corporate performance metrics either on a GAAP or non-GAAP adjusted basis and other qualitative factors, if deemed necessary. The CHR Committee also retains discretion in the determination of individual performance under the plan. Blending the clarity provided by predetermined targets and expectations with the thoughtful application of discretion to consider items that should be excluded from, or included in, performance calculations, provides the CHR Committee the flexibility and judgment critical to deliver incentive compensation that reflects both near-term performance results and progress toward longer-term objectives. This combination of fixed formulas, along with latitude in assessing performance based on the CHR Committee’s informed judgment, allows for consideration of unanticipated market conditions and other events that may impact operating performance. We believe that this latitude is important in mitigating risk as it reduces the potential that our executive officers may be encouraged to take actions with respect to unanticipated items based on the impact the actions may have on their incentive compensation, rather than based on the merits and impact that the actions may have on achieving our long-term goals and objectives.
2021 Annual Incentive Plan Results. For all of our NEOs, 70 percent of the annual incentive is based upon corporate performance, with the remaining 30 percent of the annual incentive based upon an assessment of each NEO’s individual performance.
Assessment of Corporate Performance. Throughout 2021, the CHR Committee received regular updates on corporate performance and forecasted incentive payments under the plan.
In early 2022, the CHR Committee reviewed and considered corporate performance under the criteria set at the beginning of 2021. Performance measurements for the metrics established were based on our results as adjusted and reported to shareholders. In 2021, Regions delivered strong results with net income available to common shareholders of $2.4 billion and full year net charge-offs of 24 basis points, representing the Company’s lowest level since 2006. For additional information on Company performance, see the section titled How Pay is Tied to Company Performance on page 76.
The culmination of results generated an overall corporate performance score of 183 percent. The CHR Committee determined this was in line with overall performance and certified results as calculated with no discretionary change to performance goals and as illustrated below:

		Absolute Performance Against Internal Targets
		2021 Goal Achievements
	Performance Metric	Threshold	Target	Maximum	Attainment	% of Goal
Weighting	Profitability Metrics
50%	Adjusted Efficiency Ratio (1)	61.9%	58.9%	56.4%	57.3%	145.3%	=	173%
50%	Adjusted Net Income ($ millions) (1)	$958	$1,277	$1,532	$1,882	200.0%
Plus or minus10 points	Customer Service Metrics Modifier •Minus 1 point for every percentile below the 70th percentile, maximum 10 points •No modification between 70th and 80th percentile •Add 1 point for every percentile above the 80th percentile, maximum 10 points				>90th	Maximum	=	10%
TOTAL CORPORATE PERFORMANCE								183%
(1)    Non-GAAP measures — see reconciliations in Appendix A.

Required Reductions	Goal	Result	Required Reduction Indicated?

Primary Liquidity Level	Low Risk or Better	Low Risk	NO
Capital Action Decision Tree Status	Monitoring or Deploy	Monitoring	NO

Assessment of Individual Performance. With respect to Mr. J. Turner, the independent Board members used a formal process consistent with prior years to assess performance. Each Board member provided an evaluation in the areas of leadership, strategic planning, financial performance management, customer relations, management of personnel, communications, and Board relations. Mr. J. Turner’s achievements noted by Board members include, but are not limited to, items listed in the table below.
To determine the individual performance rating for Mr. J. Turner, the CHR Committee met in executive session with its compensation consultant to discuss and finalize performance results. To determine the individual performance rating of the other NEOs, the CHR Committee consulted with our CEO regarding the assessment. The table below outlines the individual NEO performance ratings and a high-level summary of the achievements noted when making the performance rating decisions:

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Name	Individual Performance Rating	Comments
John M. Turner, Jr.	170%
•Achieved record financial performance, including:
◦Reported the highest pre-tax pre-provision income that Regions has ever reported in a fiscal year, which is also the highest adjusted pre-tax pre-provision income that Regions has reported since 2007
◦2021 net charge-off ratio is lowest since 2006
◦Increased new corporate loan production by approximately 30 percent and generated record annual capital markets revenue
•2021 net retail account growth exceeded the previous three years combined and represents an annual growth rate that is three times higher than pre-pandemic levels
•Created new revenue streams by successfully acquiring multiple new businesses and creating a new industry vertical
•Actively demonstrates the importance of DEI and “sets the tone at the top,” prioritizing diverse recruiting, allyship, and creating an inclusive workplace
•Established the management level ESG Leadership Council and enhanced ESG-related disclosures through the expanded ESG Report, the TCFD report, and Regions’ Workforce Demographics Report

David J. Turner, Jr.	150%
•Achieved the highest adjusted pre-tax pre-provision income since 2007
•Drove $460 million in net revenue through hedging and balance sheet management programs
•Supported the Women in Finance initiative through speaking engagements and inclusion of diverse candidates in recruiting efforts
•Worked closely with the businesses and support groups to help identify revenue and expense opportunities
•Developed capital allocation process and reporting with the Corporate Banking Group to assist Relationship Managers in better managing the profitability of their books
•Improved strategic financial planning and budgeting processes for the businesses and support groups

C. Matthew Lusco	140%
•Cosponsored a complete realignment of our Capital Planning Policy, Framework and Risk Appetite
•Effectively partnered with the Information Technology Team on IT and cyber risk in an elevated threat environment, including adversary emulation, technology enhancements, improved third party risk management
•Worked with the NonFinancial Risk team leading an initiative to evaluate our control environment, including access and segregation of duties which yielded a menu of continuous improvement items as well as a road map for enhancing the control environment with the objective of strengthening our Governance and Controls rating
•Credit risk management and monitoring yielded significantly better than budgeted and consensus results; the lowest quarterly and annual charge-offs since 2006
•Developed and launched the Women of Risk program
•Advanced the Environmental and Social Risk Management Program and partnered with Corporate Governance and other areas in its integration into the ESG strategy and the Company’s strategic plan
•Conducted first Climate Change scenario analysis workshop and implemented first industry-level scenario analysis for environmentally vulnerable industries and published results in the TCFD and ESG reports

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Name	Individual Performance Rating	Comments
Ronald G. Smith	175%
•Achieved historical highs in multiple financial performance categories for the Corporate Banking Group including revenue and pretax income, which both exceeded targets by double digit percentages
•Successfully diversified revenue opportunities through the acquisition of two new businesses during 2021, Sabal Capital Partners and Clearsight Advisors. Continued integration of Ascentium Capital which strongly outperformed revenue and profitability targets
•Advanced our efforts related to the Paycheck Protection Program including new loan disbursements, establishing a forgiveness platform, reducing balances, and achieving forgiveness for more than 87% of our PPP customers (well above the industry average of 78% for entities originating more than $5 billion in PPP volume)
•Served as Co-Sponsor with Risk Leadership to develop “Sustainable Finance” initiatives focused on ESG solutions through Solar Tax Equity, New Markets and Affordable Housing Finance Teams
•Led and facilitated DEI learning opportunities for associates who identify as Indigenous or Native American
•Prioritized diverse recruiting and meaningfully increased diverse representation in key Corporate Banking Group leadership roles

David R. Keenan	140%
•Corporate Real Estate reduced occupancy by 4%, and reduced overall square footage by 831,000 square feet
•Procurement achieved a reduction in 3rd party spend of $33 million and annual contract savings of over $18 million
•Supported the acquisition and integration of multiple units, including EnerBank, Sabal Capital Partners, and Clearsight Advisors
•Received the Exceptional Workplace Award from Gallup for top associate engagement performance for the 7th year in a row; received the Clifton Strengths-based Culture Award; certified by the Great Place to Work organization due to overall cultural excellence
•Enhanced our employer brand through recruiting channels, leading to placement of over 6,000 positions throughout the year
•Expanded DEI networks receiving numerous accolades including Best Places to work for the LGBTQ+, Military Friendly Employer, DiversityInc. and identified by the Birmingham Business Journal as a Leader in Diversity
•Led the Company’s response to the pandemic to ensure that associate care, effective ways of working, and appropriate use of facility space occurred in a manner that supported our business objectives

2021 Annual Incentives Earned. As a result of the 2021 performance decisions discussed above, the CHR Committee approved the following annual cash incentive payments for our NEOs in early 2022:

Name	2021 Target Incentive(1)	Total Incentive Received
John M. Turner, Jr.	$1,700,000	$3,044,700
David J. Turner, Jr.	$763,830	$1,322,190
C. Matthew Lusco	$671,888	$1,142,881
Ronald G. Smith	$615,250	$1,111,142
David R. Keenan	$609,500	$1,036,760
(1)     The 2021 target incentive is based on multiplying the NEO’s bonus opportunity percentage achieved by the actual salary paid to the NEO during 2021. Using the actual salary paid accommodates changes in base salary, should any change occur, throughout the year.

Long Term Incentive Plan (“LTIP”). The CHR Committee believes long-term incentive compensation plays an important role in linking incentives to risk outcomes or aspects of performance that become apparent only with the passage of time. The responsibilities of our NEOs are largely strategic in nature, and while our NEOs diligently work to understand and mitigate risks, the actual outcomes of many of the business actions taken will not be certain for extended periods of time. For this reason, long-term incentive compensation is the largest portion of our executive compensation program for NEOs.

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2021 Long Term Incentive Plan Grants. The CHR Committee met independently with its compensation consultant to review the long-term incentive grant target for Mr. J. Turner. After comparing Mr. J. Turner’s total compensation target to that of other CEOs within our compensation peer group, the CHR Committee determined to increase the value of Mr. J. Turner’s long-term compensation target by $250,000 to a total target of $5,250,000. The CHR Committee’s decision was informed by market competitive information and driven by recognition of his outstanding performance leading the Company since his promotion to the role in July 2018.
In setting the value of the long-term incentive compensation for our other NEOs, the CHR Committee reviewed recommendations from Mr. J. Turner for his direct reports and consulted with its independent compensation consultant. On March 1, 2021, the CHR Committee approved the total grant values for NEOs and set a future grant date of April 1, 2021, in keeping with our normal business practices and schedules. Other changes in value from the prior year for other NEOs included an increase of $100,000 in the target for each of Mr. D. Turner, Mr. Smith, and Mr. Keenan, resulting in 2021 awards of $1,500,000, $1,000,000, and $1,000,000, respectively. This change was approved based on an analysis of competitive market data for the NEOs’ positions and in recognition of ongoing performance and contributions to Company success.
The value of long-term incentive grant for Mr. Lusco remained unchanged from the prior year.
The table below presents the targeted economic value of the grants awarded by the CHR Committee to each NEO on April 1, 2021, and the division of the grant between each long-term component:

Name		Total Targeted LTIP Economic Value[1]	Value of RSUs[2]	Value of PSUs[2]	Value of PCUs
John M. Turner, Jr.	ñ	$5,250,000	$1,750,000	$1,750,000	$1,750,000
David J. Turner, Jr.	ñ	$1,500,000	$500,000	$500,000	$500,000
C. Matthew Lusco	ó	$1,200,000	$400,000	$400,000	$400,000
Ronald G. Smith	ñ	$1,000,000	$333,334	$333,334	$333,333
David R. Keenan	ñ	$1,000,000	$333,334	$333,334	$333,333
1 Economic value is determined by dollar amount in early 2021.
2 As discussed below and in the tables on pages 98 and 99, executives were granted awards on April 1, 2021, using the 30-day average stock price to determine the number of shares granted as RSUs and PSUs.

Long Term Incentive Program Components. Our long-term incentive program is designed to drive long-term performance, enhance retention, align interest with shareholders, and address longer-term risk concerns. Grants to NEOs are split equally among the following three components, each designed to support a distinct goal of our compensation philosophy:
•Restricted Stock Unit Awards (“RSUs”),
•Performance Stock Unit Awards (“PSUs”), and
•Performance Cash Unit Awards (“PCUs”).
RSUs represent one-third of the award and include a three-year service-based vesting requirement, which means that the awards will generally not vest unless the NEO remains employed until April 1, 2024, the third anniversary of the grant. The CHR Committee has chosen to include RSU grants in the design of the program because they encourage retention of executives while also closely tying executive interests to those of shareholders. While vesting is service-based, the CHR Committee has added an additional risk-based vesting requirement to support decisions that protect the safety and soundness of the Company. In the event that Regions does not continually meet standards for liquidity and capital deployment throughout the entire vesting period, up to 40 percent of the award may be forfeited, regardless of meeting the service requirement.
PSUs and PCUs are performance-based awards and equally comprise the remaining two-thirds of the award. PSUs and PCUs can be earned between zero percent and 150 percent of target depending on the level of achievement.
The CHR Committee has chosen to split the performance-based portion of the award between these two types of grants in order to incent executives to superior performance, but also limit leverage that might encourage excessively risky behavior of executives. PSUs require performance hurdles to be met to establish the number of shares ultimately paid under the award. In addition, since the award is delivered in shares of stock of the Company, its value is tied to company performance and shareholder interest through stock price performance creating what is often referred to as “double leverage.”
PCUs include the same performance hurdles, but since they are denominated in cash rather than stock, there is less upside and downside opportunity in these grants giving them a lower risk profile than that of PSUs. The CHR Committee believes splitting performance-based awards between these two vehicles with different risk profiles is in the best interest of the Company and shareholders. The CHR Committee also believes the PSU and PCU awards should be subject to the service vesting and safety and soundness requirements; therefore, just like RSUs, these awards include a three-year service-based vesting requirement and are subject to standards for liquidity and capital deployment.
Performance measures. The performance measures included in the PSU and PCU awards are chosen because they are operating measures that: (i) are critical to the long-term success of the Company, (ii) are transparent to shareholders and the NEOs, and (iii) create healthy tension between profitability and the quality of earnings, which is important to shareholder value. Additionally, performance goals are based on anticipated capital distribution plans as submitted to our bank regulators through the CCAR process and approved by the Board. As a result, management has little discretion in

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altering capital plan actions which, in turn, limits their ability to impact executive compensation.
Weighting of Metrics. Generally, each metric is weighted equally and measured based upon both absolute performance against Company goals over the three-year performance period and an evaluation of relative performance as compared to our peers. We do this through the use of a matrix where the “X” axis represents our performance against the absolute goals we set for ourselves over the performance period, and the “Y” axis represents our performance against banks selected as our performance peer group using these same measures.
Balancing of Absolute and Relative Performance. By establishing absolute goals within a range of outcomes, coupled with performance against banks in our performance peer group, a matrix mitigates some of the challenges associated with setting precise goals that could incent imprudent risk taking by executive officers and avoids the “best of the worst” outcome that is possible with the exclusive use of relative measurement.
The design of the long-term incentive plan, as determined in early 2021, is structured as follows:

Plan	Long-Term Incentive Plan

Grant Types	33.33% Restricted Stock Unit Awards	66.67% Performance Based Awards

		33.33% Performance Share Unit Awards	33.33% Performance Cash Unit Awards

Performance Metrics	Value may change based on stock price	100% Return on Average Tangible Common Equity Compared against internal goals (50%) and peer performance (50%)

Safety & Soundness Requirements	Capital & Liquidity Thresholds (up to -40%)

2021 LTIP Design. On March 1, 2021, the CHR Committee approved a 2021-2023 LTIP design consistent with the prior year, using the performance metric ROATCE, by considering financial and operational expectations related to our strategic planning process for the January 1, 2021, through December 31, 2023, performance period. The CHR Committee also determined the grants would be made on April 1, 2021. Additional performance details include the following:
•Performance Metric – Given the continued effects of economic disruption and uncertainty caused by the pandemic, the CHR Committee determined that the 2021 performance-based grants would continue to be measured using only the ROATCE metric rather than the two metrics utilized prior to 2020. In making its decision, the CHR Committee noted that given market expectations, EPS growth (a metric previously utilized) was expected to be too volatile to be appropriate during this performance period, but that ROATCE remained the most critical long-term performance metric to align management with shareholder value creation.
•Performance Measurement – In measuring performance, the CHR Committee determined that ROATCE would be measured utilizing a performance matrix that considers both absolute and relative performance, each with an equal weight of 50 percent. Absolute performance requirements would be based on the expectations for Regions’ own three-year business plan while relative performance would be measured against the performance of peers along a continuum that ranges from zero to 150 percent of target.
•Evaluating Relative Performance - At the conclusion of the three-year performance period, the performance peer group is ranked from highest to lowest performance and Regions’ relative ranking is calculated as a percentile (see page 91 for a detailed description of the performance peer group). Based on the current 14 banks in the peer group (Regions included), Regions’ ranking must be at least seventh (i.e., performance must be better than half of peers) to receive payout above target. A ranking of eighth would yield payout below target. Payouts for in-between performance would be calculated using straight-line interpolation.
•Calculation of ROATCE - The CHR Committee determined that Regions’ ROATCE performance would be based on the same basis for both absolute and relative performance.
The following chart sets forth the matrices used for measuring performance and the ultimate payout level of the PSUs and PCUs granted in 2021:

ROATCE Metric — 100% Weight
	Peer Group	Payout Opportunity for ROATCE Goal
Max	75 %ile	50%	75%	100%	125%	150%
Target	50 %ile	25%	50%	75%	100%	125%
Thresh.	25 %ile	0%	25%	50%	75%	100%
		Significantly Below Target	Below Target	Slightly Below Target	Target	Above Target
		Regions’ Absolute ROATCE (3-year average)

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Performance targets and the payout percentages generated for each level of long-term incentive performance are determined each year by the CHR Committee based on Company budgets and goals, as well as known prevailing economic conditions. We do not disclose the internal absolute performance targets set for the three-year performance period in the above matrix because such disclosure could be construed as earnings guidance. The CHR Committee believes the target levels for absolute performance are challenging, yet achievable. While we do not disclose forward-looking goals, we commit to disclosing target performance and performance achievement in the CD&A each year as performance awards vest. Though the matrix above does not include goals, it demonstrates the expectation of a zero percent payment if we do not meet approximately one-half of the cumulative amount projected, as part of our strategic planning process, for the three-year period ending December 31, 2023.

Payout of 2019-2021 Performance-Based Awards and Differences in SEC Reporting Requirements and How the CHR Committee Views Compensation
It is important to note that the CHR Committee considers LTIP awards as compensation for the year in which the award is granted. As a result, there are multiple differences between how the CHR Committee views compensation and the SEC reporting requirements that impact this year’s Summary Compensation Table. These differences are described below:

•The CHR Committee considers the entirety of the 2021-2023 LTIP award as compensation given to the NEOs at the time of the grant – in April 2021. In contrast, the SEC views only the equity denominated portion of the award to be 2021 compensation and will not consider the performance-based cash unit awards (PCUs) to be compensation until the end of the performance period when the LTIP awards fully vest. Due to this difference, the equity denominated awards (PSUs and RSUs) are reported in the Summary Compensation Table under the “Stock Awards” column in the year the grant is made. However, the PCUs, with the same performance period and vesting date, will not be reported as compensation until the value of the cash is earned at the end of the performance vesting period in 2023.
•An additional difference between SEC reporting requirements and the CHR Committee’s view of compensation relates to the reported value of stock-based awards. The SEC rules require that companies report the value of equity-denominated awards in the “Stock Awards” column of the Summary Compensation Table in the year they are granted. This is the same way the CHR Committee considered these awards. However, there is a difference in the values noted in the table below and the values reported in the Summary Compensation Table due to the way we determine the number of shares each NEO will receive after the CHR Committee has established the monetary value of an award. To determine the number of PSUs and RSUs, we divide the monetary award value by the 30-day average closing price of Regions common stock prior to the grant date to minimize any impact of day-to-day stock price changes on the number of shares granted. The 30-day average for 2021 was $20.94. SEC rules require us to report in our tables, however, the grant date fair value of shares. For grants made in 2021, the fair value for RSUs and PSUs was the closing price on the date of grant, which was $21.06 per share.
•The CHR Committee considers the entirety of the 2019-2021 LTIP award as compensation given to the NEOs at the time of the grant – in April 2019. However, the SEC requires awards denominated as cash awards (such as Regions PCUs) be reported in the year that they vest, rather than in the year they are granted. As such, the Summary Compensation Table on page 96 includes the value of the 2019 PCU awards in its totals and does not include the similar grant values from PCUs granted as a part of the 2021 grant cycle described on page 84.
To understand the value reported in the Summary Compensation Table related to PCU awards, following is a summary of the 2019 award. The 2019 PCU award was subject to a three-year performance period that ended at December 31, 2021. The following table sets forth the performance metrics achieved for the performance period and the percent of target earned by NEOs as of the end of 2021:

		2019 - 2021 Performance-Based Award Results
Performance Metrics and Weights		Target	Performance	Payout	Weight	Payout % of Target
Absolute EPS Growth (Compounded Annual Growth Rate)	25%	12%	10.6%	113%	50.0%	57%
Relative EPS Growth	25%	50th percentile	96th percentile
Absolute ROATCE	25%	18%	14.84%	74%	50.0%	37%
Relative ROATCE	25%	50th percentile	75th percentile
Final Results						94%

For further information, page 79 includes an alternative compensation table that details the way the CHR Committee views the compensation decisions made for 2021.

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Other Benefits and Perks

In addition to the compensation elements described above, NEOs participate in limited perk programs and other benefits programs, many of which are available to all associates.
Regions Retirement Programs. Regions sponsors two types of retirement programs: defined benefit and defined contribution retirement programs, each made up of tax-qualified and nonqualified plans. The operation of these retirement plans and the value of the benefits that NEOs accrue under these plans are described below and in the discussion that accompanies the Pension Benefits and Nonqualified Deferred Compensation tables and the Summary Compensation Table.
(1) Defined benefit plans. The Regions Financial Corporation Retirement Plan for Associates (the “Retirement Plan”) and Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan (“SERP”) are defined benefit plans. While participation requirements were impacted over time due to several corporate transactions, the Retirement Plan and the SERP generally were closed to new participants as of 2007.
The Retirement Plan is a tax-qualified plan under Section 401(a) of the IRC. NEOs participating in this plan participate on the same basis as all associates.
The SERP is a nonqualified plan that provides benefits to a limited number of senior officers of the Company, including all of our NEOs. The SERP provides benefits that serve to attract and retain high-quality senior executive talent. There are two types of retirement benefits in the SERP: a regular benefit and a benefit calculated under an alternative target formula. The regular benefit is calculated using the same formula as the Retirement Plan with the following differences: (1) instead of averaging base earnings over five years of service, it averages base earnings and short-term cash incentives over the highest three consecutive years of service out of the last 10 years of service, (2) there are no compensation limitations, and (3) the maximum years of service used in the calculation is 35 years of service instead of 30.
The alternative target benefit includes a more generous formula for determining retirement benefits and was designed to be highly retentive as it includes significant vesting requirements as determined by the CHR Committee. The current NEOs that benefit from this formula must generally work for the Company for a minimum of 10 years and must reach age 60 before the alternative target benefits vest. Any termination of employment (except in the case of death, disability, or a change-in-control) prior to reaching age 60 with a minimum of 10 years of service will result in a forfeiture of amounts attributable to the alternative target benefit in excess of the regular benefit. A limited number of executives are eligible for an alternative target benefit in the SERP.
The following is a brief description of each NEO’s participation in these plans:
Mr. John Turner - Mr. J. Turner through his prior service is a participant in the Retirement Plan with 9 years of credited service and is no longer accruing additional benefits under that plan. Upon his rehire by the Company, Mr. J. Turner began participation in the SERP under which he has 11 years of credited service and receives the alternative target benefits outlined above. Having met the age and years of service requirements, Mr. J. Turner is vested in the SERP as well as the previously accrued Retirement Plan.
Mr. David Turner - Mr. D. Turner has 16 years of credited service with the Company and participates in both the Retirement Plan and the SERP. His benefits are determined using the regular benefit calculations previously discussed, and he is not eligible for the alternative target benefit. Having met the age and years of service requirements, Mr. D. Turner is vested in both the Retirement Plan and the SERP.
Mr. Lusco - Mr. Lusco has 11 years of credited service. He does not participate in the Retirement Plan but does participate in the SERP. His benefit is subject to significant retentive vesting requirements and is calculated using the regular benefit calculations previously discussed. He is not eligible for the alternative target benefit. In order to receive the regular benefit, Mr. Lusco must have reached age 62, or have reached age 55 with a minimum of 10 years of service. Having met the vesting requirements, Mr. Lusco is vested in the SERP benefit.
Mr. Smith - Mr. Smith is a participant in the Retirement Plan and was a participant in the SERP until November 2021. Mr. Smith has accrued the maximum (30) years of credited service allowed under the Retirement Plan. In November of 2021, as permitted under the SERP, Mr. Smith elected to freeze participation and to transfer the lump sum value of the benefit to a non-qualified defined contribution account under the Excess 401(k) Plan maintained by the Company. Prior to the transfer, Mr. Smith had accrued the maximum (35) years of credited service allowed under the SERP. His SERP benefits were determined using the regular benefit calculations previously discussed, and he was not eligible for the alternative target benefit. Mr. Smith is vested in the Retirement Plan and was vested in the SERP at the time of transfer.
Mr. Keenan - Mr. Keenan has 18 years of credited service with the Company and participates in both the Retirement Plan and the SERP. His benefits are determined using the regular benefit calculations previously discussed, and he is not eligible for the alternative target benefit. Mr. Keenan is vested in both the Retirement Plan and the SERP.
Pension Benefits Compensation. The Pension Benefits description and table include a more detailed description of retirement benefits and a calculation of the value of pension benefits for each NEO. In addition, the Summary Compensation Table provides a value that represents the change in the lump sum value of pension benefits from 2020 to 2021. Several factors influence the calculation of this change. For most participants, the change is a result of additional years of service, the passage of time, changes in discount rates, and mortality tables. While each contributed to different degrees to the pension benefit increases reported in the Summary Compensation Table, some of the more notable factors in this year’s change include:
•Specifically with respect to Mr. J. Turner’s pay, in the last three years his compensation has been appropriately increased to an amount commensurate with his new role and responsibilities. Our SERP benefit formula is a “final average earnings” formula using the highest three

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consecutive years of eligible compensation. As a result, increases in eligible compensation can have a significant impact on the change in pension value when the years of higher pay replace lower values in the three year average calculation.
•Specifically with respect to Mr. Smith’s pay, the pension change reflected in the Summary Compensation Table is also impacted by his election to freeze his SERP benefit and transfer the value of that benefit to the Excess 401(k) Plan in accordance with the terms of the SERP. Current SEC rules require us to calculate any change in pension benefit at the rate used to value the benefit under the terms of the plan. In most cases, this rate is based on actuarial assumptions used to value plan benefits and liabilities for financial statement purposes. In Mr. Smith’s case, due to making the election to freeze his benefit and transfer the lump sum value to the Excess 401(k) Plan, the rate used to calculate Mr. Smith’s benefit was fixed as of the date of the election to freeze the benefit. Therefore, the value of his benefit was determined using the actual interest rate used to determine the transferred amount. This rate for Mr. Smith’s benefit in 2021 is lower than the forward-looking rate used in plan assumptions for the previous year.
Understanding the Annual Change in Pension Value

No additional pension benefits	•2021 annual change in pension value is not due to any modifications to the existing pension program or formulas
•Regions’ Retirement Plan was closed to new participants in 2007; only approximately 13 percent of our associates remain participants in the plan

Annual changes primarily driven by macroeconomic and non-performance factor changes	•For most participants, the change is a result of an additional year of service, the passage of time, changes in discount rates, and mortality tables
•Traditional pension plans are extremely sensitive to interest rate changes, which are macroeconomic factors out of the Company’s control
•Unlike the annual and long-term incentive plans, which are performance based, pension values are driven mostly by non-performance factors
•Our SERP benefit formula is a “final average earnings” formula using the highest three consecutive years of eligible compensation. As a result, increases in eligible compensation can have a significant impact on the change in pension value when the years of higher pay replace lower values in the three year average calculation.

(2) Defined contribution plans. The Regions Financial Corporation 401(k) Plan and Non-Qualified Excess 401(k) Plan are defined contribution plans that allow eligible associates to contribute a portion of their total base and annual incentive compensation on a pre-tax (or Roth in the case of the 401(k) Plan) basis into accounts that are held and invested on a tax-deferred basis until termination of employment or retirement. The 401(k) Plan is a tax-qualified retirement plan under Section 401(a) of the IRC in which all eligible associates can participate, while the Excess 401(k) Plan is a nonqualified plan for certain associates whose participation in the 401(k) Plan is generally limited due to the qualified plan’s compensation and contribution limits.
The Company makes a contribution to the 401(k) Plan (and a deemed contribution to the Excess 401(k) Plan) equal to the deferral rate elected by the participant up to a maximum of 5 percent of pay. In addition to the matching contribution, the Company provides a non-contributory 2 percent of pay allocation to the 401(k) Plan (and a deemed 2 percent of pay allocation to the Excess 401(k) Plan) for any associate who does not accrue a benefit in the Retirement Plan. In 2021, all of our NEOs participated in these plans and received the Company matching contribution of 5 percent of pay. With the exception of Mr. Smith and Mr. D. Turner, the other NEOs receive the 2 percent non-contributory contribution in the 401(k) Plan since they are not accruing benefits in the Retirement Plan. No NEO receives the 2 percent non-
contributory contribution in the Excess 401(k) Plan.
Perquisites. Our NEOs are eligible to participate in employee benefit programs generally available to all associates. While we generally do not offer a broad range of perks to our NEOs, we have provided certain personal benefits that are not available to other associates. The CHR Committee regularly reviews the perks available to executive officers to determine whether these programs continue to serve the purpose of benefiting the Company and has historically discontinued programs that it determines are not based on sound business rationale.
In General. In 2021, NEOs continued to be eligible for financial planning services, Company-provided security monitoring for private residences, certain relocation benefits, and enhanced coverage for annual physicals. Additionally, the Company may maintain memberships in organizations that certain executive officers may utilize for business entertainment purposes. These memberships are provided because we believe that they serve a necessary and reasonable business purpose. It is expected that executive use will always involve a bona fide business purpose. The total cost of these perquisites to the Company represents an immaterial portion of total compensation. Any special benefits our NEOs received are included in the Summary Compensation Table.
Use of Corporate Aircraft. The use of corporate aircraft is subject to a formal program, approved by the CHR Committee

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and the NCG Committee, that sets forth the criteria and procedures applicable to its use.
It has long been our policy to require our CEO to use corporate-owned or other non-commercial aircraft for business travel when possible. The policy allows our CEO to use corporate-owned aircraft for personal travel up to a maximum value of $100,000 per year. In the event the value of personal use (as measured based on the incremental cost of operating the aircraft) exceeds $100,000 in any year, our policy requires the CEO to reimburse the Company the full incremental cost of operating the corporate aircraft.
Mr. J. Turner is subject to an Aircraft Time Sharing Agreement with the Company that governs the terms and conditions of personal use of the corporate aircraft. Although the policy and the agreement allow for personal use without cost up to
$100,000 per year, Mr. J. Turner’s 2021 personal use of corporate aircraft was $27,250. Additionally, the Board authorized the CEO to make corporate-owned aircraft available for the personal travel of other Company associates on a limited basis, such as in the event of emergency or when personal use may be in the best interest of the Company due to either efficiency or safety concerns. No other NEO utilized the corporate aircraft for personal use in 2021.
Tax Liabilities. Any perquisites that result in a personal benefit are imputed as income to the executive in accordance with IRS rules. NEOs are personally responsible for all taxes on this income. The Company does not gross up the income to cover taxes for NEOs.

Compensation Framework, Policies, Processes, and Risk Considerations

Our compensation and benefit programs operate under the guidance and oversight of the CHR Committee. The CHR Committee is composed of independent non-employee Directors, with considerable experience in executive compensation matters, and who are not eligible to participate in any of the management compensation programs or other employee benefit or compensation plans of the Company, except for grants of equity compensation under the Company’s LTIP pursuant to the Director Compensation Program. Directors who served as members of the CHR Committee during 2021 include:
Members serving the entire year:
Samuel A. Di Piazza, Jr., Chair
Don DeFosset
Zhanna Golodryga
Ruth Ann Marshall
Timothy Vines
Each CHR Committee member has been affirmatively determined to be independent as defined by NYSE rules, applicable SEC rules and regulations, and our Corporate Governance Principles’ considerations. The CHR Committee operates under a written charter approved by the Board. A copy of the charter is available on our website at ir.regions.com/governance.
Committee Meetings. The CHR Committee holds meetings as often as it deems necessary to perform its duties and responsibilities, but not fewer than three times a year. Although many compensation decisions are made in the first quarter of the year, as outlined in the Compensation-Setting Process and Timeline section, the decision-making process is continuous and neither ends nor begins with any one meeting. During 2021, the CHR Committee met six times to review, discuss, and approve compensation decisions for the Company and held one joint meeting with the Risk Committee.
The CHR Committee asks its independent compensation consultant to attend all regularly scheduled meetings, as well as some of the CHR Committee’s special meetings. Other outside advisors, including legal counsel, may also attend meetings when members feel additional guidance on specific topics may be beneficial. Meetings are typically attended by the CEO, Chief Administrative and Human Resources Officer,
Head of Total Rewards, and Chief Governance Officer. The CFO and CRO attend meetings when Company budget and performance information or incentive plan design is presented. As previously noted, at least one joint meeting of the CHR Committee and the Risk Committee is held each year. During this joint meeting, representatives from the Risk Management Group, including the CRO, review associate conduct and a comprehensive risk assessment of the Company’s incentive plans, including both plans that cover executive officers, as well as plans that cover other associates of the Company.
In February 2018, the CHR Committee expanded its charter to include additional human capital management oversight. Throughout 2021, the CHR Committee heard from other executives in relation to its expanded oversight or other topics of interest. Additionally, every CHR Committee meeting includes an executive session without the participation of any member of the executive management team. The independent compensation consultant typically participates in a portion of these executive sessions.
Independent Compensation Consultant. During 2021, the CHR Committee engaged Cook & Co. to serve as the independent compensation consultant to the CHR Committee and to provide advice relating to Regions’ executive compensation programs and practices. Other than advising the CHR Committee as described, Cook & Co. did not provide any services to the Company in 2021.
As one of the leading independent compensation consulting firms in the country serving as a consultant to a large number of Fortune 500 companies, Cook & Co. advises the CHR Committee on best practices for compensation governance, including practices outside of the financial services industry. The CHR Committee assessed the independence of Cook & Co., as required under the listing standards adopted by the NYSE pursuant to SEC requirements, and concluded that no conflict of interest exists.
Cook & Co. reports directly to the CHR Committee and engages with the CHR Committee Chair and members without the presence of management. Additionally, they work with Regions’ management, at the direction of the CHR Committee, to obtain information and further the CHR Committee’s goals. Cook & Co. does no work for executive management and

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provides no other services to Regions. The scope of services provided by Cook & Co. for the CHR Committee during 2021 included:
•Attending all CHR Committee meetings;
•Advising the CHR Committee regarding matters related to executive succession planning, retirement, and transition;
•Providing the CHR Committee with analysis of competitive market data to assist in establishing target levels for compensation components, such as base salary levels, annual incentives, long-term performance awards, and benefit levels for executive management;
•Assisting the CHR Committee with the evaluation and establishment of the design and construct of the short-term and long-term incentive programs for 2021, including values, opportunity levels, performance metrics, targets (including thresholds and maximums), performance curves, peer group comparisons, and risk mitigants to be included in the plan;
•Advising the CHR Committee with respect to year-end compensation determinations based on performance evaluations and other factors, including succession planning and related considerations;
•Providing competitive market practices regarding Director compensation targets and programs;
•Advising the CHR Committee regarding regulatory and compliance issues and the development of leading best practices and market competitive information with respect to compensation guidelines established by the SEC, the Federal Reserve, and other banking regulatory bodies; and
•Providing current trend information on industry and executive compensation issues.
Other Policies and Practices Impacting Compensation Decisions

Use of Peer Groups for Benchmarking Purposes. The CHR Committee utilizes peer groups to benchmark both executive compensation and corporate performance. In conjunction with its independent compensation consultant, the CHR Committee reviews both peer groups each year.
Compensation Peer Group. In determining the competitiveness of compensation compared to the market, the CHR Committee, with the assistance of its independent compensation consultant, regularly reviews the compensation of our executive officers against the Company’s compensation peer group and against survey data from a larger segment of companies within the financial services industry. While we do not specifically benchmark each individual Regions position to specific job matches within these peer companies, we use the information from these peers to assist the CHR Committee in evaluating the competitiveness of the compensation of our executive team including the NEOs covered in this proxy statement.
The CHR Committee believes that peer group construction revolves around finding a balance between including relative companies that match in size and focus and enough companies to make comparisons meaningful. The companies listed below are those that the CHR Committee believes are appropriate for compensation benchmarking purposes due to industry, asset size, revenue, and market capitalization. These companies have executive positions that are most similar in breadth and scope to Regions and represent the financial institutions that compete with Regions for our top executive talent.
When evaluating the compensation peer group for 2021 plans and pay levels, the CHR Committee’s independent compensation consultant recommended First Horizon Corporation be added to the compensation peer group, specifically noting its size after acquisition of IBERIABANK in 2020, its geographically comparable footprint, and the fact that Regions competes with First Horizon Corporation for talent. After reviewing the existing group and recommended addition, the CHR Committee elected to approve the compensation peer group as proposed. The 2021 compensation peer group is presented below:

Compensation Peer Group
Company	12/31/2021 Assets ($ in millions)	12/31/2021 Market Cap ($ in millions)
U.S. Bancorp	573,284	83,356
PNC Financial Services Group, Inc.	558,448	84,218
Truist Financial Corporation	541,241	77,744
Capital One Financial Corporation	432,381	60,053
Fifth Third Bancorp	211,116	29,735
Citizens Financial Group Incorporated	188,409	19,946
KeyCorp	186,346	21,484
Huntington Bancshares Incorporated	174,064	22,170
Regions Financial Corporation	162,938	20,536
M&T Bank Corporation	155,107	19,767
Comerica Incorporated	94,616	11,370
Zions Bancorporation	93,200	9,577
First Horizon Corporation	89,092	8,720
Synovus Financial Corporation	57,317	6,942

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In addition to reviewing compensation peer group information annually, the CHR Committee’s independent compensation consultant periodically reviews the Company’s total compensation program against broader financial services industry survey data compiled by other sources (including compensation surveys prepared for the financial services industry by McLagan, a leading performance/reward consulting and benchmarking firm focused specifically on the financial services industry). All of this information is used by the CHR Committee when it considers the competitiveness and appropriateness of the amount and composition of pay at Regions.
Performance Peer Group. For purposes of measuring relative performance under our long-term incentive plan, we use a peer group that is slightly different from the one utilized for compensation analysis. While the CHR Committee believes compensation measures should be reviewed against financial institutions closer in size and scope to Regions, they further believe performance is more appropriately measured against a broad group of financial institutions that investors would consider in competition with Regions for their investment dollars. The key driver for performance peer group selection is business similarities. The CHR Committee looks for a focus on retail, consumer, and corporate banking with a regional/geographic focus. Though the CHR Committee also considers size, it is not a key determining factor due to its lack of material impact on performance comparisons, especially when related to its impact on compensation comparisons. The CHR Committee elected to approve the performance peer group without changes for 2021. The 2021 performance peer group is presented below:

Performance Peer Group
Company	12/31/2021 Assets ($ in millions)	12/31/2021 Market Cap ($ in millions)
U.S. Bancorp	573,284	83,356
PNC Financial Services Group, Inc.	558,448	84,218
Truist Financial Corporation	541,241	77,744
Fifth Third Bancorp	211,116	29,735
Citizens Financial Group Incorporated	188,409	19,946
KeyCorp	186,346	21,484
Huntington Bancshares Incorporated	174,064	22,170
Regions Financial Corporation	162,938	20,536
M&T Bank Corporation	155,107	19,767
Comerica Incorporated	94,616	11,370
Zions Bancorporation	93,200	9,577
First Horizon Corporation	89,092	8,720
Synovus Financial Corporation	57,317	6,942
Hancock Whitney Corporation	36,531	4,339

The above-noted peer groups are not the same as the group of companies that comprise the S&P 500 Banks Index, which is the index included in the stock performance chart presented in Regions’ Annual Report on Form 10-K for the year ending December 31, 2021, and repeated in the Proxy Summary section of this proxy statement. Each of these peer groups represents a smaller group of financial institutions tailored primarily by asset size, core business services, geographic similarity, and alignment to the principles for each type of measurement.
Say-on-Pay. Regions understands that shareholders, regulators, and other stakeholders have a strong interest in executive compensation and attempts to balance the interests of these constituencies in the design and execution of our executive compensation program. In accordance with the vote of our shareholders, we provide an annual Say-on-Pay advisory vote regarding executive compensation. This year’s proposal is included as Proposal 3.
In our 2021 Say-on-Pay vote, 70.8 percent of votes were cast in favor of our executive compensation program. This level of support was a significant decrease from the 2020 vote, in which 93.6 percent of votes cast approved this proposal. Based on feedback obtained from extensive dialogue with our shareholders, we believe that we have appropriately addressed all areas of concern. For additional information, see the Shareholder Responsiveness section on page 72.
We will continue to monitor the results of future advisory votes on compensation and take feedback from our shareholder outreach program into consideration when assessing compensation design and disclosure matters in the future.
Clawbacks. It has long been the CHR Committee’s practice to review past awards in light of any material restatement of our financial results. As such, we continue to review and strengthen our policies with respect to the recoupment of prior incentive compensation awards or adjustment of future awards in these events. The CHR Committee annually reviews a formal clawback policy that applies to each of our NEOs, as well as a number of other officers of the Company (each a “Covered Officer”). The policy permits the Company to clawback incentive compensation awarded, paid or payable, within the three years prior, ending on the triggering event under the policy.

Regions’ Clawback Policy is reviewed at least annually by the CHR Committee.

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In the event the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under either GAAP or federal securities law, or the Company subsequently finds that the financial information or performance metrics used to determine the amount of incentive compensation for a prior period is materially inaccurate, the Company may seek repayment of incentive compensation or require the forfeiture or reduction of outstanding or future cash and equity-based incentive compensation as may be determined by the CHR Committee.
In addition to allowing for clawback in the case of financial restatement or materially inaccurate performance metrics, the policy allows the Company to recoup cash and equity-based incentive compensation in the case of misconduct of a Covered Officer, regardless of whether or not there is an accompanying financial restatement, to the extent any performance or vesting period for such incentive compensation overlapped in whole or in part with, or was exercised during, the period of misconduct. For purposes of the policy, misconduct is defined as: (i) knowing violation of federal, state or local law, rule, or regulation; (ii) material breach of any written Company policy or covenant between Regions and the Covered Officer; (iii) disclosure of the Company’s confidential information or trade secrets; or (iv) commission of an act of fraud, dishonesty, or recklessness in the performance of the Covered Officer’s duties, which is not in good faith and subjects the Company to excessive risk or financial loss or materially disrupts, damages, impairs, or interferes with the business of the Company.
Regulatory Oversight and Risk Governance. As a bank holding company, we must comply with various regulatory requirements. The Federal Reserve adopted guidelines on incentive compensation for financial institutions that include the following three main principles:
•    Incentive compensation arrangements should balance risk and financial results in a manner that does not provide employees with incentives to take excessive risks on behalf of the banking organization;
•    A banking organization’s risk management processes and internal controls should reinforce and support the development and maintenance of balanced incentive compensation arrangements; and
•    Banking organizations should have strong and effective corporate governance to help ensure sound compensation practices including effective oversight by the Board.
In response to these guidelines, we established a governance and oversight process for the design, operation, and monitoring of our incentive plans that improves our ability to evaluate and reduce risk or to risk-adjust payouts under the plans. We created an internal cross-functional oversight committee with representation from risk management, finance, human resources, and legal to review, consider, and approve, as appropriate, certain higher risk plans. This cross-functional oversight committee also works with business group leadership to monitor the performance and effectiveness of all our incentive plans to ensure that they include features and metrics designed to discourage inappropriate risk-taking.
As a part of our oversight process, this internal oversight committee meets on a regular basis and provides a quarterly report to the CHR Committee with respect to the activities around incentive compensation management. In addition, at least once each year, the CHR Committee meets jointly with the Risk Committee, the CRO, and other members of the risk management team to receive a thorough risk assessment of each of our material incentive plans.

The risks arising from our compensation plans, policies, and practices are not reasonably likely to have a material adverse effect on the Company.
In presenting the risk assessment, the CRO noted that the process of limiting risk starts with the Board setting the risk appetite of the Company, establishing policies, and implementing appropriate limits. The process then continues with management developing the policies and practices to ensure the Company operates within our risk appetite and avoids unnecessary or excessive risk. As described in the Relationship of Compensation Policies and Practices to Risk Management section, we believe that the risks arising from our compensation plans, policies, and practices are not reasonably likely to have a material adverse effect on the Company. In making this determination, we consider the impact of the: (i) Board’s role in the determination of the overall risk profile and appetite; (ii) level of controls in place; and (iii) incentive policies, procedures, and governance activities we follow.
Equity Grant Policies and Practices.  A grant of equity compensation to eligible key associates is generally made on an annual basis. Although the Company does not currently issue stock option grants under the 2015 LTIP, the plan requires that the exercise price for options be based on the closing price of Regions common stock on the date of the grant in the event this practice resumes. The CHR Committee has adopted a schedule and process of reviewing the program provisions and grant levels in the first quarter of the year to coincide with the annual performance management compensation review process established by the Company for all associates. As a part of that process each year, the CHR Committee will pre-establish a grant date for grants to eligible associates subject to the needs and business considerations of the Company. The equity grants to all eligible key associates were made on April 1, 2021.
The CHR Committee specifically approves all grants of equity compensation to executive officers and Directors, as well as other officers covered by Section 16(a) of the Exchange Act. The CHR Committee has delegated authority to the CEO to determine and approve annual grants, as well as modify outstanding grants, to other key associates within the limits and budgets established each year as part of the CHR Committee’s consideration of the annual grant program guidelines.
From time to time, the Company may find it necessary to issue special grants to new hires or other key associates outside of the normal grant process. The CHR Committee also has delegated authority to the CEO to determine the need for and value of these grants. For these grants, the CHR Committee’s policy provides that grants will be made on the first business day of the calendar quarter following the hire date or the determination for the need to grant an award for retention purposes. This timing was chosen to prevent even an appearance that either management or the associate could

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manipulate the pricing date and also to reduce the administrative and accounting burden that would be created by multiple grant dates. Any grants made by the CEO are reported to the CHR Committee on a regular basis each year.
Policy on Cash versus Non-Cash and Current versus Future Compensation. The CHR Committee does not maintain a stated policy that dictates cash versus non-cash compensation or current versus future compensation. However, the allocation of cash and non-cash compensation for each of the NEOs is reviewed by the CHR Committee annually and reflects the CHR Committee’s best efforts to balance short-term and long-term objectives of the Company.
Stock Ownership Guidelines and Stock Retention Requirements. Regions has adopted stock ownership guidelines requiring executive officers and members of the Board to have a meaningful economic stake in Regions. These guidelines are designed to maintain stock ownership levels high enough to ensure our commitment to creating shareholder value. For purposes of meeting the guidelines, the following types of stock ownership are counted:
•Shares directly owned by the executive officer or Director without restriction;
•Restricted stock and stock units (except for those that may be subject to future performance requirements);
•Stock equivalents allocated through any deferred stock investment plan, as well as an executive officer’s shares held in a 401(k) Plan account and notionally held in an Excess 401(k) Plan account; and
•Shares held in trust for the benefit of the executive officer or his or her immediate family members.
Any executive officer who does not meet the ownership guidelines must retain at least 50 percent of the after-tax value of any compensatory equity grant upon vesting until such time as the ownership guidelines are met. The equity stake of our NEOs and Directors is reflected in the beneficial ownership information contained in the Security Ownership of Directors and Officers subsection of Ownership of Regions Common Stock.
The table below summarizes the stock ownership guidelines for our CEO and each of the NEOs (including their compliance with the guidelines as of February 22, 2022):

Name	Ownership Requirement	Approximate Stock Value Required to be Held	Holds Required Amount	Percent of Required Amount Owned
John M. Turner, Jr.	6 X Base Pay	$6,000,000	Yes	296%
David J. Turner, Jr.	3 X Base Pay	$1,992,600	Yes	388%
C. Matthew Lusco	3 X Base Pay	$1,752,750	Yes	340%
Ronald G. Smith	3 X Base Pay	$1,605,000	Yes	507%
David R. Keenan	3 X Base Pay	$1,590,000	Yes	123%

Other Policies Related to Stock Ownership (prohibitions against insider trading, hedging, and pledging of Regions securities). The Company has a long-standing General Policy on Insider Trading to guard against improper securities trading. Under the policy, no Director, executive officer, or other associate of Regions who is aware of material nonpublic information relating to the Company may, directly or through family members or other persons or entities, buy or sell securities of the Company (other than pursuant to a previously approved trading plan that complies with SEC Rule 10b5-1), or engage in any other action to take personal advantage of any material nonpublic information about Regions that they may have.

Regions’ policy prohibits hedging and the pledging of Regions equity securities as collateral.
Our General Policy on Insider Trading prohibits all associates from engaging in short-term or speculative trading in Regions securities, including engaging in any hedging transactions or short sales of Regions securities. The policy further prohibits transactions in puts, calls, or other publicly traded options, as well as any other derivative securities transactions conducted on an exchange or in any other organized market involving Regions securities. In addition to these broader prohibitions, our General Policy on Insider Trading further prohibits our Directors and executive officers from purchasing Regions securities on margin or holding them in a margin account, borrowing against any account in which Regions equity securities are held, or pledging Regions equity securities as collateral for a loan. The policy’s prohibitions also cover transactions in Regions securities conducted by parties related to the Regions associate, executive officer, or Director, as applicable. This policy is reviewed and approved by the Board’s NCG Committee on an annual basis. For more information, see the Anti-Hedging and Anti-Pledging subsection of Ownership of Regions Common Stock.
Accounting for Stock-Based Compensation. Regions accounts for and reports stock-based compensation under our long-term incentive plans in accordance with the requirements of Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation - Stock Compensation. For further disclosure of Regions’ accounting for stock-based compensation, refer to Note 16, “Share-Based Payments,” to the consolidated financial statements included in Regions’ Annual Report on Form 10-K for the year ended December 31, 2021.

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Change-in-Control, Post-Termination, and Other Employment Arrangements

For competitive and fairness reasons, we believe it is important to protect key associates (including the NEOs) in the event of certain terminations of employment during a transition period following a change-in-control of Regions. The potential or actual occurrence of a change-in-control could create uncertainty regarding the continued employment of our NEOs and providing employment protection should eliminate, or at least significantly reduce, any reluctance of our executives to pursue potential transactions that may be in the best interests of our shareholders. To align the interests of our shareholders and our executives, we have entered into agreements with all NEOs that govern certain terms of their employment and compensation in the event of a qualifying termination after a change-in-control of Regions.
Change-in-Control Agreements. The change-in-control agreements entered into with our NEOs generally provide that during the two-year period following a change-in-control of Regions, if the NEO’s employment is terminated other than for “cause,” or if the NEO resigns for “good reason,” they would be paid accrued compensation and benefits, plus an amount equal to a specified multiple times the sum of the NEO’s base salary and average annual bonus during the three years preceding the year in which the change-in-control occurs as well as a pro-rated annual bonus for the year of termination based on the average annual bonus during the three years preceding.
The Company entered into agreements that provide Mr. J. Turner with a three times multiple of pay upon termination following a change-in-control and provide Mr. D. Turner, Mr. Lusco, Mr. Smith, and Mr. Keenan with a two times multiple of pay. If employment is terminated for “cause” or due to death, disability, or resignation other than for “good reason,” payments would be limited to accrued compensation and benefits under these agreements.
Agreements issued after February 2011 do not include any income tax gross up payments under the excise tax provisions of IRC Section 4999. Mr. D. Turner, Mr. Smith, and Mr. Keenan have change-in-control agreements that were issued in 2007 and provide that additional payments may become due to avoid a negative tax consequence to the executive in the event any payment or benefit would cause the NEO to become subject to the excise tax imposed under IRC Section 4999. Mr. J. Turner and Mr. Lusco entered into agreements after February 2011, and therefore, are not entitled to receive a payment to compensate for excise taxes. None of the NEOs’ agreements provide any type of severance benefits in connection with termination of employment at any other time. For additional information, including definitions of “cause,” “good reason,” and “change-in-control,” see the subsection entitled Potential Payments by Regions Upon Termination or Change-in-Control.
Executive Severance Plan. In an effort to increase transparency, promote fair and equitable treatment among associates in like positions, and improve executive recruiting efforts, in October 2019 the CHR Committee approved the Regions Financial Corporation Executive Severance Plan effective January 1, 2020. While existing change-in-control agreements are grandfathered, the plan provides standardized change-in-control and severance benefits for our NEOs and other associates who are eligible under the terms and conditions of the plan. For NEOs, excluding Mr. J. Turner, the severance plan generally provides that if the NEO’s employment is terminated by Regions other than for “cause,” they would be paid accrued compensation and benefits, plus an amount equal to 18 months of base salary and a pro-rated annual bonus for the year of termination based on the average annual bonus during the three years preceding the year in which the termination occurred. The Executive Severance Plan prohibits tax gross-ups.

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COMPENSATION OF EXECUTIVE OFFICERS

The following tables, narratives, and footnotes contain compensation information about our President and CEO; our CFO; and our three other most highly paid executive officers for the year ended December 31, 2021, our NEOs.
Summary Compensation Table

The Summary Compensation Table that follows contains information with respect to our NEOs. Below is a brief summary of the components of Regions’ pay programs included in each column of the Summary Compensation Table:
Salary – The “Salary” column includes the year-to-date base salary amounts for each NEO for the fiscal years indicated. New base salary amounts are generally effective on April 1 of each year.
Stock Awards – Equity awards granted in 2021 were composed of PSUs and RSUs and are reported in the “Stock Awards” column at the grant date fair value. The grant date fair value does not correspond with the amounts that may be eventually realized relative to these awards. Any benefit from these awards depends on the future value of Regions common stock, the satisfaction of time-based vesting requirements, and the attainment of performance requirements in the case of PSUs. For more detail regarding the stock awards for NEOs, see pages 79 through 86 of the CD&A section and the Grants of Plan-Based Awards table.
Non-Equity Incentive Plan Compensation – The amounts in the “Non-Equity Incentive Plan Compensation” column represent annual incentives earned for 2021 performance under our annual incentive plan as described beginning on page 79 of the CD&A and paid in early 2022. Also included in this amount is the value of the 2019 PCUs for the performance period ended December 31, 2021. While the value of these PCU awards has been determined, they remain subject to service-based vesting until April 1, 2022, and will be payable as of that date. The SEC rules require us to report these values in the Summary Compensation Table for the year that represents the final performance year of the grant. However, the CHR Committee does not consider these awards as current compensation, but rather compensation for the year in which the grant was issued. For more information on how the CHR Committee views awards compared to how the SEC requires us to report awards, see page 86 of the CD&A.
Change in Pension Value and Nonqualified Deferred Compensation Earnings – This column includes the change in pension value for each NEO, which is the difference in the total present value of accrued benefit on December 31, 2021, minus the total present value of accrued benefit on December 31, 2020. For additional information about pension benefits, refer to pages 87 through 88 in the CD&A and to the Pension Benefits subsection and table. As for nonqualified deferred compensation earnings, none of the NEOs receive above-market or preferential earnings on their nonqualified deferred compensation accounts. More information regarding the provisions of the nonqualified deferred compensation plans in which the NEOs participate can be found on pages 101-102.
For most participants, the change is a result of an additional year of service, the passage of time, changes in discount rates, and mortality tables. While each contributed in different degrees to the pension benefit increases reported in the Summary Compensation Table, some of the more notable factors in this year’s change include:
•Specifically with respect to our CEO, Mr. J. Turner’s pay in the last three years has been appropriately increased to an amount commensurate with his new role and responsibilities. Our SERP benefit formula is a “final average earnings” formula using the highest three consecutive years of eligible compensation. As a result, increases in eligible compensation can have a significant impact on the change in pension value when the years of higher pay replace lower values in the three year average calculation.
•Specifically with respect to Mr. Smith’s pay, the pension change reflected in the Summary Compensation Table is also impacted by his election to freeze his SERP benefit and transfer the value of that benefit to the Excess 401(k) Plan in accordance with the terms of the SERP. Current SEC rules require us to calculate any change in pension benefit at the rate used to value the benefit under the terms of the plan. In most cases, this rate is based on actuarial assumptions used to value plan benefits and liabilities for financial statement purposes. In Mr. Smith’s case, due to making the election to freeze his benefit and transfer the lump sum value to the Excess 401(k) Plan, the rate used to calculate Mr. Smith’s benefit was fixed as of the date of the election to freeze the benefit. Therefore, the value of his benefit was determined using the actual interest rate used to determine the transferred amount.
All Other Compensation – Amounts in the “All Other Compensation” column represent the aggregate dollar amount for each NEO for perquisites, other personal benefits, and additional compensation items not disclosed in other columns of the Summary Compensation Table. Items may include the value of: group term life insurance coverage, financial planning services, personal use of corporate aircraft, an enhanced executive physical, home security, as well as matching charitable gift contributions. “All Other Compensation” also includes the value of Company contributions to the 401(k) Plan and the Excess 401(k) Plan.
Total – This column represents the sum of all columns for each of the NEOs, and includes all amounts earned by the NEO, including any amounts that may have been deferred for tax purposes.
Total Without Change in Pension Value – This column has been added to demonstrate the year-over-year impact the change in pension value had on total compensation, as determined under applicable SEC rules. The amounts reported may differ substantially from those reported in the Total column required by SEC rules and are not a substitute for that amount. Total Without Change in Pension Value represents total

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compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column. The change in pension value is subject to many external variables, such as mortality tables, interest rates, and discount rates, that are not related to Company performance and does not represent compensation granted or received by the NEOs in the applicable year. Therefore, we believe this additional column assists in evaluating compensation of our NEOs, including for comparative purposes between years, by excluding the impact of the year-over-year change in pension value.

Name & Principal Position	Year	Salary ($)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)	Total Without Change in Pension Value ($) *
John M. Turner, Jr. President and Chief Executive Officer	2021	1,000,000	3,767,112	3,593,033	4,883,636	200,796	13,444,577	8,560,941
	2020	993,558	3,328,484	2,405,050	6,914,629	190,795	13,832,516	6,917,887
	2019	968,750	2,835,476	2,295,559	6,821,591	193,891	13,115,267	6,293,676
David J. Turner, Jr. Chief Financial Officer	2021	664,200	1,203,375	1,760,857	—	105,285	3,733,717	3,733,717
	2020	664,200	931,963	1,299,922	1,821,210	100,843	4,818,138	2,996,928
	2019	664,200	907,369	1,320,656	1,526,566	120,101	4,538,892	3,012,326
C. Matthew Lusco Chief Risk Officer	2021	584,250	973,989	1,518,881	427,811	94,736	3,599,667	3,171,856
	2020	584,250	798,840	1,102,826	723,405	100,729	3,310,050	2,586,645
	2019	584,250	777,745	1,196,420	1,263,719	121,882	3,944,016	2,680,297
Ronald G. Smith (1) Head of Corporate Banking Group	2021	535,000	797,503	1,393,142	726,782	85,995	3,538,422	2,811,640
	2020	526,772	599,135	966,396	918,322	83,518	3,094,143	2,175,821
	2019	—	—	—	—	—	—	—
David R. Keenan (2) Chief Administrative and Human Resources Officer	2021	530,000	769,283	1,256,093	691,913	78,340	3,325,629	2,633,716
	2020	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—
*    The Total Without Change in Pension Value column has been added to demonstrate the year-over-year impact the change in pension value had on total compensation, as determined under applicable SEC rules. The amounts reported in this additional column may differ substantially from those reported in the Total column required by SEC rules and are not a substitute for that amount. Total Without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column. The change in pension value is subject to many external variables, such as mortality tables, interest rates, and discount rates, that are not related to Company performance and does not represent compensation granted or received by the NEOs in the applicable year. Therefore, we believe this additional column assists in evaluating compensation of our NEOs, including for comparative purposes between years, by excluding the impact of the year-over-year change in pension value.
(1)    Prior to 2020, Mr. Smith was not an NEO. As a result, Mr. Smith’s compensation for 2019 is not included.
(2)    Prior to 2021, Mr. Keenan was not an NEO. As a result, Mr. Keenan’s compensation for 2020 and 2019 is not included.
(3)    As reflected in the following table, amounts in this column are the grant date fair value of awards computed in accordance with the FASB ASC Topic 718, Compensation - Stock Compensation. See Note 16, “Share-Based Payments,” to the consolidated financial statements included in our Annual Report on Form 10-K filed February 24, 2022, for additional information about how the grant date fair value of these awards is determined.

	2021 Annual Equity Grant (PSUs & RSUs)				2018-2020 PSU Award Modification		Total Stock Awards Value ($)
	PSUs ($/units) (a)		RSUs ($/units) (b)		PSUs ($/units) (c)
Name	Performance Stock Units ($)	Performance Stock Units (#)	Restricted Stock Units ($)	Restricted Stock Units (#)	Performance Stock Units ($)	Performance Stock Units (#)
John M. Turner, Jr.	1,760,026	83,572	1,760,026	83,572	247,059	13,911	3,767,112
David J. Turner, Jr.	502,871	23,878	502,871	23,878	197,633	11,128	1,203,375
C. Matthew Lusco	402,288	19,102	402,288	19,102	169,413	9,539	973,989
Ronald G. Smith	335,233	15,918	335,233	15,918	127,037	7,153	797,503
David R. Keenan	335,233	15,918	335,233	15,918	98,817	5,564	769,283
(a)    The amounts in this column reflect the number of units granted and the grant date fair value of PSUs based on the probable outcome of the performance conditions. Actual payout under these awards can range from 0% to 150% of target based on performance metrics of absolute and relative ROATCE established at grant. The maximum award value for the PSUs (determined as described on pages 84-86) is $2,640,039 for Mr. J. Turner, $754,306 for Mr. D. Turner, $603,432 for Mr. Lusco, $502,850 for Mr. Smith, and $502,850 for Mr. Keenan.
(b)    The amounts in this column represent the number of units granted and the grant date fair value of RSUs that cliff vest at the end of the three-year vesting period ending April 1, 2024.

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(c)    The amounts in this column represent the number of units granted and the grant date fair value of additional compensation awarded in connection with the modification of the 2018-2020 PSU awards. In February 2021, the CHR Committee approved modifications to grants issued in 2018 following the end of the performance period. SEC rules require those modifications to be valued and reported based on the share price at the date of modification and reported in the Grants of Plan Based Awards Table and the Summary Compensation Table for the year in which the modification is approved. Therefore, the additional compensation awarded under 2018-2020 PSU awards is reported in the Grants of Plan Based Awards Table and the Summary Compensation Table for 2021 compensation.
(4)    This amount represents annual cash incentives for 2021 performance plus the value of the 2019 PCUs based on certification of performance goals as of the three-year period ending on December 31, 2021, and will be vested based on service effective April 1, 2022. The following table sets forth the details of these awards:

	Non-equity Incentive Plan Compensation
Name	2021 Annual Cash Incentive ($)	Value of 2019 Performance Cash Units at 12/31/21 ($) (a)	Total ($)
John M. Turner Jr.	3,044,700	548,333	3,593,033
David J. Turner, Jr.	1,322,190	438,667	1,760,857
C. Matthew Lusco	1,142,881	376,000	1,518,881
Ronald G. Smith	1,111,142	282,000	1,393,142
David R. Keenan	1,036,760	219,333	1,256,093
(a)    This column reflects 94% of target earned at December 31, 2021. Grants are subject to service vesting requirements until April 1, 2022 (the third anniversary of the date of grant).
(5)    Amounts shown in this column represent the total change of the actuarial present value of our NEO’s accumulated benefit under our defined benefit and non-qualified deferred compensation plans which are subject to significant vesting requirements. All NEOs are fully vested in their benefits. Importantly, the change in pension value is not currently paid to an executive and arises from multiple factors including additional benefit accruals for another year of service, changes in compensation, and actuarial assumptions used to value plan liabilities such as mortality tables, discount rates, and interest rates. For Mr. D. Turner, the total benefit decreased year-over-year (the total change in value was -$124,300).
(6)    All other compensation consists of the following:

Name	Life Insurance, Perquisites and Other Personal Benefits ($)(a)	Matching Contributions Under Qualified Savings Plans ($)	Matching Contributions Under Nonqualified Savings Plans ($)	Non-Elective Contributions under the Qualified and Nonqualified 401(k) plans ($)	Total All Other Compensation ($)
John M. Turner, Jr.	53,618	14,500	126,878	5,800	200,796
David J. Turner, Jr.	30,179	14,500	60,606	—	105,285
C. Matthew Lusco	24,382	14,500	50,054	5,800	94,736
Ronald G. Smith	25,775	14,500	45,720	—	85,995
David R. Keenan	19,347	14,500	44,493	—	78,340
(a)    The 2021 amount includes the value of items such as financial planning services, personal use of the corporate aircraft, an enhanced executive physical, home security, and matching charitable gift contributions. For Mr. J. Turner, the value for personal use of the corporate aircraft in 2021 was $27,250, and the value of personal financial planning services was $17,665.

Grants of Plan-Based Awards

Plan-based awards made in 2021 to the NEOs included annual cash incentives, PCUs, PSUs, and RSUs.
Annual cash incentives were based on an assessment of both corporate performance and individual performance in 2021. For all of our NEOs, corporate performance measures, including profitability, credit management, and customer service, accounted for 70 percent of the incentive. Individual performance, in relation to certain strategic priorities, accounted for the remaining 30 percent.
Long-term incentive awards were issued in 2021 under the Regions 2015 LTIP in the forms of RSUs, PSUs, and PCUs. The Regions 2015 LTIP, which was approved by shareholders at the 2015 Annual Meeting, permits grants of awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards, dividend equivalents, other stock-based awards, and any other right or interest relating to stock or cash. Awards under the Regions 2015 LTIP may vest over time or upon the achievement of pre-established performance goals. Awards are paid in the event of certain terminations of employment within 24 months after a change-in-control.
The 2021 PCUs and PSUs were issued based on the Company’s absolute and relative ROATCE over the three-year period from January 1, 2021, through December 31, 2023. The ultimate value of these performance awards can vary from 0 percent to 150 percent of target, depending on performance measured against goals as more fully described on pages 84 through 86 of the CD&A. The RSUs generally cliff vest three years from the date of grant; however, up to 40 percent of a grant may be forfeited if certain capital and liquidity performance thresholds are not met. Dividends and dividend

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equivalents accrued on both the PSUs and RSUs will be paid in cash at vesting based on the number of units actually earned.
For more information regarding the grants of plan-based awards for NEOs, see pages 79 through 86 of the CD&A.
The following table sets forth details regarding non-equity and equity plan-based awards granted to each of the NEOs in 2021:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John M. Turner, Jr.	01/01/21 (3)	—	1,700,000	3,400,000
	02/02/21 (4)							13,911	—	—	247,059
	04/01/21 (5)	—	1,750,000	2,625,000	—	83,572	125,358	83,572	—	—	3,520,053
David J. Turner, Jr.	01/01/21 (3)	—	763,830	1,527,660
	02/02/21 (4)							11,128	—	—	197,633
	04/01/21 (5)	—	500,000	750,000	—	23,878	35,817	23,878	—	—	1,005,741
C. Matthew Lusco	01/01/21 (3)	—	671,888	1,343,776
	02/02/21 (4)							9,539	—	—	169,413
	04/01/21 (5)	—	400,000	600,000	—	19,102	28,653	19,102	—	—	804,576
Ronald G. Smith	01/01/21 (3)	—	615,250	1,230,500
	02/02/21 (4)							7,153	—	—	127,037
	04/01/21 (5)	—	333,333	500,000	—	15,918	23,877	15,918	—	—	670,466
David R. Keenan	01/01/21 (3)	—	609,500	1,219,000
	02/02/21 (4)							5,564	—	—	98,817
	04/01/21 (5)	—	333,333	500,000	—	15,918	23,877	15,918	—	—	670,466
(1)    In addition to service-vesting requirements, the RSUs included in this column are subject to performance-vesting requirements based on the Company’s achievement of certain capital and liquidity performance thresholds during each of the periods from January 1, 2021, to December 31, 2021; January 1, 2022, to December 31, 2022; and January 1, 2023, to December 31, 2023. To the extent that the capital performance threshold and/or the liquidity performance threshold has not been satisfied for each performance period, 20% for each requirement (up to a maximum of 40% total) of the RSUs awarded will be forfeited. For purposes of this award, the Company’s performance will be measured relative to the following capital and liquidity performance thresholds as certified by the CHR Committee:
(i)    “Capital Performance Threshold”: Capital Action Decision Tree Status as defined in the Capital Policy must remain in either “Monitor Capital” or “Capital Deployment” status; and
(ii)    “Liquidity Performance Threshold”: Risk for Primary Liquidity Level must remain at “Moderate” or better.
        Notwithstanding the achievement of the capital and liquidity performance thresholds, in order to be eligible to receive any shares of stock under this award, employment must continue through the third anniversary of the grant date, which is April 1, 2024, except in the case of death, disability, retirement, or certain terminations following a change-in-control.
(2)    The grant date fair value is determined under FASB ASC Topic 718.
(3)    Amounts included in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column reflect the range of possible annual cash incentive payouts for 2021 performance. Actual amounts earned, as determined by the CHR Committee in the first quarter of 2022, are reflected in the 2021 Summary Compensation Table under the Non-Equity Incentive Plan Compensation column.
(4)    On February 2, 2021, the CHR Committee approved a modification to the PSUs granted for the 2018-2020 performance period (granted April 2, 2018 with the performance period ending December 31, 2020). The adjustment resulted in an increase to the PSU performance factor from 53% payout to 99% payout. Shares shown reflect the additional incremental value awarded at the date of modification based on the closing stock price on February 2, 2021 ($17.76), as required to be disclosed under current accounting rules.
(5)    The PCUs included in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column and PSUs included in the Estimated Future Payouts Under Equity Incentive Plan Awards column have performance requirements based on absolute and relative ROATCE In addition, in the event the achievement of the performance criteria for ROATCE is less than or equal to an absolute threshold and in the bottom twenty-fifth percentile of the peer group on a relative basis, the payout will be zero. The performance period for these awards is January 1, 2021, through December 31, 2023, and will fully vest on April 1, 2024. Notwithstanding the achievement of the performance requirements, in order to receive any cash payout or shares of stock under these awards, employment must continue through the third anniversary of the grant date, which is April 1, 2024, except in the case of death, disability, retirement, or certain terminations following a change-in-control. Executives were granted shares on April 1, 2021, using the 30-day average stock price to determine the number of shares granted as RSUs and PSUs.

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Outstanding Equity Awards at December 31, 2021

Awards in the following table include:
•Grants of RSUs;
•Grants of PSUs made in 2019, 2020, and 2021 that may be paid if Regions achieves specific performance criteria and meets certain capital performance and liquidity performance thresholds; and
•Grants of RSUs made in 2019, 2020, and 2021 that will pay in full if Regions meets certain capital performance and liquidity performance thresholds.

The following table sets forth outstanding equity-based awards held by each of the NEOs as of December 31, 2021:

		Stock Awards (2)
Name	Grant Date (1)	Number of Shares or Units of Stock That Have Not Vested (#) (a)	Market Value of Shares or Units of Stock That Have Not Vested ($) (a)	Equity Incentive Plan Awards: # of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (b)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($) (b)
John M. Turner, Jr.	04/01/19	96,642	2,106,796	90,843	1,980,388
	04/01/20	161,970	3,530,946	—	—
	10/14/20	—	—	242,955	5,296,419
	04/01/21	83,572	1,821,870	83,572	1,821,870
David J. Turner, Jr.	04/01/19	30,926	674,187	29,070	633,736
	04/01/20	45,351	988,652	—	—
	10/14/20	—	—	68,027	1,482,978
	04/01/21	23,878	520,540	23,878	520,540
C. Matthew Lusco	04/01/19	26,508	577,874	24,918	543,202
	04/01/20	38,873	847,431	—	—
	10/14/20	—	—	58,310	1,271,147
	04/01/21	19,102	416,424	19,102	416,424
Ronald G. Smith	04/01/19	19,881	433,406	18,688	407,401
	04/01/20	29,155	635,579	—	—
	10/14/20	—	—	43,733	953,369
	04/01/21	15,918	347,012	15,918	347,012
David R. Keenan	04/01/19	15,463	337,093	14,535	316,868
	04/01/20	29,155	635,579	—	—
	10/14/20	—	—	43,733	953,369
	04/01/21	15,918	347,012	15,918	347,012
(1)     In 2020, RSUs were granted on April 1, 2020, and PSUs were granted when performance goals were set by the CHR Committee on October 14, 2020. In 2019 and 2021, all awards were granted on April 1.
(2)    As Company performance at December 31, 2021, is not projected at levels higher than target, amounts reported for the 2021 grant are calculated at 100% of target. Amounts reported for the 2020 performance grant are calculated at 150% of target and amounts reported for the 2019 grant are calculated at 94% of target. The stock value used to determine the market value of shares is $21.80, the per share closing price of Regions common stock on December 31, 2021. In addition to service-vesting requirements, RSUs and PSUs are subject to additional vesting requirements as follows:

Grant Date	Vesting Schedule	Restrictions
April 1, 2019	Third anniversary of the April 1, 2019 grant date	(a) RSUs are also subject to vesting that requires meeting certain capital and liquidity thresholds
April 1, 2020 and October 14, 2020	Third anniversary of the original April 1, 2020 grant date
(b) PSUs may be earned between 0% and 150% subject to meeting certain capital performance and liquidity performance thresholds and achieving required performance levels as follows:
•For grants made on April 1, 2019, the performance period is January 1, 2019, through December 31, 2021
•For grants made on October 14, 2020, the performance period is January 1, 2020, through December 31, 2022
•For grants made on April 1, 2021, the performance period is January 1, 2021, through December 31, 2023

April 1, 2021	Third anniversary of the April 1, 2021 grant date

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Option Exercises and Stock Vested

The following table sets forth the amounts realized by each of the NEOs as a result of the exercise of options and vesting of stock awards in 2021:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John M. Turner, Jr.	—	—	60,178	1,267,349
David J. Turner, Jr.	—	—	48,142	1,013,871
C. Matthew Lusco	—	—	41,265	869,041
Ronald G. Smith	—	—	30,948	651,765
David R. Keenan	—	—	24,071	506,935

(1)     The value realized on vesting is determined by multiplying the number of vested units granted on April 2, 2018, by Regions’ April 2, 2021, closing stock price of $21.06.
Pension Benefits

The Retirement Plan is a qualified defined benefit plan providing for a lifetime monthly annuity following retirement. Benefits earned by our NEOs under the Retirement Plan are generally based on the following formula:

1.3% of “Average Monthly Earnings” up to Covered Compensation	+	1.8% of “Average Monthly Earnings” in excess of Covered Compensation	X	Years of Service up to a maximum of 30 total years
“Average Monthly Earnings” is defined as the average of the highest five consecutive years of base compensation within the last 10 years of service, and “Covered Compensation” is defined as the estimated average maximum amount of a participant’s earnings on which Social Security benefits will be based assuming that in each year of the participant’s working career, the participant’s wages equaled the Social Security Taxable Wage Base.
Any accrued benefit under the Retirement Plan is generally 100 percent vested after five years of service. While the Retirement Plan defines normal retirement age as age 65, there is no reduction in benefits due to age after a participant has reached age 62. Upon separation of service, benefits are payable as early as age 55, although between age 55 and 62, benefits are subject to a reduction for early payment.
Mr. D. Turner, Mr. Smith, and Mr. Keenan participate in the Retirement Plan. While Mr. J. Turner has a vested benefit in the Retirement Plan that he earned during a previous period of employment, he is no longer accruing additional benefits because he was rehired subsequent to the closure of the Retirement Plan. Mr. Lusco does not participate in the Retirement Plan.
The SERP is an unfunded nonqualified defined benefit plan that was created to supplement benefits provided through the Retirement Plan. The SERP restores benefits that would otherwise have been provided to participants under the Retirement Plan but were limited because of tax code limitations on qualified plan benefits. In addition to these restorative benefits, the SERP provides benefits that serve to attract and retain high quality senior executive talent for the
Company. There are two types of retirement benefits in the SERP: a regular benefit and an alternative target benefit.
The regular benefit is available to all eligible SERP participants and is calculated using the same formula as the Retirement Plan with the following differences: (1) instead of averaging base earnings over five years of service, it averages base and short-term cash incentives over the highest three consecutive years of service out of the last 10 years of service, (2) there are no compensation limitations, and (3) the maximum years of service used in the calculation of the regular benefit is 35 years of service instead of 30.
Mr. D. Turner, Mr. Lusco, and Mr. Keenan participate in the SERP, accruing benefits under the regular benefit formula. Mr. Smith participated in the SERP and accrued benefits under the regular benefit formula until he froze his benefit in November 2021 and transferred the value of the benefit to the Excess 401(k) Plan. As a result, Mr. Smith is no longer an active participant in the SERP.
The alternative target SERP benefit is available to a select group of senior officers. The alternative target SERP benefit provides a benefit using the following formula:

4% of “Average Monthly Earnings” for the first 10 Years of Service	+	1% of “Average
Monthly
Earnings” for every year in
excess of 10 Years of
Service up to a maximum of
an additional 25 Years of
Service (for a maximum
benefit of 65% of
“Average
Monthly Earnings” with
35 Years of Service)
For purposes of this formula, “Average Monthly Earnings” has the same definition as the regular SERP benefit.
Regions’ alternative target benefit is offset by both the benefit under the Retirement Plan, as well as Social Security. The alternative target benefit is also subject to significant retentive vesting requirements. Participants will receive the benefit following termination of employment after reaching age 60 and completing a minimum of 10 years of service, except in the case of death, disability, or change-in-control. Termination of

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employment for any other reason prior to age 60 and completion of 10 years of service will result in forfeiture of the alternative target benefit. If a participant who is eligible for both the regular benefit and the alternative target benefit retires prior to meeting the alternative target benefit’s vesting requirements, the participant will receive a regular benefit. Mr. J. Turner participates in the alternative target benefit under the SERP and is fully vested.

The following Pension Benefits table reflects the actuarial present value of the benefits from the Retirement Plan and the SERP:

			Pension Benefits
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
John M. Turner, Jr.	Regions Retirement Plan for Associates (2)	9	110,064	—
	Regions Post 2006 SERP (3)	11	26,155,505	—
David J. Turner, Jr.	Regions Retirement Plan for Associates	16	1,043,100	—
	Regions Post 2006 SERP	16	6,436,960	—
C. Matthew Lusco	Regions Retirement Plan for Associates (4)	N/A	N/A	N/A
	Regions Post 2006 SERP	11	5,365,400	—
Ronald G. Smith	Regions Retirement Plan for Associates (5)	30	1,659,293	—
	Regions Post 2006 SERP (6)	N/A	—	(6,065,729)
David R. Keenan	Regions Retirement Plan for Associates	18	1,053,244	—
	Regions Post 2006 SERP	18	5,181,378	—
(1)    In 2009, future benefit accruals under the Retirement Plan and the SERP were suspended for all participants. Even during the suspension, participants continued to earn service toward vesting and eligibility for early retirement benefits. Effective January 1, 2010, benefit accruals were resumed for Retirement Plan and SERP participants. The present value of the accumulated Retirement Plan benefits is calculated as of December 31, 2021, and was determined using a 2.95% discount rate and the Pri-2012 employee (or retiree) and non-disabled annuitant mortality tables, no collar, with generational projection based on scale MSS-2021 for participants and for future beneficiaries respectively. The present value of the accumulated SERP benefits is calculated as of December 31, 2021, and was determined using a 2.66% discount rate (Pension Protection Act segment rates as of September 2021 reduced by 100 basis points (-0.30% for the first 5 years, 1.55% for the next 15 years, and 2.06% thereafter) to calculate expected lump sum distributions, except for Mr. Smith whose lump sum was calculated using 1.42%), and the 2022 Pension Protection Act lump sum mortality table. For purposes of the present value calculation, no pre-retirement mortality was assumed, and the payment date was assumed to be the earliest unreduced retirement date under both plans. The payment age of 62 (life only) was assumed for the Retirement Plan and the payment age of 60 was assumed for the SERP for Mr. J. Turner and age 62 for Mr. D. Turner, Mr. Lusco, Mr. Smith, and Mr. Keenan.
(2)    Mr. J. Turner’s years of credited service in the Retirement Plan are from a previous period of employment; he is fully vested in the Retirement Plan and is not currently accruing additional benefits.
(3)     Mr. J. Turner is fully vested in the SERP benefits.
(4)    Mr. Lusco does not participate in the Retirement Plan.
(5)    Mr. Smith is fully vested in the Retirement Plan and has reached the maximum years of credited service.
(6)    In November 2021, Mr. Smith elected to freeze and transfer the value of his benefit in the SERP, in accordance with the terms of the SERP, to the Excess 401(k) Plan.
Nonqualified Deferred Compensation

Regions maintains the Excess 401(k) Plan, which is a nonqualified deferred compensation plan. The Excess 401(k) Plan is an excess contribution plan primarily open to NEOs and other highly compensated individuals whose compensation exceeds the annual tax code limit on compensation that can be taken into account for purposes of contributions to the 401(k) Plan. Under the Excess 401(k) Plan, participants may make contributions of up to 80 percent of base salary and cash incentive pay on a nonqualified basis. Regions’ contribution under the plan is limited to 5 percent of base salary and incentive compensation, provided the NEO has elected a deferral rate on base or annual incentive compensation of at least 5 percent for the year. All of the NEOs participated in the Excess 401(k) Plan during 2021.
Benefits under the Excess 401(k) Plan are held in notional accounts on the Company’s balance sheet. Earnings and losses are credited to accounts based on notional investment elections made by participants. Notional investments available to participants are generally the same investments available under the 401(k) Plan. None of these notional investments provide for above market or preferential earnings that require us to report earnings in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.
Benefits under the Excess 401(k) Plan are fully vested at all times and are payable only upon separation from service according to the IRC Section 409A compliant distribution election made by the NEO upon participation in the plan.

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The following table sets forth the NEOs’ contributions; Regions’ contributions; and the aggregate earnings, withdrawals, and balances during 2021 under the Excess 401(k) Plan:

		Nonqualified Deferred Compensation
Name		Executive Contributions in 2021 ($) (1)	Company Contributions in 2021 ($) (2)	Aggregate Earnings in 2021 ($) (3)	Aggregate Withdrawals/ Distributions ($) (4)	Aggregate Balance at December 31, 2021 ($) (5)
John M. Turner, Jr.	Excess 401(k) Plan	223,140	126,878	516,500	—	2,918,211
David J. Turner, Jr.	Excess 401(k) Plan	68,720	60,606	471,284	—	3,440,238
C. Matthew Lusco	Excess 401(k) Plan	58,936	50,054	172,869	—	1,429,639
Ronald G. Smith (6)	Excess 401(k) Plan	621,940	45,720	153,934	—	12,100,908
David R. Keenan	Excess 401(k) Plan	53,897	44,493	524,791	—	2,986,626
(1)    This column represents amounts deferred from base salary and annual incentive, if applicable. Although deferred, these amounts are included in the “Salary” and “Non-Equity Incentive Plan Compensation,” if applicable, columns of the Summary Compensation Table.
(2)    This column includes Company contributions under the Excess 401(k) Plan. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.
(3)    This column includes total earnings/losses on amounts held in the Excess 401(k) Plan.
(4)    This column includes withdrawals/distributions from the Excess 401(k) Plan.
(5)    The December 31, 2021, aggregate balances do not include true-up Company contributions that were made in early 2022 based on 2021 deferral elections. These contributions are included, however, in the “Company Contributions in 2021”. The aggregate balance at December 31, 2021, reflects the balance in the Excess 401(k) Plan. The aggregate balance as of December 31, 2021, includes Company contribution amounts previously reported for prior years in the “All Other Compensation” column of the Summary Compensation Table. The amounts were reported for the applicable year in which the contributions were earned.
(6)    In November 2021, Mr. Smith elected to freeze and transfer the value of his benefit in the SERP, in accordance with the terms of the SERP, to the Excess 401(k) Plan. The aggregate balance at December 31, 2021 for Mr. Smith includes the value of this transferred benefit.
Potential Payments by Regions Upon Termination or Change-in-Control

Regions maintains certain arrangements, plans, and programs under which our NEOs would be eligible to receive severance payments and other benefits upon termination of employment or a change-in-control of Regions.
Employment, Severance, and/or Change-in-Control Agreements. Regions does not generally enter into employment agreements with any of our executive officers. As a result, no NEO has post-employment benefits that differ from any other associate.
While we have not entered into any employment agreements, all of our NEOs hold a change-in-control agreement. Under the change-in-control agreements, certain severance benefits are due if, during the two-year period following a change-in-control, Regions terminates employment without “cause” or the NEO terminates employment with “good reason.”
For Mr. J. Turner, if Regions terminates his employment other than for “cause,” or if he resigns for “good reason” during the two-year period, he is entitled to enhanced severance in an amount equal to three times base salary and average annual bonus during the three years prior to the year in which the change-in-control occurred, as well as a pro-rated annual bonus for the year of termination based on the average annual bonus during the three years preceding. In addition to severance benefits, benefit continuation under our welfare benefits plans is also available for the three-year period following termination. Mr. D. Turner, Mr. Lusco, Mr. Smith, and Mr. Keenan are covered by a similar change-in-control agreement, but their severance multiple is equal to two times pay and the benefit continuation period is two years following termination. If a NEO’s employment is terminated by Regions for “cause,” or by reason of death, disability, or resignation other than for “good reason” during the two-year period, Regions’ liability is limited to accrued but unpaid compensation and benefits. All amounts are payable as a single lump-sum following the execution of a release of claims against the Company.
Under the Executive Severance Plan, if Regions terminates employment without “cause” for Mr. D. Turner, Mr. Lusco, Mr. Smith, and Mr. Keenan, they would be entitled to an amount equal to 18 months of base salary and a pro-rated annual bonus for the year of termination based on the average annual bonus during the three years preceding the year in which the termination occurred. All amounts are payable as a single lump-sum following the execution of a release of claims against the Company.
Three of our NEOs are subject to grandfathered agreements that provide for additional benefits in the event that change-in-control payments and benefits (referred to as “parachute payments”) become subject to the excise tax under IRC Section 4999. Mr. D. Turner, Mr. Smith, and Mr. Keenan have an agreement that requires Regions to make an additional payment covering the excise tax under IRC Section 4999, as well as any income tax on the excise tax payment and any penalty and interest that might be due (sometimes referred to as “Section 280G gross up payments”). However, if parachute payments do not exceed 110 percent of the greatest amount that could be paid without triggering the excise tax (the “Safe Harbor Amount”), then those payments and benefits will be reduced to that amount.
The agreements for Mr. J. Turner and Mr. Lusco do not provide for Section 280G gross up payments. Their agreements stipulate that in the event severance benefits are

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subject to the terms of IRC Section 4999, amounts payable to them (under their change-in-control agreements or otherwise) would be reduced to the Safe Harbor Amount if the reduction would result in them receiving a greater after-tax amount.
Equity-Based Award Plans. Under the terms of our LTIP, equity-based awards generally vest fully or in part at retirement, death, disability, termination of employment without “cause,” or if following a change-in-control, termination of employment without “cause” or for “good reason” within the 24-month period following the change-in-control (so-called “double trigger” vesting following a change-in-control).
Death – Under the terms of performance-based equity grant award agreements, the performance period lapses at death and release/payment is equal to the target performance value.
Disability – In the event of disability, performance-based awards continue to vest as scheduled and are released/paid subject to performance at the end of the performance period. Service-based vesting for RSUs accelerates.
Retirement – At retirement, performance-based awards continue to vest as scheduled and are released/paid subject to performance at the end of the performance period. Service-based vesting for RSUs accelerates. All of our NEOs except Mr. Keenan meet the requirements for retirement under the Regions 2015 LTIP.
Termination without “cause” – For involuntary termination without “cause,” performance-based awards continue to vest as scheduled. At the vesting date, grants are released/paid subject to performance achievement at the end of the performance period and are further prorated based on the service between the grant date and the date employment was terminated. RSUs are released on a prorated basis based on the service between the grant date and the date employment was terminated.
Change-in-control – Upon the occurrence of a change-in-control, performance-based awards will be deemed to have been earned based on the greater of target performance and actual performance being attained as of the effective date of the change-in-control and will remain subject to service-vesting requirements. In the event termination of employment without “cause” or for “good reason” occurs within a 24-month period following the change-in-control, service-vesting requirements on awards are accelerated to the termination of employment.
Pension Benefits. Benefits under the Retirement Plan are fully vested; therefore, upon termination of employment for any reason, each NEO would be entitled to receive the amounts designated as Retirement Plan benefits represented in the “Present Value of Accumulated Benefit” column of the Pension Benefits table. Mr. J. Turner, Mr. D. Turner, Mr. Lusco, and Mr. Keenan are vested in the SERP benefit as well. Effective November 2021, Mr. Smith froze his benefit in the SERP and transferred the value to the Excess 401(k) Plan; as a result, he is no longer a participant in the SERP.
Upon qualifying termination in conjunction with a change-in-control, two additional years are added to the NEO’s age and credited years of service. Therefore, each NEO will fully vest in their SERP benefits and be entitled to the benefits included in the following table as additional change-in-control termination benefits.
Nonqualified Deferred Compensation Plan Benefits. Each NEO is currently fully vested in the amounts reported in the “Aggregate Balance at December 31, 2021” column of the Nonqualified Deferred Compensation table on page 102, and therefore, these amounts would be payable to the NEOs upon termination of employment for any reason.
Welfare and Other Insurance Benefits. Regions sponsors a number of broad-based benefit programs in which NEOs and other associates participate, such as health, short- and long-term disability coverage, and group term life insurance coverage. NEOs are eligible for continuation of these benefits post-qualifying termination.

The following table quantifies certain amounts that would be payable to NEOs upon various separation situations. The amounts reflected in the table assume a December 31, 2021, termination of employment:

Name	Voluntary ($)	Involuntary Without Cause ($)(1)	Early Retirement ($)	For Cause ($)	Involuntary for Good Reason Following a CIC ($)(2)	Death ($)	Disability ($)
John M. Turner, Jr.(3)
Compensation:
Cash Severance	—	—	—	—	10,362,837	—	—
Long-Term Incentive
Restricted Stock Units(4)	5,318,485	5,318,485	5,318,485	—	7,459,611	7,459,611	5,318,485
Performance Stock Units(4)	1,980,388	1,980,388	1,980,388	—	9,098,676	7,333,203	1,980,388
Performance Cash Units	1,370,833	1,370,833	1,370,833	—	5,620,834	4,787,500	1,370,833
Perquisites:
Financial Planning(5)	35,330	35,330	35,330	—	35,330	35,330	35,330
Outplacement(6)	—	—	—	—	60,000	—	—
Benefits:
Value of continued welfare benefits(8)	—	—	—	—	23,533	—	—
Value of additional retirement benefits(9)	—	—	—	—	—	—	—
Total:	8,705,036	8,705,036	8,705,036	—	32,660,821	19,615,644	8,705,036

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Name	Voluntary ($)	Involuntary Without Cause ($)(1)	Early Retirement ($)	For Cause ($)	Involuntary for Good Reason Following a CIC ($)(2)	Death ($)	Disability ($)
David J. Turner, Jr.(3)
Compensation:
Cash Severance	—	1,958,472	—	—	4,214,915	—	—
Long-Term Incentive
Restricted Stock Units(4)	1,579,702	1,579,702	1,579,702	—	2,183,379	2,183,379	1,579,702
Performance Stock Units(4)	633,736	633,736	633,736	—	2,637,254	2,142,928	633,736
Performance Cash Units	438,667	438,667	438,667	—	1,638,667	1,405,334	438,667
Perquisites:
Financial Planning(5)	35,330	35,330	35,330	—	35,330	35,330	35,330
Outplacement(6)	—	—	—	—	60,000	—	—
280G Tax Gross-up(7)	—	—	—	—	4,092,729	—	—
Benefits:
Value of continued welfare benefits(8)	—	—	—	—	25,257	—	—
Value of additional retirement benefits(9)	—	—	—	—	1,564,808	—	—
Total:	2,687,435	4,645,907	2,687,435	—	16,452,339	5,766,971	2,687,435
C. Matthew Lusco(3)
Compensation:
Cash Severance	—	1,705,932	—	—	3,657,172	—	—
Long-Term Incentive
Restricted Stock Units(4)	1,336,187	1,336,187	1,336,187	—	1,841,729	1,841,729	1,336,187
Performance Stock Units(4)	543,202	543,202	543,202	—	2,230,773	1,807,057	543,202
Performance Cash Units	376,000	376,000	376,000	—	1,376,000	1,176,000	376,000
Perquisites:
Financial Planning(5)	35,330	35,330	35,330	—	35,330	35,330	35,330
Outplacement(6)	—	—	—	—	60,000	—	—
Benefits:
Value of continued welfare benefits(8)	—	—	—	—	15,484	—	—
Value of additional retirement benefits(9)	—	—	—	—	560,484	—	—
Total:	2,290,719	3,996,651	2,290,719	—	9,776,972	4,860,116	2,290,719
Ronald G. Smith(3)
Compensation:
Cash Severance	—	1,537,246	—	—	3,274,238	—	—
Long-Term Incentive
Restricted Stock Units(4)	1,022,961	1,022,961	1,022,961	—	1,415,997	1,415,997	1,022,961
Performance Stock Units(4)	407,401	407,401	407,401	—	1,707,782	1,389,993	407,401
Performance Cash Units	282,000	282,000	282,000	—	1,065,333	915,333	282,000
Perquisites:
Financial Planning(5)	35,330	35,330	35,330	—	35,330	35,330	35,330
Outplacement(6)	—	—	—	—	60,000	—	—
280G Tax Gross-up(7)	—	—	—	—	—	—	—
Benefits:
Value of continued welfare benefits(8)	—	—	—	—	20,702	—	—
Value of additional retirement benefits(9)	—	—	—	—	—	—	—
Total:	1,747,692	3,284,938	1,747,692	—	7,579,382	3,756,653	1,747,692
David R. Keenan
Compensation:
Cash Severance	—	1,497,658	—	—	3,167,974	—	—
Long-Term Incentive
Restricted Stock Units(4)	—	583,507	—	—	1,319,685	1,319,685	926,648
Performance Stock Units(4)	—	290,462	—	—	1,617,249	1,299,459	316,868
Performance Cash Units	—	201,055	—	—	1,002,666	852,666	219,333

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Name	Voluntary ($)	Involuntary Without Cause ($)(1)	Early Retirement ($)	For Cause ($)	Involuntary for Good Reason Following a CIC ($)(2)	Death ($)	Disability ($)
Perquisites:
Financial Planning(5)	—	—	—	—	26,480	26,480	26,480
Outplacement(6)	—	—	—	—	60,000	—	—
280G Tax Gross-up(6)	—	—	—	—	3,041,738	—	—
Benefits:
Value of continued welfare benefits(8)	—	—	—	—	13,599	—	—
Value of additional retirement benefits(9)	—	—	—	—	1,339,096	—	—
Total:	—	2,572,682	—	—	11,588,487	3,498,290	1,489,329
(1)    The following chart summarizes the meaning of “cause” under the Executive Severance Plan for the NEOs, excluding Mr. J. Turner:

“cause”	(i) willful and continued failure to substantially perform reasonably assigned duties; (ii) breach of fiduciary duty or commission of a felony or a crime involving fraud or moral turpitude, material breach of any agreement; (iii) engaging in illegal conduct or misconduct; (iv) failure to cooperate with an investigation authorized by the Board, a regulatory body, or a governmental department or agency; (v) disqualification or bar by any governmental or regulatory authority from carrying out duties and responsibilities, or loss of any required licenses; or (vi) engaging in any act or omission which is a violation of Company policy.
(2)    The following chart summarizes the meaning of “cause,” “good reason/without cause,” and “change-in-control” under the change-in-control agreements of the NEOs:

“cause”	(i) willful and continued failure to substantially perform reasonably assigned duties; (ii) breach of fiduciary duty involving personal profit or commission of a felony or a crime involving fraud or moral turpitude, material breach of the agreement; (iii) engaging in illegal conduct or gross misconduct that materially injures Regions; (iv) failure to materially cooperate with an investigation authorized by the Board, a regulatory body, or a governmental department or agency; or (v) disqualification or bar by any governmental or regulatory authority from carrying out duties and responsibilities, or loss of any required licenses.
“good reason” and “without cause”	(i) an adverse change in responsibilities as in effect immediately before the change-in-control; (ii) a material diminution in the budget over which the executive has control; (iii) a material breach of the compensation provisions of the agreement; or (iv) requiring the executive to move his principal place of work by more than 50 miles.
“change-in-control”	(i) an acquisition of 20% or more of the combined voting power of Regions voting securities; (ii) a change in a majority of the members of the Board; (iii) the consummation of a merger (unless voting securities of Regions outstanding immediately prior to the merger continued to represent at least 55% of the combined voting power of the voting securities of the surviving company outstanding immediately after such merger); or (iv) shareholder approval of a complete liquidation or dissolution of Regions.
(3)    Mr. J. Turner, Mr. D. Turner, Mr. Lusco, and Mr. Smith are eligible for early retirement. For purposes of the various termination columns in the table, with the exception of the “For Cause” column, they are assumed to have taken early/normal retirement and, therefore, are entitled to receive the benefits shown.
(4)    Based on the closing price of Regions common stock of $21.80 per share on December 31, 2021.
(5)    The service agreement with Regions’ financial planning provider allows for continuation of financial planning services for two years following termination due to retirement, death, disability, change-in-control, and involuntary termination without cause.
(6)    The change-in-control agreement provides for reasonable outplacement services for up to two years.
(7)    280G Tax Gross-up represents the amount of the excise tax and related gross-up for excise taxes levied under Section 4999 of the IRC on payment and benefits following a change-in-control (otherwise referred to as “excess parachute payments” under Section 280G of the IRC). The change-in-control agreements covering Mr. D. Turner, Mr. Smith, and Mr. Keenan provide for a gross up payment in the event the change-in-control benefits exceed their 280G limit by more than 110% (otherwise benefits are automatically cut back to their 280G limit). The change-in-control agreements covering Mr. J. Turner and Mr. Lusco provide only for a cut back of change-in-control payments to their 280G limit if the executive’s change-in-control benefits exceed their 280G limit and a cut back in benefits would result in a greater net after-tax payment to the executive.
(8)    For Mr. J. Turner, the change-in-control agreement provides for continuation of medical and dental coverage equal under Regions’ medical and dental plans for a period of three years. For Mr. D. Turner, Mr. Lusco, Mr. Smith, and Mr. Keenan, the agreement provides for a period of two years.
(9)    All of the NEOs participate in the Retirement Plan and/or the SERP. The change-in-control agreement provides for additional years’ credit for age and service under the Retirement Plan and the SERP that the NEO would have accrued had he remained employed through the second anniversary of the change-in-control. In addition, Mr. J. Turner is eligible for the alternative target benefit under the SERP, which requires the NEO to reach age 60 and have a minimum of 10 years of service. Under the SERP, in the event of an involuntary termination of employment without cause (or termination for good reason) within 24 months following a change-in-control, unvested benefits become fully vested. Because these benefits are already accrued, they are reflected in the Pension Benefits table and do not represent additional expense to the Company. The following chart details the value of the SERP benefit attributable to the additional years of age and service, as well as the amounts already accrued that will vest upon involuntary termination of employment without cause (or termination with good reason) within 24-months of a change-in-control:

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Name	Value for Alternative Target/Regular Years of Age and Service Credit ($)	Value for Vesting in Alternative Target/Regular Benefit ($)	Total Additional Value ($)
John M. Turner, Jr.	—	N/A	—
David J. Turner, Jr.	1,564,808	N/A	1,564,808
C. Matthew Lusco	560,484	N/A	560,484
Ronald G. Smith	—	N/A	—
David R. Keenan	1,339,096	N/A	1,339,096

CEO Pay Ratio

CEO Pay Ratio and Compensation Philosophy. The guiding principles of compensation set forth by the CHR Committee and described in the CD&A form the foundation for Regions’ compensation and benefits philosophy for all associates. Accordingly, our compensation and benefit programs are designed to encourage and reward all associates who contribute to our success. We strive to ensure that the compensation of every associate reflects the level of their job impact and responsibilities and is benchmarked to be competitive in the market where the associate is geographically located.
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to identify and disclose the annual total compensation of our median employee, the annual total compensation of our President and CEO, Mr. J. Turner, and the ratio of these two amounts.
SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions. As a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies, including those within our peer groups and industry.
Consistently Applied Compensation Measure (“CACM”), Methodology, Associate Population, and Measurement Date. Entering the fifth year of pay ratio disclosure, we intended to use the same median employee as last year. To determine whether or not there had been a material change in pay distribution for the Company, we repeated the median employee identification process set forth in our proxy statements since 2018. Using base salary (annualized for new employees) as the CACM, we identified 19,817 full- and part-time associates, excluding our CEO, who were actively employed as of the first pay period at the beginning of the fourth quarter (October 1, 2021).
As of the measurement date, though the number of full- and part-time associates has decreased when compared to 2020, we determined the change in our associate population did not materially affect the pay distribution across the associate population. Additionally, in keeping with our belief that the median employee should be reflective of the compensation structure and benefits profile of the average Regions associate, we verified that approximately 39 percent of our associate population is in the retail organization, approximately 66 percent are incentive eligible, more than 94 percent participate in the 401(k) Plan, and 90 percent participate in our medical and/or dental insurance programs.
Median Employee. Based upon the determination that neither pay distribution nor the profile of the average Regions associate had materially changed, we confirmed use of the same median employee as last year. Our median employee for 2022 is a full-time associate serving as a Financial Relationship Consultant within our branch network; is incentive eligible; and participates in our 401(k) Plan and in the medical, dental, life, and disability insurance programs provided by the Company. Our median employee’s base compensation is $50,066. All elements of the median employee’s 2021 compensation, including incentives and the Company-paid cost of benefits mentioned above, totaled $79,540.
Pay Ratio. Using Mr. J. Turner’s income disclosed in the Summary Compensation Table, and including an additional $12,964 in Company-paid benefit costs associated with medical, dental, life, and disability insurance, we calculate our CEO’s total compensation for purposes of the pay ratio to be $13,457,541. As a result, the ratio of our CEO’s annual total compensation to that of our median employee is 169 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the pay ratio disclosure requirements.
Alternative Pay Ratio. In addition to the required pay ratio calculation, we have calculated an alternative pay ratio that compares compensation for our median employee to our CEO compensation excluding the $4,883,636 change in pension value reported in the Summary Compensation Table. When calculated without this value, our CEO’s adjusted pay is $8,573,905, resulting in an alternative pay ratio of 108 to 1.
Regions’ Retirement Plan was closed to new participants in 2007, and, at this time, only approximately 13 percent of our associates remain participants in the plan. Changes in pension value, as required to be disclosed in the Summary Compensation Table, are impacted by changes in mortality tables, discount rates, and interest rates and, as a result, can represent a significant additional compensation component for those associates still eligible under the closed Retirement Plan. In keeping with the spirit of the disclosure, we believe it is important to identify an associate most reflective of our average associate. Therefore, our median employee is representative of our larger associate population as an individual who is not a Retirement Plan participant. Our CEO participates in the Retirement Plan and the SERP as previously described. The change in pension value for the CEO represents actuarial increases in the lump sum value of his pension that are primarily impacted by promotional salary increases, age, and additional years of service.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING & OTHER INFORMATION
Who is entitled to vote at the meeting, and what are my voting rights?

The Board set February 22, 2022, as the Record Date for the annual meeting. If you were a shareholder of record at the close of business on the Record Date, you are entitled to vote at the meeting.
As of the Record Date, 937,146,134 shares of our common stock were issued and outstanding and, therefore, eligible to be voted at the meeting. Holders of our common stock are entitled to one vote per share; therefore, a total of 937,146,134 votes are entitled to be cast at the meeting. There is no cumulative voting.
Holders of our Class A Depositary Shares, Class B Depositary Shares, Class C Depositary Shares, or Class D Depositary Shares are not entitled to vote at the annual meeting.
How many shares must be present to hold the meeting?

A majority of the outstanding shares of Regions common stock must be present, in attendance or by properly executed or otherwise documented proxy, to constitute a quorum at the annual meeting.
Abstentions and Broker non-votes will be counted for the purpose of determining whether a quorum is present. We urge you to vote promptly by proxy, even if you plan to attend the meeting, so we will know as soon as possible that enough shares will be present for us to hold the meeting.
What is a proxy statement, and what is a proxy?

In accordance with the federal securities laws and the regulations of the SEC, a proxy statement is a document we give to you, or provide you access to, when we are soliciting your vote.
A proxy is your designation of another person to vote your shares. Tara A. Plimpton, our Chief Legal Officer and Corporate Secretary, and Andrew S. Nix, our Chief Governance Officer, have been designated as proxies to cast the votes of our shareholders at our 2022 Annual Meeting.
What is Notice and Access?

“Notice and Access” is an SEC rule that allows us to furnish our proxy materials over the Internet instead of mailing paper copies of the materials to each shareholder. As a result, beginning on or about March 4, 2022, we will send most of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials over the Internet and vote online.
The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares. If you received a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to in the notice.

Since 2012, when we started distributing our annual meeting materials under the SEC’s “Notice and Access” rule, we have printed roughly 90 percent fewer proxy statements and annual reports each year, helping us reduce our impact on the environment and printing and mailing expenses.

How can I access Regions’ proxy materials and annual report electronically?

This proxy statement, the Company’s 2021 Annual Report on Form 10-K, and the CEO’s Letter are available on ir.regions.com and at proxyvote.com, as set out in the Notice of Internet Availability of Proxy Materials.

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How do I sign up for electronic delivery of proxy materials?

Most shareholders can elect to view our future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose to receive future proxy statements and annual reports electronically by following the prompt that will appear if you choose to vote through the Internet. Shareholders who choose to view future proxy statements and annual reports through the Internet will receive an email with instructions containing the Internet address of these materials, as well as voting instructions, approximately four weeks before future meetings.
If you have not already done so, we ask you to consider signing up to receive these materials electronically in the future by following the instructions after you vote your shares over the Internet. Enrolling in future electronic delivery of these materials helps reduce Regions’ impact on the environment as well as printing and mailing expenses.

Benefits of Accessing Annual Meeting Materials Online
•Immediate receipt of the proxy statement, Annual Report on Form 10-K, and related materials
•Online proxy voting
•You will receive less mail and will not have to worry about misplacing your paper materials
•It saves Regions and its shareholders money by eliminating the costs of printing and postage •It is much better for the environment •Electronic documents are more convenient than paper
If you elect to view our proxy statement and annual report electronically and vote your proxy through the Internet, your enrollment will remain in effect for all shareholder meetings until you cancel it. To cancel enrollment, registered shareholders should visit http://enroll.icsdelivery.com/rf and follow the instructions to cancel enrollment. If you hold your shares in street name, check the information provided by your Broker for instructions on how to cancel your enrollment.
If at any time you would like to receive a paper copy of the proxy statement or annual report, email investors@regions.com, or write to:
    Regions Financial Corporation
    1900 Fifth Avenue North
Birmingham, Alabama 35203
    Attention: Investor Relations
What is the difference between a “shareholder of record” and a “street name” holder or “beneficial owner”?

If your shares are registered directly in your name with Computershare, our transfer agent, you are considered the “shareholder of record” with respect to those shares. If your shares are held by a Broker, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will have the opportunity to instruct your Broker how to vote your shares. “Street name” shareholders may only vote at the meeting if they have a legal proxy––if you intend to do so, be sure to request the legal proxy from your Broker promptly following receipt of these materials so there is enough time for it to be received before the meeting.
What is the deadline for voting by mail, internet, mobile device, or telephone?

If You Are:	And You Are Voting by:	Your Vote Must Be Received:
A shareholder of record	Mail	By April 19, 2022
	Internet, mobile device, or telephone	By 11:59 P.M. ET on April 19, 2022
A street name holder	Mail	By April 19, 2022
	Internet, mobile device, or telephone	By 11:59 P.M. ET on April 19, 2022
A participant in Regions 401(k) Plan	Internet, mobile device, or telephone	By 11:59 P.M. ET on April 17, 2022
How do I vote?

Shareholders of record, and most beneficial shareholders, have several ways to vote, as described on page 4. If you have the ability to vote online, we encourage you to record your vote through the Internet to reduce corporate expenses. See the Notice of Internet Availability of Proxy Materials or Voter Instruction Form from your Broker for available options.

Your vote is important! Please submit your vote by proxy over the Internet, by telephone, or complete, sign, date, and return your proxy card or voting instruction form.

2022 Proxy Statement	107

QUESTIONS AND ANSWERS
How do I vote shares held in the Regions 401(k) Plan?

If you are a participant in the Regions 401(k) Plan, you may direct the 401(k) Plan trustee how to vote your shares. Under the terms of the 401(k) Plan, the trustee votes all shares held by the 401(k) Plan, but each participant may direct the trustee how to vote the shares of Regions common stock allocated to their 401(k) Plan account. If you own shares through the 401(k) Plan and do not submit voting instructions, the 401(k) Plan trustee will vote the shares in accordance with the Board’s recommendations. To vote your shares held in the 401(k) Plan, follow the instructions above.
How do I vote shares held in the dividend reinvestment plan?

If you are a participant in the Computershare Investment Plan for Regions Financial Corporation (the “Dividend Reinvestment Plan”), the proxy card or electronic voting instructions cover all shares allocated to your account under the plan. If you do not return your proxy card, or vote by telephone or over the Internet, your shares in the Dividend Reinvestment Plan will not be voted. To vote your shares held in the Dividend Reinvestment Plan, follow the instructions above.
What if I do not specify how I want my shares voted?

If you requested printed copies of the proxy materials and sign and return your proxy card without giving specific voting instructions, your proxy will be voted in accordance with the Board’s recommendations.
Our telephone and Internet voting procedures do not permit you to submit your proxy vote without specifying how you want your shares voted.
How will my shares be voted if I don’t provide my proxy and don’t attend the annual meeting?

If you...
...are a shareholder of record and do not provide a proxy or vote at the meeting, your shares will not be voted.
...hold your shares through the 401(k) Plan and do not vote your shares, your shares (along with all other shares in the 401(k) Plan for which votes are not cast) will be voted by the trustee in favor of Proposals 1, 2, and 3 (see the question How do I vote shares held in the Regions 401(k) Plan? above).
...are a participant in the Dividend Reinvestment Plan and do not vote, your shares in the plan will not be voted.
...hold your shares in street name and do not give your Broker instructions on how to vote your shares, your Broker may not vote on any proposal other than Proposal 2 (the ratification of appointment of EY as our independent registered public accounting firm for 2022).
Can I change my vote after submitting my proxy?

If you are a shareholder of record, you may change or revoke any previously cast vote, so long as the new vote or revocation is received prior to the completion of voting at the annual meeting. The following methods of re-voting/revocation, and their associated timing, are as follows:
•Signing and mailing a new proxy card with a later date, allowing adequate time for it to be received and processed prior to the date of the annual meeting;
•Delivering a written revocation of your previously cast vote to our Corporate Secretary at Regions Financial Corporation, 1900 Fifth Avenue North, Birmingham, Alabama 35203, prior to the date of the annual meeting;
•Casting a new vote over the Internet or by telephone, prior to 11:59 P.M., Eastern Time on April 19, 2022; or
•Attending the annual meeting and voting again at the meeting.
If your shares are held in street name, you should follow your Broker’s instructions regarding the revocation of proxies.
Subsequent proxy cards or written revocations must still be received by the regular voting deadline in order to be effective.

108	2022 Proxy Statement

QUESTIONS AND ANSWERS
Who pays the expenses of this proxy solicitation?

Our proxy materials are being distributed by our Board in connection with the solicitation of proxies for our annual meeting. We pay the entire cost of soliciting your proxy, including the cost of preparing, assembling, printing, mailing, and otherwise distributing the Notice of Internet Availability of Proxy Materials and these proxy materials, as well as soliciting your vote. In addition to solicitation of proxies by mail, we request that Brokers send proxies and proxy materials or Notice of Internet Availability of Proxy Materials to the street name/ beneficial owners of Regions common stock and secure their voting instructions. We will reimburse Brokers for their reasonable expenses in taking those actions.
We have made arrangements with Innisfree M&A Incorporated to assist us in soliciting proxies and have agreed to pay $17,500, plus reasonable and customary expenses, for these services. If necessary, we also may use several of our associates, without additional compensation, to solicit proxies from shareholders, either personally or by telephone, email, or letter, on Regions’ behalf. If you have any questions or need assistance voting your shares, please contact Innisfree M&A Incorporated:

Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022.
Shareholders may call Innisfree toll-free: 1-888-750-5834.
Brokers may call Innisfree collect: 1-212-750-5833.
Who counts the votes?

We have engaged Broadridge Financial Solutions, Inc. to count the votes represented by proxies and cast at the meeting by online ballot and to act as Inspector of Election. A representative from Broadridge will be present at the annual meeting.
When will the Company announce the voting results?

We will announce the preliminary voting results at the annual meeting. The Company will report the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the annual meeting.
Who can attend the annual meeting, and who can vote and ask questions at the meeting?

Registered and beneficial shareholders as of the Record Date are entitled to attend, vote, and ask questions at this year’s virtual annual meeting at www.virtualshareholdermeeting.com/RF2022 by logging in using the 16-digit control number appearing on the Notice of Internet Availability of Proxy Materials, email notification, voting instruction form, or paper proxy card. Guests without a control number may also attend the meeting, but they will not be permitted to vote or ask questions.
The annual meeting will begin at 9:00 A.M. Central Time. It is recommended that attendees log into the meeting with sufficient time before the meeting time to address any technical issues. The Virtual Shareholder Meeting website will provide technical assistance to attendees experiencing issues accessing the meeting. The technical support contact information will appear on the meeting website prior to the start of our meeting.
Additional information and rules of conduct will be provided on the Virtual Shareholder Meeting website in advance of the meeting.
How do I inspect the list of shareholders of record?

A list of the shareholders of record as of the Record Date will be made available for inspection (i) at our headquarters during ordinary business hours from April 8, 2022, to April 19, 2022 and (ii) on the Virtual Shareholder Meeting website on the day of the meeting. If you would like to review the list prior to the annual meeting, please contact Tara A. Plimpton, Corporate Secretary at 1900 Fifth Avenue North, Birmingham, Alabama 35203 to arrange a time for inspection.

2022 Proxy Statement	109

QUESTIONS AND ANSWERS
How do I submit a shareholder proposal for Regions’ 2023 Annual Meeting of Shareholders?

The table below summarizes the requirements for shareholders who wish to submit proposals, including Director nominations, for next year’s annual meeting. Each of the following descriptions are summaries and are qualified in their entirety by reference to SEC Rule 14a-8 and our By-Laws. Shareholders are encouraged to consult SEC Rule 14a-8 or our By-Laws, as applicable, to see all necessary requirements.

	Proposals for inclusion in Regions’ 2023 Proxy Statement	Director nominees for inclusion in Regions’ 2023 Proxy Statement (proxy access)	Other proposals/nominees outside of SEC Rule 14a-8 to be presented at the 2023 annual meeting (advance notice)
Type of Proposal	SEC rules permit shareholders to submit proposals for inclusion in our proxy statement by satisfying the requirements specified in SEC Rule 14a-8.
A shareholder (or a group of up to 20 shareholders) owning at least 3% of Regions stock for at least 3 years may submit Director nominees† for inclusion in our proxy statement by satisfying the requirements specified in Article II, Section 8 of our By-Laws.*

Shareholders may present proposals or Director nominees directly at the annual meeting (and not for inclusion in our proxy statement) by satisfying the requirements specified in Article II, Section 7 of our By-Laws.*

When proposal must be received by Regions	No later than the close of business on November 4, 2022	Between October 5, 2022 and November 4, 2022	Between November 4, 2022 and December 4, 2022
What to include	The information required by SEC Rule 14a-8. As the rules of the SEC make clear, however, simply submitting a proposal does not guarantee its inclusion.	The information required by our By-Laws.*	The information required by our By-Laws.*
Where to send	Regions Financial Corporation 1900 Fifth Avenue North Birmingham, Alabama 35203 Attention: Corporate Secretary
† Note that proxy access may only be used to nominate up to the greater of (i) two nominees or (ii) 20% of the total number of Directors.
* Our By-Laws are available on Regions’ website at ir.regions.com/governance.
The deadline for providing notice of a solicitation of proxies in support of director nominees other than our nominees at the 2023 Annual Meeting of Shareholders is February 19, 2023.
How do I recommend a candidate for directorship to be considered by the NCG Committee?

The NCG Committee considers recommendations for directorship submitted by shareholders and other parties outside of our By-Laws. Recommendations for directorships may be submitted to the NCG Committee at any time by sending the candidate’s information to our Corporate Secretary at the below address. You should provide as much relevant information about the candidate as possible. Refer to the subsection What skills and characteristics are currently represented on the Board? in Proposal 1 — Election of Directors to see the personal attributes that each nominee must possess, as well as the skills and diversity attributes considered by the NCG Committee and Board when selecting nominees.
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
Attention: Corporate Secretary

How do I have my dividend check automatically deposited into my bank account?

If you are a shareholder of record and do not participate in the dividend reinvestment plan, we encourage you to sign up for direct deposit of your dividend check rather than receiving a paper check. You can do so by logging into your Computershare account through their website at www.computershare.com/investor and updating your “payment method” under your profile. Doing so will reduce the Company’s quarterly printing and mailing expenses and reduce our paper usage. For additional information, please contact Computershare at 1-800-524-2879.

110	2022 Proxy Statement

QUESTIONS AND ANSWERS
Forward-looking statements

This proxy statement, other reports filed by the Company under the Exchange Act, and any other written or oral statements made by us or on our behalf to analysts, investors, the media, and others, may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future, they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements.
You should not place undue reliance on any forward-looking statements, which are only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information, or otherwise, except as may be required by law.
See also the reports filed with the SEC, including the discussions under the “Forward-Looking Statements” and “Risk Factors” sections of Regions’ Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC and available on its website at sec.gov, as well as at ir.regions.com and proxyvote.com.
Trademark information

Regions®, the Regions logo, Regions360®, and the LifeGreen bike are registered trademarks of Regions Bank. The LifeGreen color is a trademark of Regions Bank. Other words or symbols in this proxy statement that identify other parties’ goods or services may be trademarks or service marks of those other parties.
Information not incorporated into this Proxy Statement

Information contained on or accessible through our website at regions.com or doingmoretoday.com is not and shall not be deemed to be a part of this proxy statement by reference or otherwise incorporated into any other filings we make with the SEC, except to the extent we specifically incorporate such information by reference.

2022 Proxy Statement	111

QUESTIONS AND ANSWERS

APPENDIX A
GAAP TO NON-GAAP AND OTHER RECONCILIATIONS

The tables below present computations of earnings and certain other financial measures, which exclude certain items that are included in the financial results presented in accordance with GAAP. These non-GAAP financial measures include adjusted net income for incentive purposes (non-GAAP), adjusted pre-tax pre-provision income (non-GAAP), adjusted non-interest expense (non-GAAP), adjusted non-interest income (non-GAAP), adjusted total revenue (non-GAAP), the adjusted operating leverage ratio (non-GAAP), the adjusted efficiency ratio (non-GAAP), and ROATCE (non-GAAP). The adjustments made to arrive at adjusted net income for incentive purposes (non-GAAP) are included in financial results presented in accordance with GAAP and represent the amounts recognized in the financial results but not included in the 2021 target.
Regions believes that excluding certain items provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance because management does not consider the activities related to the adjustments to be indications of ongoing operations. These non-GAAP financial measures are also used by management and the CHR Committee to assess the performance of Regions’ business. Regions believes that presenting these non-GAAP financial measures will permit stakeholders to assess the performance of the Company on the same basis as that applied by management and the Board. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations.
Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes these selected items does not represent the amount that effectively accrues directly to shareholders. Because analysts and banking regulators may assess Regions based on these measures, management believes that it is useful to provide investors the ability to assess Regions on these same bases.
Adjusted Net Income for Incentive Purposes (Non-GAAP)

(Unaudited) ($ amounts in millions)	Year Ended December 31, 2021
Income before taxes (GAAP)	$3,215
Adjustments:
Replace provision for (benefit from) credit losses with net charge-offs(1)	(728)
Branch consolidation, property and equipment charges	5
Salary and employee benefits - severance charges	5
Loss on early extinguishment of debt	20
Contribution to the Regions Foundation	3
Professional, legal and regulatory expenses	15
Valuation gain on equity investment	(3)
Bank-owned life insurance	(18)
Securities losses	(3)
Leveraged lease termination gains	(2)
Adjusted income before tax for incentive purposes (non-GAAP)	2,509
Income tax for adjusted net income for incentive purposes (non-GAAP)(2)	627
Adjusted net income for incentive compensation purposes (non-GAAP)	$1,882
___________
(1)    In the calculation of net income for incentive purposes, net charge-offs of $204 million were utilized compared to the provision benefit of $524 million recognized in the twelve months ended December 31, 2021.
(2)     Calculated by applying the Company’s effective tax rate of 25% to adjusted income before tax for incentive purposes (non-GAAP).

1	2022 Proxy Statement

Pre-tax Pre-Provision Income (Non-GAAP)

(Unaudited) ($ amounts in millions)	Year Ended December 31, 2021
Net income available to common shareholders (GAAP)	$2,400
Preferred dividends and other (GAAP) (1)	121
Income tax expense (GAAP)	694
Income before income taxes (GAAP)	3,215
Provision for (benefit from) credit losses (GAAP)	(524)
Pre-tax pre-provision income (non-GAAP)	2,691
Other adjustments:
Branch consolidation, property and equipment charges	5
Salary and employee benefits - severance charges	6
Loss on early extinguishment of debt	20
Contribution to the Regions Foundation	3
Professional, legal and regulatory expenses	15
Valuation gain on equity investment	(3)
Bank-owned life insurance	(18)
Securities losses	(3)
Leveraged lease termination gains	(2)
Total other adjustments	23
Adjusted pre-tax pre-provision income (non-GAAP)	$2,714
____
(1)     Amount includes $13 million of Series A preferred stock issuance costs, which reduced net income available to common shareholders when the shares were redeemed during the second quarter of 2021.

2022 Proxy Statement	A-2

APPENDIX A

Adjusted Efficiency and Operating Leverage Ratios (Non-GAAP)

($ amounts in millions)		Year Ended December 31
		2021	2020	2019	2018 (2)	2017 (2)

Non-interest expense (GAAP)	A	$3,747	$3,643	$3,489	$3,570	$3,491
Adjustments:
Contribution to the Regions Foundation		(3)	(10)	—	(60)	(40)
Branch consolidation, property and equipment charges		(5)	(31)	(25)	(11)	(22)
Expenses associated with residential mortgage loan sale		—	—	—	(4)	—
Salary and employee benefits—severance charges		(6)	(31)	(5)	(61)	(10)
Loss on early extinguishment of debt		(20)	(22)	(16)	—	—
Professional, legal and regulatory expenses		(15)	(7)	—	—	—
Acquisition Expenses		—	(1)	—	—	—
Adjusted non-interest expense (non-GAAP)	B	$3,698	$3,541	$3,443	$3,434	$3,419
Net interest income (GAAP)	C	$3,914	$3,894	$3,745	$3,735	$3,539
Taxable-equivalent adjustment (GAAP)		44	48	53	51	90
Net interest income, taxable-equivalent basis (GAAP)	D	$3,958	$3,942	$3,798	$3,786	$3,629
Non-interest income (GAAP)	E	$2,524	$2,393	$2,116	$2,019	$1,962
Adjustments:
Securities (gains) losses, net		(3)	(4)	28	(1)	(19)
Leveraged lease termination gains		(2)	(2)	(1)	(8)	(1)
Gain on equity investment (1)		(3)	(50)	—	—	—
Bank-owned life insurance		(18)	(25)	—	—	—
Adjusted non-interest income (non-GAAP)	F	$2,498	$2,312	$2,135	$2,010	$1,937
Total revenue (GAAP)	C+E=G	$6,438	$6,287	$5,861	$5,754	$5,501
Adjusted total revenue (non-GAAP)	C+F=H	$6,412	$6,206	$5,880	$5,745	$5,482
Total revenue, taxable-equivalent basis (GAAP)	D+E=I	$6,482	$6,335	$5,914	$5,805	$5,591
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$6,456	$6,254	$5,933	$5,796	$5,572
Efficiency ratio (GAAP)	A/I	57.8%	57.5%	59.0%	61.5%	62.4%
Adjusted efficiency Ratio (non-GAAP)	B/J	57.3%	56.6%	58.0%	59.3%	61.4%
Operating leverage ratio (GAAP)	I-A	(0.6)%
Adjusted operating leverage ratio (non-GAAP)	J-B	(1.2)%
_____
(1) The 2021 amount is a gain on the sale of an equity investment, whereas the 2020 amount is a valuation gain on the investment that was sold in the first quarter 2021.
(2) The 2017 and 2018 ratios were calculated on a continuing operations basis.

Return on Average Tangible Common Shareholders’ Equity (Non-GAAP)

		Year Ended December 31
($ amounts in millions)		2021	2020	2019	2018 (1)	2017 (1)
Net income available to common shareholders-Continuing Operations (GAAP)	A	$2,400	$991	$1,503	$1,504	$1,177
Average shareholders' equity (GAAP)		18,201	17,382	16,082	15,381	16,665
Less:
Average intangible assets (GAAP)		5,435	5,239	4,943	5,010	5,103
Average deferred tax liability related to intangibles (GAAP)		(99)	(99)	(94)	(97)	(148)
Average preferred stock (GAAP)		1,658	1,509	1,151	820	820
Average tangible common shareholders' equity (non-GAAP)	B	$11,207	$10,733	$10,082	$9,648	$10,890
Return on average tangible common shareholders' equity (ROATCE) (non-GAAP)	A/B	21.42%	9.23%	14.91%	15.59%	10.80%
_____
(1) The 2017 and 2018 ratios were calculated on a continuing operations basis.

A-3	2022 Proxy Statement

APPENDIX A

2022 Proxy Statement	A-4

REGIONS

REGIONS FINANCIAL CORPORATION
ATTN: INVESTOR RELATIONS
1900 5TH AVENUE NORTH
BIRMINGHAM, AL 35203

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 19, 2022 for shares held directly and by 11:59 P.M. Eastern Time on April 17, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RF2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 19, 2022 for shares held directly and by 11:59 P.M. Eastern Time on April 17, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D67330-P66258

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

REGIONS FINANCIAL CORPORATION

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal:

Election of Directors

Proposal 1. Election of Director Nominees:	For	Against	Abstain
1a. Samuel A. Di Piazza, Jr.	☐	☐	☐
1b. Zhanna Golodryga	☐	☐	☐
1c. John D. Johns	☐	☐	☐
1d. Joia M. Johnson	☐	☐	☐
1e. Ruth Ann Marshall	☐	☐	☐
1f. Charles D. McCrary	☐	☐	☐
1g. James T. Prokopanko	☐	☐	☐
1h. Lee J. Styslinger III	☐	☐	☐
1i. José S. Suquet	☐	☐	☐
1j. John M. Turner, Jr.	☐	☐	☐
1k. Timothy Vines	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
Proposal 2. Ratification of Appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2022.	☐	☐	☐
Proposal 3. Advisory Vote on Executive Compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

REGIONS FINANCIAL CORPORATION

Annual Meeting of Shareholders
April 20, 2022
9:00 A.M. Central Time
www.virtualshareholdermeeting.com/RF2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K, and CEO's Letter are available at www.proxyvote.com.

D67331-P66258

PROXY CARD

REGIONS FINANCIAL CORPORATION

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Tara A. Plimpton and Andrew S. Nix, and each of them, as proxies with full power of substitution, to vote all of the shares of common stock of Regions Financial Corporation held of record by the undersigned at the Annual Meeting of Shareholders to be held on Wednesday, April 20, 2022, and at any adjournments or postponements thereof. **This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return this proxy but do not give any directions, then the proxy will vote FOR Proposal 1, Election of all Director Nominees; FOR Proposal 2, Ratification of Appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2022; and FOR Proposal 3, Advisory Vote on Executive Compensation.** The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors, if any nominee named herein becomes unable or unwilling to serve, and (ii) on any other matter that may properly come before the meeting.

(Continued and to be signed on reverse side)